Appendix Q

INDEPENDENT AUDITORS’ REPORT

English Translation of a Report Originally Issued in Korean

To the Shareholder and the Board of Directors of

Woori Bank

We have audited the accompanying separate financial statements of Woori Bank (the “Bank”). The financial statements consist of the separate statements of financial position as of December 31, 2013 and December 31, 2012 and January 1, 2012, respectively, and the related separate statements of comprehensive income, changes in equity and cash flows, all expressed in Korean won, for the years ended December 31, 2013 and 2012, respectively. The Bank’s management is responsible for the preparation and fair presentation of the separate financial statements and our responsibility is to express an opinion on these separate financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2013 and December 31, 2012 and January 1, 2012, respectively, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, respectively, in conformity with Korean International Financial Reporting Standards (“K-IFRS”).

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying separate financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying separate financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As the other matter that does not have any impact on our audit opinion, as described in Note 2, the Bank applied the new accounting standards, which have been adopted for 2013, including K-IFRS 1019 – “Employee Benefits”, retrospectively, and therefore the accompanying comparative separate financial statements were restated, accordingly.

March 3, 2014

Notice to Readers

This report is effective as of March 3, 2014, the auditors’ report date. Certain subsequent events or circumstances may have occurred between this auditors’ report date and the time the report is read. Such events or circumstances could significantly affect the accompanying separate financial statements and may result in modifications to the auditors’ report.

WOORI BANK

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND 2012 AND JANUARY 1, 2012

	Korean Won
	December 31, 2013	December 31, 2012	January 1, 2012
	(In millions)
ASSETS
Cash and cash equivalents (Note 6)	4,694,201	4,135,353	5,339,419
Financial assets at fair value through profit or loss (Notes 7, 11 and 19)	3,353,936	9,920,630	11,369,904
Available-for-sale financial assets (Notes 8, 11 and 19)	16,499,175	14,003,535	14,166,153
Held-to-maturity financial assets (Notes 9, 11 and 19)	12,016,870	14,306,766	15,299,225
Loans and receivables (Notes 10, 11, 19 and 45)	201,836,689	195,075,985	186,797,530
Investments in subsidiaries and associates (Note 13)	2,109,453	1,938,813	1,686,365
Investment properties (Note 14)	333,693	340,825	344,325
Premises and equipment, net (Note 15)	2,353,831	2,368,086	2,326,923
Intangible assets, net (Note 16)	69,994	102,119	140,816
Other assets (Note 17)	151,636	163,388	192,207
Current income tax assets (Note 42)	134,691	—	—
Deferred tax assets (Note 42)	—	43,599	—
Derivative assets (Notes 11 and 26)	131,410	267,470	326,414
Assets held-for-sale (Note 18)	587	1,239	2,258

Total assets	243,686,166	242,667,808	237,991,539

LIABILITIES
Financial liabilities at fair value through profit or loss (Notes 11 and 20)	2,630,421	3,468,445	3,501,355
Deposits due to customers (Notes 11, 21 and 45)	169,870,194	164,468,304	160,539,081
Borrowings (Notes 11, 22 and 45)	16,711,669	16,807,711	18,502,414
Debentures (Notes 11 and 22)	16,035,967	17,778,172	19,711,307
Provisions (Note 23)	641,459	605,152	606,484
Retirement benefit obligation (Note 24)	36,577	63,124	19,711
Current tax liabilities (Note 42)	8,552	135,953	205,807
Other financial liabilities (Notes 11 and 25)	19,162,494	20,464,031	16,229,074
Other liabilities (Note 25)	297,895	367,370	420,914
Deferred tax liabilities (Note 42)	35,108	—	124,199
Derivative liabilities (Notes 11 and 26)	1,785	15,498	12,885

Total liabilities	225,432,121	224,173,760	219,873,231

(Continued)

WOORI BANK

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND 2012 AND JANUARY 1, 2012 (CONTINUED)

	Korean Won
	December 31, 2013	December 31, 2012	January 1, 2012
	(In millions)
EQUITY
Capital stock (Note 28)	2,983,452	3,829,783	3,829,783
Hybrid equity securities (Note 28)	2,380,797	1,681,807	1,681,807
Capital surplus (Note 28)	732,538	809,883	811,551
Other equity (Note 29)	143,825	132,250	548,719
Retained earnings (Note 30)
(Regulatory reserve for credit loss as of December 31, 2013, December 31, 2012 and January 1, 2012 is ￦1,297,123 million, ￦1,127,236 million and nil, respectively.
Unreserved regulatory reserve for credit loss as of December 31, 2013, December 31, 2012, and January 1, 2012 is nil, respectively.

Regulatory reserve for credit loss to be reversed (reserved) as of December 31, 2013, December 31, 2012 and January 1, 2012 is ￦103,730 million, ￦(-)169,887 million and ￦(-)1,127,236 million, respectively

Planned reversal (provision) of regulatory reserve for credit loss as of December 31, 2013, December 31, 2012 and January 1, 2012 is ￦103,730 million, ￦(-)169,887 million and ￦(-) 1,127,236 million, respectively)

(Note 31)	12,013,433	12,040,325	11,246,448

Total equity	18,254,045	18,494,048	18,118,308

Total liabilities and equity	243,686,166	242,667,808	237,991,539

See accompanying notes to separate financial statements.

WOORI BANK

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean Won
	2013	2012
	(In millions, except for income per share amount)
OPERATING INCOME:
Net interest income (Notes 33 and 45):
Interest income	8,783,349	10,145,557
Interest expense	4,592,873	5,608,660

	4,190,476	4,536,897

Net fees and commissions income (Notes 34 and 45):
Fees and commissions income	935,893	970,935
Fees and commissions expense	146,012	139,815

	789,881	831,120

Dividend income (Notes 35 and 45)	83,202	144,868

Gain (loss) on financial instruments at fair value through profit or loss (Note 36)	148,476	(355,341)

Gain (loss) on available-for-sale financial assets (Note 37)	(61,525)	558,441

Impairment losses for loans, other receivables, guarantees and unused commitments (Notes 39 and 45)	(2,084,365)	(1,677,031)

General and administrative expenses (Note 40):	(2,551,622)	(2,466,300)

Net other operating income (expenses) (Notes 40 and 45)	(169,600)	(210,396)

	344,923	1,362,258

NON-OPERATING INCOME (Note 41)	93,627	31,051

NET INCOME BEFORE INCOME TAX EXPENSE	438,550	1,393,309

INCOME TAX EXPENSE (Note 42)	73,693	254,591

INCOME FROM CONTINUING OPERATIONS	364,857	1,138,718

INCOME FROM DISCONTINUED OPERATIONS (Note 46)	29,476	253,056

NET INCOME (Note 31)
(Net income after the provision (reversal) of regulatory reserve for credit loss for the years ended December 31, 2013 and 2012 are ￦498,063 million and ￦1,221,887 million, respectively) (Note 31)	394,333	1,391,774

(Continued)

WOORI BANK

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (CONTINUED)

	Korean Won
	2013	2012
	(In millions, except for income per share amount)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Items that are not to be reclassified as profit or loss Re-measurement factor on defined benefit plans	6,671	(48,826)
Items that are reclassified as profit or loss Gain (loss) on valuation of available-for-sale financial assets	15,040	(346,677)
Loss on overseas operations translation	(10,136)	(20,966)

	11,575	(416,469)

TOTAL COMPREHENSIVE INCOME	405,908	975,305

NET INCOME PER SHARE:
(In Korean Won) (Note 43)

Continuing operation and discontinued operation
Basic earnings per common share	423	1,745
Diluted earnings per common share	405	1,659

Continuing operation
Basic earnings per common share	374	1,382
Diluted earnings per common share	358	1,329

See accompanying notes to separate financial statements.

WOORI BANK

SEPARATE STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND DECEMBER 31, 2012

				Other equity
	Capital stock	Hybrid equity securities	Capital surplus	Gain (loss) on valuation of available-for-sale financial assets	Gain (loss) on overseas business translation and others	Re-measurement component of defined benefit plans	Retained earnings	Total
January 1, 2012	3,829,783	1,681,807	811,551	558,615	3,524	—	11,233,028	18,118,308
Effect of change in accounting policy	—	—	—	—	—	(13,420)	13,420	—
January 1, 2012 (Restated)	3,829,783	1,681,807	811,551	558,615	3,524	(13,420)	11,246,448	18,118,308
Dividends	—	—	—	—	—	—	(600,075)	(600,075)
Net income	—	—	—	—	—	—	1,391,774	1,391,774
Valuation of available-for-sale financial assets	—	—	—	(346,677)	—	—	—	(346,677)
Translation of overseas business	—	—	—	—	(20,966)	—	—	(20,966)
Actuarial losses	—	—	—	—	—	(48,826)	—	(48,826)
Other	—	—	(1,668)	—	—	—	2,178	510

Balance as of December 31, 2012	3,829,783	1,681,807	809,883	211,938	(17,442)	(62,246)	12,040,325	18,494,048

January 1, 2013	3,829,783	1,681,807	809,883	211,938	(17,442)	(62,246)	12,040,325	18,494,048
Dividends	—	—	—	—	—	—	(309,478)	(309,478)
Net income	—	—	—	—	—	—	394,333	394,333
Valuation of available-for-sale financial assets	—	—	—	29,837	—	—	—	29,837
Translation of overseas business	—	—	—	—	(10,136)	—	—	(10,136)
Actuarial gain	—	—	—	—	—	6,451	—	6,451
Issuance of hybrid equity securities	—	698,990	—	—	—	—	—	698,990
Credit card division spin-off	(846,331)	—	(77,345)	(14,797)	—	220	(111,747)	(1,050,000)

Balance as of December 31, 2013	2,983,452	2,380,797	732,538	226,978	(27,578)	(55,575)	12,013,433	18,254,045

See accompanying notes to separate financial statements.

WOORI BANK

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean Won
	2013	2012
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	394,333	1,391,774
Adjustment to net income:
Interest income	(9,005359)	(11,122,483)
Interest expense	4,623,525	5,725,540
Dividend income	(126,549)	(178,661)
Income tax expense	83,104	335,382

	(4,425,279)	(5,240,222)

Additions of expenses not involving cash outflows:
Loss on available-for-sale financial assets	60,498	—
Impairment loss for loans, other receivables, guarantees and unused commitments	2,111,180	1,826,076
Retirement benefits	108,612	87,748
Loss on derivatives for hedging	119,776	49,956
Loss on fair value hedged items	13,505	43,817
Loss on investment in subsidiaries and associates	6,926	3,522
Loss on disposal of premises and equipment, intangible assets and investment properties	621	338
Depreciation and amortization of premises and equipment, intangible assets and investment properties	128,376	127,057
Impairment loss on premises and equipment, intangible assets and investment properties	943	1,707
Loss on other provisions	31,555	27,634

	2,581,992	2,167,855

Deductions of revenues not involving cash inflows:
Gain on available-for-sale financial assets	—	562,555
Gain on derivatives for hedging	11,487	39,232
Gain on fair value hedged items	127,558	43,879
Loss on disposal of investment in subsidiaries and associates	24,529	—
Gain on disposal of premises and equipment, intangible assets and investment properties	8,319	1,408
Reversal of impairment loss on premises and equipment, intangible assets and other assets	46	277
Gain on other provisions	100	3,141

	172,039	650,492

(Continued)

WOORI BANK

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (CONTINUED)

	Korean Won
	2013	2012
	(In millions)
Changes in operating assets and liabilities:
Financial instruments at fair value through profit or loss	5,728,669	1,416,364
Loans and receivables	(12,586,837)	(9,636,123)
Other assets	9,113	27,215
Deposits due to customers	5,392,373	3,926,445
Provisions	(136,272)	(149,368)
Other financial liabilities	(688,136)	4,347,373
Other liabilities	12,665	(18,723)

	(2,268,425)	(86,817)

Interest income received	9,017,350	11,195,208
Interest expense paid	(4,921,949)	(5,765,854)
Dividend received	126,548	178,660
Income taxes paid	(299,178)	(439,562)

Net cash provided by operating activities	33,353	2,750,550

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash in-flows from investing activities:
Disposal of available-for-sale financial assets	20,527,927	17,398,231
Repayment of held-to-maturity financial assets	5,605,298	9,736,194
Disposal of investments in subsidiaries and associates	72,094	16,334
Disposal of premises and equipment	12,542	7,463
Disposal of intangible assets	3,233	332
Disposal of assets held-for-sale	7,258	1,725
Increase in hedging derivative contract	2,830	—

	26,231,182	27,160,279

Cash out-flows from investing activities:
Acquisition of available-for-sale financial assets	22,900,522	17,366,801
Acquisition of held-to-maturity financial assets	3,476,356	9,024,781
Acquisition of investments in subsidiaries and associates	171,118	197,014
Acquisition of premises and equipment	71,778	125,054
Acquisition of intangible assets	17,953	6,922
Decrease in hedging derivative contract	3,467	1,936
Cash out-flows from credit card division spin-off	375,175	—

	27,016,369	26,722,508

Net cash provided by (used in) investing activities	(785,187)	437,771

(Continued)

WOORI BANK

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 (CONTINUED)

	Korean Won
	2013	2012
	(In millions)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash in-flows from financing activities:
Increase in borrowings	4,708,252	3,859,061
Issuance of debentures	6,024,668	5,390,611
Issuance of hybrid equity securities	698,990	—

	11,431,910	9,368,260

Cash out-flows from financing activities:
Repayment of borrowings	4,804,623	5,554,651
Repayment of debentures	4,929,664	7,330,977
Dividends paid	304,428	609,251

	10,038,715	13,494,879

Net cash provided by (used in) financing activities	1,393,195	(4,245,207)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(82,513)	(147,180)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	558,848	(1,204,066)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR (Note 6)	4,135,353	5,339,419

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Note 6)	4,694,201	4,135,353

See accompanying notes to separate financial statements.

WOORI BANK AND SUBSIDIARIES

NOTES TO SEPARATE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1.	GENERAL

(1)	Woori Bank

Woori Bank (hereafter referred to as the “Bank” or the “Company”) was established in 1899 and is engaged in the commercial banking business under the Banking Law, trust business under the Financial Investment Services and Capital Market Act and foreign exchange business.

On March 27, 2001, Korea Deposit Insurance Corporation (“KDIC”) established Woori Finance Holdings Co., Ltd. (“WFH”). The Bank is a wholly owned subsidiary of WFH as of December 31, 2013. The Bank’s common stock amount, expressed in Korean Won (the “KRW” or “￦”), to ￦2,983,452 million, and the Bank’s common shares issued and outstanding as of December 31, 2013 are 597 million shares. The head office of the Bank is located in Seoul, Korea. The Bank has 989 branches and offices in Korea, and 17 branches and offices in overseas.

2.	SUMMARY OF SIGNIFICANT BASIS OF PREPARATION AND ACCOUNTING POLICIES

The Bank has adopted K-IFRS from the fiscal year beginning on January 1, 2011 and the accompanying separate financial statements are prepared on Korean International Financial Reporting Standards (“K-IFRS”).

The separate financial statements have been prepared on a stand-alone basis in accordance with K-IFRS 1027 ‘Separate Financial Statements’.

Separate financial statements are those presented by a parent (i.e. an investor with control of a subsidiary) or an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost or fair value in accordance with K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement.’

Major accounting policies used for the preparation of the separate financial statements are stated below. These accounting policies except for the impact from the introduction of the enactments or amendments stated below have been applied consistently to the separate financial statements for the current period and accompanying comparative period.

The Bank’s separate financial statements have been prepared based on the historical cost method except for specific non-current assets and certain financial assets or liabilities reported at fair value.

The separate financial statements were approved by the board of directors on February 28, 2014.

(1)	The Bank has newly adopted the following new standards and interpretations that made changes in accounting policies.

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’

The amendments of K-IFRS 1001 relate to the separate presentation of other comprehensive income items that would not be reclassified as net income subsequently or would be reclassified as net income under specific circumstances. The amendments have effect on the presentation of separate financial statements and no effects on the financial position and financial performance. The Bank applied the amendments retrospectively and restated the comparative separate financial statements.

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments to K-IFRS 1019 relate to the elimination of the ‘corridor approach’ permitted under the previous version of K-IFRS 1019. Accordingly, the actuarial gains or losses are recognized in other comprehensive income immediately. The amendments replace the expected return on plan assets with a net interest cost based on the net defined benefit asset or liability. The expected return on plan assets is included in the net interest on the net defined benefit liability (asset). The past service costs incurred under changes of plans are recognized at the earlier of the dates when the plan amendment or curtailment occurs and when the entity recognizes related restructuring costs or termination benefits.

The Bank applied the amendments retrospectively and restated the comparative separate financial statements. As a result, other equity decreased by ￦13,420 million and ￦62,246 million, respectively, and retained earnings increased by ￦13,420 million and ￦62,246 million, respectively, in the separate statements of financial position as of December 31, 2012 and January 1, 2012. Net income increased by ￦48,826 million and other comprehensive income decreased by ￦48,826 million Won in the comparative separate statement of comprehensive income for the year ended December 31, 2012.

Amendments to K-IFRS 1107 ‘Financial Instruments: Disclosures’

The amendments to K-IFRS 1107 are mainly focusing on presentation of the offset between financial assets and financial liabilities. Irrespective of whether they meet the offset requirement of financial assets and financial liabilities in accordance with K-IFRS 1032, the amendments to K-IFRS 1107 require to disclose offsetting agreements and related information which are legally enforced by master netting agreements or similar agreements. The Bank does not hold the offset financial instruments in accordance with K-IFRS 1032 and does not have a master netting arrangement or similar agreements, therefore the amendments have no significant effect on the Bank’s separate financial statements.

Enactment of K-IFRS 1110 ‘Consolidated Financial Statements’

K-IFRS 1110 replaces the requirements and guidance in K-IFRS 1027 and K-IFRS 2012 relating to the consolidated financial statements.

K-IFRS 1110 uses the concept of ‘control’ as the determining factor in assessing whether an investee is a subsidiary. Under K-IFRS 1110, an investor controls an investee when the investor is exposed, or has right, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Extensive application guidance is provided to assist in the determination as to whether an investor has power over an investee in complex scenarios.

In accordance with transitional provision of K-IFRS 1110, the financial statements for earlier comparative periods are restated, to ensure conformity with the conclusion of K-IFRS 1110, unless it is impracticable to do so. At the date of initial application, a reporting entity that has no change in consolidation is not required to make adjustments to the previous accounting policy.

After reviewing the changes in scope of consolidation resulted from the adoption of K-IFRS 1110, the Bank determined that Principal Guaranteed Trusts and five structured entities including Deogi Dream Fourth Co., Ltd., are included in the scope of consolidation. As the Bank is a trustee of Principal Guaranteed Trust, trustee holds power, and when entrusted property does not reach its principal, it is exposed to the significant variable returns to losses. Since it has the ability to influence such benefit, it satisfies the definition of in K-IFRS 1110, and the five structured entities are under the case in which the Bank directly provides credit due to the lack of securitization of non-performing assets. As a provider of credit-related activities, it holds power and is exposed to significant variable returns. Since it has influence over the benefits, it is verified to satisfy the definition of control in K-IFRS 1110. In addition, we concluded that due to the adoption of K-IFRS 1110, Golden Bridge Sidus FNH Video and two other structured entities, which originally consolidated through the original standard K-IFRS 2012 ‘Consolidation: Special Purpose Entities’ has been excluded from the scope of consolidation. Since the Bank does not have power in regarding three structured entities including Golden Bride Sidus FNH Video and, it has been verified that it does not meet the definition of control in K-IFRS 1110.

1)	Newly consolidated entities in adoption of K-IFRS 1110 are as follows.

Company	Location	Main business	Percentage of ownership (%)
Woori Bank Principal Guaranteed Trust	Korea	Trust	—
Deogi Dream Fourth Co., Ltd.	Korea	Asset Securitization	—
Guam Emerald LLC.	Korea	Asset Securitization	—
Jeonju iwant LLC.	Korea	Asset Securitization	—
Wonju iwant LLC.	Korea	Asset Securitization	—
Heights 3rd Co., Ltd.	Korea	Asset Securitization	—

2)	Deconsolidated entities in adoption of K-IFRS 1110 are as follows.

Company	Location	Main business	Percentage of ownership (%)
Golden Bridge Sidus FNH Video	Korea	Securities investment	58.8
Golden Bridge NHN Online Private Equity Investment	Korea	Securities investment	60.0
Woori CS Ocean Bridge 7th	Korea	Securities investment	61.1

Enactment of K-IFRS 1111 ‘Joint Arrangement’

K-IFRS 1111 classifies joint arrangements of which two or more parties have joint control into two types, joint operations and joint ventures depending on the rights and obligations of the parties to the arrangements. A joint operation is a joint arrangement whereby the parties have rights to the joint assets, and obligations for the joint liabilities. A joint venture is a joint arrangement whereby the parties have rights to the net assets of the arrangement. In case of joint operation, joint operator accounts for its share of the joint assets, liabilities, revenues, and expenses. In case of joint venture, joint venture account for its investment using equity method. The adoption of enactment has no effect on the Bank’s separate financial statements.

Enactment of K-IFRS 1113 ‘Fair Value Measurement’

The enactment of K-IFRS 1113 establishes a single source of guidance for fair value measurements and disclosures about fair value measurements. K-IFRS 1113 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When measuring fair value, an entity uses the assumptions that market participants would use when pricing the asset or liability under current market conditions. The standard explains that a fair value measurement requires an entity to determine the following the particular asset or liability being measured, the market in which an orderly transaction would take place for the asset or liability, the appropriate valuation technique(s) used when measuring fair value. The standard requires extensive disclosures related to fair value measurement. The adoption of the enactment has no significant effect on the Bank’s separate financial statements.

(2)	The Bank has not applied the following K-IFRSs that have been issued but are not yet effective:

Amendments to K-IFRS 1032 ‘Financial Instruments: Presentation’

The amendments to K-IFRS 1032 clarify the requirement for the offset presentation of financial assets and financial liabilities. The right to offset is unconditional to future events and can be exercised always during the contract periods. The right to offset is executable even in the case of default or insolvency. The amendments to K-IFRS 1032 are effective for the annual periods beginning on or after January 1, 2014.

Amendments to K-IFRS 1039 ’Recognition and Measurement’

The amendments are mainly focused on permission of continuous use of risk aversion accounting when the Bank replaces derivatives contractor from original contractor to central counter party or firm roles as opposite contractor for liquidation effect with central counter party, as new law or regulation introduced. The amendments to K-IFRS 1032 are effective for the annual periods beginning on or after January 1, 2014.

Amendments to K-IFRS 1110, 1112 and 1027 ‘Investment Entities’

The amendments introduce an exception to the principle under K-IFRS 1110 that all subsidiaries shall be consolidated and require a reporting entity that meets the definition of an investment entity not to consolidate its subsidiaries but instead to measure its subsidiaries at fair value through profit or loss in its consolidated and separate financial statements. In addition, consequential amendments have been made to K-IFRS 1112, ‘Equity Disclosure of the Other Party’ and K-IFRS 1027, ‘Separate Financial Statements’ to introduce new disclosure requirements for investment entities. The investment entities amendments are effective for annual periods beginning on or after January 1, 2014.

Enactment of K-IFRS 2121 ‘Levies’

K-IFRS 2121 defines a levy as a payment to a government for which an entity receives no specific goods or services. The interpretation requires that a liability is recognized when the obligating event occurs. The obligating event is the activity that triggers payment of the levy and is typically specified in the legislation that imposes the levy. The interpretation is effective for annual periods beginning on or after January 1, 2014.

The list above does not include some other amendments such as the Amendments to K-IFRS 1036 relating to recoverable amount disclosures for non-financial assets that are effective from January 1, 2014 with earlier application permitted.

The Bank is in the process of evaluating the impact on the financial statements upon the application of new and revised K-IFRSs that have been issued but are not yet effective.

(3)	Others

1)	Change in presentation of employee benefits in general and administrative expenses

Certain fringe benefits, which were considered as short term employee benefits and previously included in other general and administrative expenses, are separately presented as an item of salaries in general and administrative expenses. The impact from the reclassification is incorporated in the comparative other general and administrative expenses. Such changes in presentation of employee benefits have no effect on the net assets and net income of the Bank.

The changes in presentation of separate financial statements for the year ended December 31, 2012, are as follows (Unit: Korean Won in millions):

	Reported	Adjustments	Restated (*)
Employee benefits	1,198,681	248,269	1,446,950
Depreciation and amortization	123,623	—	123,623
Other general and administrative expenses	1,280,849	(248,269)	1,032,580

	2,603,153	—	2,603,153

(*)	The effects of the application of K-IFRS 1019 ‘Employee Benefits’ are not included but profit and loss from discontinued operations is included above.

2)	Net income for financial assets and financial liabilities designated at ‘fair value through profit or loss’ (“FVTPL”)

The Bank has reclassified ￦329,005 million from financial liabilities held for trading (equity derivative liabilities) to financial liabilities designated at FVTPL (equity compound financial instruments) that are shown in Note 20 in order to facilitate the comparison between financial statements. As a result of the reclassification, loss from financial liabilities designated at FVTPL (compound financial instruments) increased by ￦34,991 million and loss from financial liabilities held for trading (loss from equity derivatives) decreased by ￦34,991 million for the year ended December 31, 2012, that is shown in Note 36. The reclassification has no impact on the net assets and net income of the Bank as of December 31, 2012 and for the year ended in December 31, 2012.

(4)	Accounting for foreign currencies translations

1)	Functional currency and presentation currency

The individual financial statements of each entity are presented in the currency of the primary economic environment in which the entity operates (“functional currency”). The separate financial statements are expressed in Korean Won.

2)	Translation of foreign currencies transactions and balances at the end of reporting period

In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Exchange differences on monetary items that qualify as hedging instruments in a cash flow hedge and form part of the Bank’s net investment in a foreign operation are recognized in equity.

The Bank is recognizing amortization cost and exchange rate variation effect as gains and losses of current period and variation on the fair value as other comprehensive gains and losses, respectively, both of which are effect of monetary securities of foreign currencies classified as available-for-sale financial instruments. And the Bank is recognizing the variation on fair value and exchange rate variation effect of non-monetary securities of foreign currencies classified as available-for-sale financial asset, as other comprehensive gains and losses.

3)	Foreign currencies translation

Financial position and operating results of the Bank are translated into the Bank’s reporting currency as follows:

Description
Statement of separate financial position	The assets and liabilities are translated at the exchange rate prevailing at the end of the reporting period. Equity is translated at exchange rate at the time of acquisition.

Statement of separate comprehensive income	The statement of separate comprehensive income is translated at the average exchange rates for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used.

(5)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(6)	Financial assets and financial liabilities

1)	Classification of financial assets

Financial assets are classified into the following categories depending on the nature and purpose of possession: financial assets at FVTPL, loans and receivables, available-for-sale (“AFS”) financial assets, and held-to-maturity (“HTM”) investments.

a)	Financial assets at FVTPL

Financial assets are classified at FVTPL when the financial asset is either held for trading or designated at FVTPL. A financial asset is classified as held for trading if it meets one of the following criteria:

-	acquired or incurred principally to sell or repurchase during a short period of time

-	part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking or

-	a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument).

A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if:

-	such designation eliminates or significantly reduces a recognition or measurement inconsistency that would otherwise arise;

-	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Bank’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

-	it forms part of a contract containing one or more embedded derivatives, and, in accordance with K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’, permits the entire hybrid (combined) contract to be designated as at FVTPL.

b)	Loans and receivables

Non-derivative financial assets with fixed or determinable repayments that are not quoted in an active market are classified as loans and receivables, except those that are classified as AFS or as held-for-trading, or designated as at FVTPL.

c)	AFS financial assets

Non-derivatives financial assets that are either designated as AFS or are not classified as ‘financial assets at FVTPL’, ‘HTM investments’ or ‘loans and receivables.’ are classified as AFS.

d)	HTM financial assets

Non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Bank has the positive intent and ability to hold to maturity are classified as HTM financial assets.

2)	Classification of financial liabilities

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities measured at amortized cost.

a)	Financial liabilities at FVTPL

Financial liabilities are classified at FVTPL when the financial liabilities are either held for trading or designated as at FVTPL. A financial liability is classified as held for trading if it meets one of the following criteria:

-	acquired or incurred principally for the purpose of selling or repurchasing it in the near term

-	part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking or

-	a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument)

A financial liability other than a financial liability held for trading may be designated as at FVTPL upon initial recognition if:

-	such designation eliminates or significantly reduces a recognition or measurement inconsistency that would otherwise arise;

-	the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with the Bank’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or

-	it forms part of a contract containing one or more embedded derivatives, and K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’ permits the entire hybrid (combined) contract to be designated as at FVTPL.

b)	Financial liabilities measured at amortized costs

Financial liabilities that are not classified as at FVTPL are measured at amortized costs. Deposits and debt securities that are not designated as at FVTPL are classified as financial liabilities measured at amortized costs.

3)	Recognition and Measurement

Standard trading transaction of a financial asset is recognized at the date of transaction when the Bank becomes a party to the contractual provisions of the asset. All types of financial instruments, except financial assets/liabilities at FVTPL, are measured at fair value at initial recognition plus transaction costs that are directly attributable to the acquisition (issuance). Financial assets/liabilities at FVTPL are initially recognized at fair value and transaction costs directly attributable to the acquisition (issuance) are recognized in the separate statement of comprehensive income.

Financial assets/liabilities at FVTPL and AFS financial assets are subsequently measured at fair value. HTM financial assets, loans and receivables, and other financial liabilities are measured at amortized costs using the effective interest rate method.

Interest income and expense in accordance with financial assets and liabilities are recognized in net income on an accrual basis using the effective interest rate method.

Gains or losses arising from changes in the fair value of the financial assets/liabilities at FVTPL are presented in the separate statement of comprehensive income during the period in which they arise. Changes in the fair value of AFS financial assets are measured in other comprehensive income.

AFS financial assets recognize cumulative fair value adjustment, which is previously recognized in the equity, in net income when disposing of assets or recognizing impairment loss.

Dividends income of financial assets at FVTPL and AFS financial assets is recognized in net income loss when the Bank’s right to receive the dividend is established.

4)	Derecognition of financial assets and liabilities

The Bank derecognizes a financial asset when the contractual right to the cash flows from the asset is expired, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another company. If the Bank neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Bank recognizes its retained interest in the asset and an associated liability for amounts it may have to pay.

If the Bank retains substantially all the risks and rewards of ownership of a transferred financial asset, the Bank continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulated gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss.

On derecognition of a financial assets other than in its entirety (e.g. when the Bank retains an option to repurchase part of a transferred asset, or it retains a residual interest and such an retained interest indicates that the transferor has neither transferred nor retained substantially all the risks and rewards of ownership and has retained control of the transferred asset), the Bank allocates the previous carrying amount of the financial asset between the part it continues to recognize under continuing involvement, and the part it no longer recognizes on the basis of the relative fair value of those parts on the date of the transfer. The difference between the carrying amount allocated to the part that is no longer recognized and the sum of the consideration received for the part that is no longer recognized and any cumulative gain or loss allocated to it that had been recognized in other comprehensive income is recognized in profit or loss. A cumulative gain or loss that had been recognized in other comprehensive income is allocated between the part that continues to be recognized and the part that is no longer recognized on the basis of the relative fair value of those parts.

The Bank derecognizes the financial liability, when Bank’s obligations are discharged, canceled or expired. The difference between paid cost and the carrying amount of financial liabilities is recorded in profit or loss.

(7)	Offsetting financial instruments

Financial assets and liabilities are presented net in the separate statement of financial position when the Bank has an enforceable legal right to set off and an intention to settle on a net basis or to realize an asset and settle the liability.

(8)	Impairment of financial assets

1)	Assets carried at amortized costs

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset (or a group of financial assets) is impaired. A financial asset (or a group of financial assets) is regarded as impaired when there is objective evidence of impairment loss as a result of one or more events (hereinafter the “loss event”) that occurred after the initial recognition and the loss event has an impact on the estimated future cash flows of the financial asset.

The criteria used to determine whether there is objective evidence of impairment include:

-	significant financial difficulty of the issuer or obligor;

-	a breach of contract, such as a default or delinquency in interest or principal payments;

-	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

-	it becoming probability that the borrower will enter bankruptcy or financial re-organization;

-	the disappearance of an active market for the financial asset due to financial difficulties;

-	observable data indicating that there is a measurable decrease in the estimated future cash flows of a group of financial assets after initial recognition, although the decrease in the estimated future cash flows of individual financial assets included in the group is not identifiable.

For individually significant financial assets, the Bank assesses whether objective evidence of impairment exists individually, and it assesses for impairment of financial assets that are not significant on an individual or collective basis. If there is no objective evidence of impairment exists for financial assets individually assessed, the Bank includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets for which the Bank recognizes impairment based on an individual assessment or impairment loss is continuously recognized are not subject to a collective impairment assessment.

The amount of impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that are not yet incurred), which is discounted at the financial asset’s original effective interest rate. The amount of loss is reduced directly from the asset’s carrying value or by using a provision account, and it is recognized in net income.

For loans and receivables or HTM financial assets with the variable interest rate, the current effective interest rate, which is determined under the contract, is used to measure impairment loss.

Whether collateral inflow is probable or not, the present value of the estimated future cash flows of collateralized financial asset is calculated as the cash flows, which may arise from collateral inflow, less costs of acquiring and selling collateral.

Future cash flows for a group of financial assets that are collectively assessed for impairment are estimated based on the historical loss experience of assets having credit risk characteristics, similar to those in the Bank of financial assets. If the historical loss experience is not enough or not existed, similar corporation’s comparable historical loss experience of a group of financial assets is used. The effects of current conditions that do not have an impact in the historical loss experience period are reflected, and the historical loss experience is adjusted based on the current observable data in order to remove the effects of conditions that currently do not exist but existed in the historical loss experience period.

For a collective assessment on impairment, financial assets are classified based on similar credit risk characteristics (i.e. based on the assessment of credit risk or grading process, considering asset type, industry, geographical location, collateral type, past-due status, and other relevant elements) indicating the debtor’s ability to pay all amounts of debt under the contractual terms. These characteristics are relevant to the estimation of future cash flows for groups of such assets as being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

When estimating the changes in future cash flows, observable data (i.e. an impairment loss arising from a pool of assets, an unemployment rate indicating the loss and its parameter, asset price, product price, or payment status) needs to be consistently reflected. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce the difference between loss estimates and actual loss experience.

When the amount of impairment loss decreases subsequently and the decrease is related to an event occurred after the impairment is recognized (i.e. an improvement in the debtor’s credit rating), the previously recognized impairment loss is reversed directly from or by adjusting the provision account. The reversed amount is recognized in net income for the current period.

2)	AFS financial assets

The Bank assesses at the end of each reporting period whether there is objective evidence that the Bank’s financial asset (or a group of financial assets) is impaired.

For equity investments classified as AFS financial assets, a significant or prolonged decline in the fair value below the cost is considered objective evidence of impairment. When the fair value of an AFS financial asset is decreased below its acquisition cost which is considered an objective evidence of impairment, the cumulative loss, amounting to the difference between the acquisition cost and the current fair value, is removed from other comprehensive income and recognized in net income as an impairment loss. For AFS equity instruments, impairment losses recognized in net income on equity instruments are not reversed in net income. Meanwhile, when the fair value of AFS debt instrument increases in a subsequent period and the evidence is objectively related to an event occurred after recognizing the impairment loss, the impairment loss is reversed and recognized in net income.

(9)	Investment properties

The Bank classifies the property held to earn rental or capital gain purpose as investment property. The investment property is measured at its cost at the initial recognition plus transaction costs arising at acquisition and after recognition, and is presented at cost less accumulated depreciation and accumulated impairment loss as carrying value.

Subsequent costs are recognized in carrying amount of an asset or as an asset if it is probable that future economic benefits associated with the assets will flow into the Bank and the cost of an asset can be measured reliably. Routine maintenance and repairs are expensed as incurred.

While land is not depreciated, all other investment properties is depreciated based on the respective assets’ estimated useful lives using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

(10)	Premises and equipment

Premises and equipment are stated at cost less subsequent accumulated depreciation and accumulated impairment losses. The cost of an item of premises and equipment is directly attributable to their purchase or construction, which includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. It also includes the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located. However, under K-IFRS 1101 ‘First-time adoption of International Financial Reporting Standard’, certain premises and equipment such as land and buildings were measured at fair value, which is regarded as deemed cost, at the date of transition to K-IFRS.

Subsequent costs to replace part of the premises and equipment are recognized in carrying amount of an asset or as an asset if it is probable that the future economic benefits associated with the assets will flow into the Bank and the cost of an asset can be measured reliably. The carrying amount of the replaced part is eliminated from the books. Routine maintenance and repairs are expensed as incurred.

Premises and equipment are depreciated on a straight-line basis on the estimated economic useful lives as follows:

Classification	Useful life
Buildings used for business purpose	40 years
Structures in leased office	5 years
Movable properties for business purposes	5 years
Leased assets	Of the same kind or with similar useful lives

The Bank reviews the depreciation method, the estimated useful lives and residual values of fixed assets at the end of each annual reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate. When the carrying amount of a fixed asset exceeds the estimated recoverable amount, the carrying amount of such asset is reduced to the recoverable amount.

(11)	Intangible assets

Intangible assets are stated at the manufacturing cost or acquisition cost plus additional incidental expenses less accumulated amortization and accumulated impairment losses.

Expenditures incurred in conjunction with development of new products or technology, in which the elements of costs can be individually identified and future economic benefits are probably expected, are capitalized as development costs under intangible assets. If the Bank donates assets, such as buildings, to the government and is given a right to use or benefit from the assets, the donated assets are recorded as beneficial donated assets under intangible assets.

Intangible assets are amortized using the straight-line method over the estimated useful lives, which are five years for development costs, contractual contact period for the beneficial donated assets, ten years for patents and five years for other intangible assets.

The estimated useful life and amortization method are reviewed at the end of each reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate.

(12)	Impairment of non-monetary assets

Intangible assets, including goodwill and membership, with indefinite useful lives are tested for impairment annually. All other assets are tested for impairment when there is an objective indication that the carrying amount may not be recoverable, and if the indication exists, the Bank estimates the recoverable amount.

Impairment loss is recognized carrying amount exceeding recoverable amount, recoverable amount is the higher of value in use and net fair value less costs to sell.

For impairment testing purposes, assets are allocated to each of the Bank’s cash-generating units (“CGU”).

Non-monetary assets, except for goodwill impaired, are reviewed in subsequent periods for potential recovery of value and reversal or impairment previously recognized, at the end of each reporting period.

(13)	Lease

A lease is classified as a financial lease, if it transfers substantially all the risks and rewards incidental to ownership. Assets held under finance leases are initially recognized as assets of the Bank at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the separate statement of financial position as a finance lease obligation. Lease obligation deducting related financial cost is recognized as a financial lease liability. Interest factor included in financial cost is reflected in the separate statements of comprehensive income to achieve a constant rate of interest on the remaining balance of the liability.

All other leases are classified as operating leases and are not recognized as an asset in the separate statement of financial position. Operating lease payments are recognized as expenses amortized over the lease period using the straight-line method after deducting any incentives from the lessor.

(14)	Derivative instruments and hedging activities

Derivatives are initially recognized at fair value at the date the derivative contract is entered into, and they are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net income immediately unless the derivative is designated and effective as a hedging instrument.

The Bank designates certain hedging instrument to:

-	hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge);

-	hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability or a highly probable forecast transaction (cash flow hedge); and

-	hedge of a net investment in a foreign operation

At the inception of the hedge relationship, the Bank documents the relationship between the hedging instrument and the hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Bank documents whether the hedging instrument is highly effective in offsetting changes in fair values or cash flows of the hedged item.

The fair value of derivatives that are designated and qualified as hedges is disclosed in Note 26.

1)	Fair value hedges

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in net income immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. Hedge accounting is discontinued when the Bank revokes the hedging relationship, when the hedging instrument no longer qualifies for hedge accounting and the fair value adjustment to the carrying amount of the hedged item is amortized to net income from that date to maturity using the effective interest rate method.

2)	Cash flow hedges

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in net income. Amounts previously recognized in other comprehensive income and accumulated in equity are reclassified to net income in the periods when the hedged item is recognized in net income.

Hedge accounting is discontinued when the hedging instrument expires or is sold, or it no longer qualifies for hedge accounting, and any gain or loss accumulated in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in net income. When a forecast transaction is no longer expected to occur, the gain or loss accumulated in equity is recognized immediately in net income.

3)	Hedge of a net investment in foreign operations

Hedges of net investments in foreign operations are accounted for similarly to cash flow hedges. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognized in equity while the gain or loss relating to the ineffective portion is recognized immediately in net income. The cumulated gain and loss in other comprehensive income is reclassified from equity to net income on the disposal or partial disposal of the foreign operations.

(15)	Non-current assets (or disposal groups) held for sale

The Bank classifies a non-current asset (or disposal group) as held for sale if its carrying amount will be recovered principally through a sale transaction rather than through continuing use. The Bank measures a non-current asset (or disposal group) classified as held for sale at the lower of its carrying amount and fair value less costs to sell.

(16)	Compound financial instruments

When the Bank is authorized to issue compound financial instruments, the main contract and the embedded derivative financial instruments are recognized separately or the whole compound financial instruments is designated at financial instruments at FVTPL.

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only, if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss.

After initial recognition, a host contract with debt securities is measured at amortized cost while an embedded derivative is measured at fair value with changes in fair value recognized in profit or loss.

When the all of criteria to be classified in a financial asset or a financial liability which are explained above (6)-1) and (6)-2) are met, the whole compound financial instrument is designated as at FVTPL. After initial recognition, the whole compound financial instrument is measured at fair value with changes in fair value recognized in profit or loss.

(17)	Provisions

The Bank recognizes provisions if it has a present or contractual obligations as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation, and the amount of the obligation is reliably estimated. Provisions are not recognized for future operating losses.

The Bank recognizes provisions related to the unused portion of point rewards earned by credit card customers, payment guarantees and litigations.

Where the Bank is required to restore a leased property that is used as a branch, to an agreed condition after the contractual term expires, the present value of expected amounts to be used to dispose, decommission or repair the facilities as an asset retirement obligation.

Where there are a number of similar obligations, the probability that an outflow will be required in settlement is determined by considering the obligations as a whole. Although the likelihood of outflow for any one item may be small, if it is probable that some outflow of resources will be needed to settle the obligations as a whole, a provision is recognized.

Provisions are recognized when the Bank has a present obligation as a result of a past event, it is probable that the Bank will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the present value of the best estimate of the consideration required to settle the present obligation at the end of the reporting period. The discount rate used in calculating the present value is the pre-tax discount rate taken into accounts the inherent risks and time value of the obligation, in the market. The increase in provisions due to the passage of time is recognized as interest expense.

(18)	Equity capital

The Bank recognizes common stock as equity and redeemable preferred stocks as a liability. Direct expenses related to the issuance of new shares or options are recognized as a deduction from equity, net of any tax effects.

If the Bank reacquires its own equity instruments, those instruments (“treasury shares”) are presented as a deduction from total equity. The gain or loss on the purchase, sale, issue, or cancellation of treasury shares is not recognized in net income but recognized directly in equity.

(19)	Financial guarantee contracts

A financial guarantee contract refers to the contract that requires the issuer to pay the specified amounts to reimburse the holder for a loss because the specified debtor fails to make payment when due under original or revised contractual terms of debt instruments. The financial guarantee contract is measured on initial recognition at the fair value, and the fair value is amortized over the financial guarantee contractual term.

After initial recognition, financial guarantee contract is measured at the higher of:

-	the present value of expected payment amount due to the financial guarantee contract

-	initially recognized amount of financial guarantee contract less recognized accumulated amortization in accordance with K-IFRS 1018 ‘Revenue’.

(20)	Interest income and expense recognition

The Bank recognizes interest income and expenses from HTM financial assets measured at amortized cost, loans and receivables, and other financial liabilities on an accrual basis using the effective interest rate method.

Effective interest rate method is the method of calculating the amortized cost of financial assets or liabilities and allocating the interest income or expense over the relevant period. The effective interest rate reconciles the expected future cash in and out through the expected life of financial instruments or shorter period if appropriate, and net carrying value of financial assets or liabilities. When calculating the effective interest rate, the Bank estimates future cash flows considering all contractual terms of the financial instruments such as prepayment option, except the loss on future credit risk. Also, the effective interest rate calculation reflects commission, points (only responsible for the effective interest rate) that are paid or earned between contracting parties, transaction costs, and other premiums and discounts.

(21)	Dividends

Dividends are recognized as liabilities when it is approved by the shareholder.

(22)	Employee benefits

1)	Short-term employee benefits

The Bank recognizes the undiscounted amount of short-term employee benefits expecting payment in exchange for services when the employee renders the services. The Bank, also, recognizes relevant liabilities and expenses for the accumulating compensated absence when the services that increase the future paid-leave right are rendered. Expenses and liabilities for the accumulated absence are also recognized in the consideration for constructive obligation when the Bank pays a bonus.

2)	Retirement benefits

The Bank offers a wide variety of retirement benefit plans and, in general, it raises the amounts computed based on actuarial assumptions through the payment regarding additional fund in which the insurance company or fiduciary manages.

The Bank operates both defined benefit plan and defined contribution plan. The defined contribution plan is the retirement benefit plans that pay the fixed amount of bonus to other fund organizations. The Bank does not have any legal or constructive obligations to make further payment even if it does not pay all employee benefits relating to employee service rendered to the Bank in the current and prior periods. Generally, defined benefit plans are based on factors such as the age, years of service, and salary.

For defined benefit plans, the liability recognized in the separate statement of financial position is the present value of the current defined benefit obligation at the end of each reporting date, less the fair value of plan assets, adjusted for unrecognized past service cost.

The defined benefit obligation is calculated on an annual basis by independent actuaries according to the projected unit credit method. The present value of defined benefit obligations is expressed in a currency in which retirement benefits will be paid and is calculated by discounting expected future cash outflows with the interest rate of high quality corporate bonds which maturity is similar to the payment date of retirement benefit obligations.

Actuarial gains and losses arising from the difference between changes in actuarial assumptions and what has actually occurred are recognized in net income in the period in which they occur.

Past service cost is reflected immediately in net income. However, past service cost is recognized as an expense on a straight-line basis over the vesting period when changes in retirement pension plan continues to require employees to remain on work duties during the vesting period.

Being connected to defined contribution plans, the Bank mandatorily, contractually, or voluntarily pays contributions to pension insurance plans, which are managed publicly or privately. The Bank has no payment obligations after contributions are paid. Contributions are recognized as employee benefit expense at a due date for payment. Prepaid contributions are recognized a decrease in future payment due to the excessive contributions or available refund as assets.

3)	Termination benefits

Termination benefits are paid when employment is involuntarily terminated by the Bank before the normal retirement date or an employee accepts voluntary retirement in exchange for benefits. The Bank recognizes termination benefits when employment is terminated based on detailed formal plans or voluntary retirement is encouraged, providing termination benefits. Termination benefits are discounted at present value when they are due more than 12 months after the reporting date.

4)	Profit-sharing and bonus plan

The Bank recognizes appropriate provisions and expenses considering profits related shareholders of the Bank after adjusting a specific sum of amounts. The Bank recognizes contractual obligations and obligations as a result of a past practice as provisions.

(23)	Income tax expense

Income tax expense represents the sum of the tax currently payable and deferred tax. Income tax is recognized in net income except to the extent that it relates to items recognized in other comprehensive income or directly in equity. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Current tax expenses are calculated based on the basis of tax laws that have been enacted by the reporting date or substantively enacted in the countries where the Bank operates and generates taxable income.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. However, the Bank does not recognize deferred tax arising on the initial recognition of an asset or a liability in a transaction that is not a business combination and that, at the time of the transaction, affects neither accounting profit nor taxable profit. Deferred taxes are determined using tax rates and laws that have been enacted by the reporting date—the date when the relevant deferred tax assets are realized and the deferred tax liabilities are settled—or substantially enacted.

Deferred tax assets are recognized if future taxable profits are probable so that the temporary differences can be used.

Deferred tax liabilities are provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention either to settle the balances on a net basis or to realize the asset and settle the liability simultaneously.

(24)	Origination fees and costs

The commission, which is part of the effective interest rate of loans, is accounted for deferred origination fees. Incremental cost related to the acquisition or disposal is accounted for deferred origination costs, and it is amortized on the effective interest method and included in interest revenues on loans.

(25)	Loan sales

When the Bank disposes of loans based on valuations performed by a third party independent specialist (institution) using a reasonable and rational method, the difference between the book value and the selling price is recognized as gains and losses on disposal.

(26)	Earnings per share (“EPS”)

Basic earnings per share is calculated by dividing net income from the statement of comprehensive income by the weighted average number of outstanding common shares, and diluted EPS is calculated by adjusted earnings and number of shares for the effects of all dilutive potential common shares.

3.	SIGNIFICANT ACCOUNTING ESTIMATES AND ASSUMPTIONS

The significant accounting estimates and assumptions are continually evaluated and are based on historical experience and various factors including expectations of future events that are considered to be reasonable. Actual results can differ from those estimates based on such definitions.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the accounting estimates and assumptions that have a significant risk of causing changes to the carrying amounts of assets and liabilities within the next accounting period.

(1)	Valuation of Financial Instruments

As described in Note 11, the Bank uses valuation techniques that include inputs that are not based on observable market data to estimate the fair value of certain type of financial instruments. Note 11 provides detailed information about key assumptions used in the determination of the fair value of financial instruments, as well as the detailed sensitivity analysis for these assumptions. The managements believe that the chosen valuation techniques and assumptions used are appropriate in determining the fair value of financial instruments.

(2)	Impairment loss on financial assets

The Bank individually recognizes an impairment loss on financial assets by assessing the occurrence of loss events or it assesses impairment for a group of financial assets with similar credit risk characteristics. Impairment loss for financial assets is the difference between such assets’ carrying value and the present value of estimated recoverable cash flows. The estimation of future cash flows requires management judgment.

(3)	Defined Benefit Plan

Financial liabilities are recognized when the Bank becomes a party to the contractual provisions of the instruments. Financial liabilities are initially measured at fair value. Transaction cost that are directly attributable to the issue of financial liabilities are added to or deducted from the fair value of the financial liabilities, as appropriate, on initial recognition. Transaction cost directly attributable to acquisition of financial liabilities at fair value through profit or loss are recognized immediately in net income.

Defined benefit liability of the plan as of December 31, 2013 and December 31, 2012 are ￦68,359 million and ￦381,277 million, respectively, as detailed in Note 24.

4.	RISK MANAGEMENT

The Bank’s operating activity is exposed to various financial risks; hence, the Bank is required to analyze and assess the level of complex risks, determine the level of risks to be accepted, or to manage the risks.

The Bank’s risk management procedure is set for improvement in the quality of assets held and investments by making a decision about how to avoid or mitigate risks through the identification of the cause of the potential risks and their impacts.

The Bank takes approaches to minimize risks and maximize profits by managing risks acceptable to the Bank and eliminating excessive risks of financial instruments. For these approaches, the following procedures are performed: risk recognition, measurement and assessment, control, and monitoring and reporting.

The risk is managed by the risk management department based on the Bank’s risk management policy. The Risk Management Committee of the Bank makes the decision on the risk management strategy such as the avoidance of concentration of risk and establishment of acceptable level of risks.

(1)	Credit risk

Credit risk represents the possibility of financial losses incurred when the counterparty fails to fulfill its contractual obligations. The goal of credit risk management is to maintain the credit risk exposure to a permissible degree and to optimize the rate of return considering such credit risk.

1)	Credit risk management

The Bank considers the probability of failure in performing the obligation of its counterparties, credit exposure to the counterparty and the related default risk and the rate of default loss. The Bank uses the credit rating model to assess the possibility of counterparty’s default risk; and when assessing the obligor’s credit grade, the Bank utilizes credit grades derived using statistical methods.

2)	Credit line management

In order to manage credit risk limit, the Bank establishes the appropriate credit line per obligor, company or industry and monitors obligors’ credit line, total exposures and loan portfolios when approving the loan.

3)	Credit risk mitigation

The Bank mitigates credit risk resulting from the obligor’s credit condition by using financial and physical collateral, guarantees, netting agreements and credit derivatives. The Bank has adopted the entrapment method acknowledged by BASEL II standards to mitigate its credit risk. Credit risk mitigation is reflected in qualifying financial collateral, trade receivables, guarantees, residential and commercial real estate and other collaterals. The Bank regularly performs a revaluation of collateral reflecting such credit risk mitigation.

4)	Maximum exposure to credit risk

The maximum exposures of financial instruments, excluding equity securities, to credit risk are as follows (Korean Won in millions):

		December 31, 2013	December 31, 2012
Loans and receivables	Korean treasury and government agencies	14,703,496	12,582,060
	Banks	20,419,315	22,727,403
	Corporates	80,584,338	73,656,664
	Consumers	86,129,540	86,109,858

		201,836,689	195,075,985

Financial assets at FVTPL	Short-term debt securities (*)	922,369	6,567,082
	Gold banking assets	9,299	5,582
	Derivative assets	2,176,792	2,933,206

		3,108,460	9,505,870

AFS financial assets	AFS debt securities (*)	10,085,918	8,290,550
HTM financial assets	HTM debt securities	12,016,870	14,306,766
Derivative assets	Derivative assets	131,410	267,470
Off-balance	Guarantees	18,943,567	20,169,824
	Loan commitments	64,541,953	85,658,729

		83,485,520	105,828,553

		310,664,867	333,275,194

(*)	Financial assets at FVTPL and AFS financial assets represent debt security amount only (Notes 7 and 8).

5)	Credit risk of loans and receivables

The credit risk of loans and receivables by loan conditions are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Korean treasury and government agencies	Banks	Corporates
			General business	Small and medium sized enterprise	Project financing	Sub-total	Consumers	Total
Loans neither overdue nor impaired	14,707,691	20,435,830	46,080,687	27,769,009	4,924,073	78,773,769	84,625,312	198,542,602
Loans overdue but not impaired	—	—	61,766	177,461	—	239,227	1,210,422	1,449,649
Impaired loans (*)	—	—	3,270,876	712,099	638,089	4,621,064	693,478	5,314,542

	14,707,691	20,435,830	49,413,329	28,658,569	5,562,162	83,634,060	86,529,212	205,306,793

Less: Provisions for credit losses	4,195	16,515	2,130,365	636,159	283,198	3,049,722	399,672	3,470,104

Total, net	14,703,496	20,419,315	47,282,964	28,022,410	5,278,964	80,584,338	86,129,540	201,836,689

	December 31, 2012
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Loans neither overdue nor impaired	12,585,119	22,747,063	41,982,458	24,977,816	4,358,328	71,318,602	84,877,918	191,528,702
Loans overdue but not impaired	—	—	81,575	157,442	2	239,019	1,157,956	1,396,975
Impaired loans (*)	27	—	3,079,299	668,360	1,041,458	4,789,117	569,717	5,358,861

	12,585,146	22,747,063	45,143,332	25,803,618	5,399,788	76,346,738	86,605,591	198,284,538

Less: Provisions for credit losses	3,086	19,660	1,700,617	584,204	405,253	2,690,074	495,733	3,208,553

Total, net	12,582,060	22,727,403	43,442,715	25,219,414	4,994,535	73,656,664	86,109,858	195,075,985

(*)	With regards to the classification of impaired loans, the significant loans to the borrowers classified as precautionary under asset quality classification established by Korea Financial Supervisory Service with a state of complete capital erosion or disqualified opinion or disclaimer of opinion on its financial statements are newly regarded as impaired from significant financial difficulty. Impaired loans as of December 31, 2012 were restated retrospectively to reflect this change in the classification of impaired loans.

a)	Credit quality of loans and receivables

The Bank manages its loans and receivables that are neither overdue nor impaired through an internal rating system. The value of collateral held is the collateral-allocated amount used when calculating the respective provisions for credit losses. Segregation of credit quality is as follows (Unit: Korean Won in millions):

	December 31, 2013
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Investment grade (*1)	14,703,496	20,419,315	33,653,107	9,083,324	3,412,978	46,149,409	79,873,706	161,145,926
Non-investment grade (*2)	—	—	11,795,843	18,376,777	1,440,708	31,613,328	4,603,298	36,216,626

	14,703,496	20,419,315	45,448,950	27,460,101	4,853,686	77,762,737	84,477,004	197,362,552

Value of collateral	4,223	424,930	16,468,816	21,936,891	2,491,742	40,897,449	69,320,320	110,646,922

	December 31, 2012
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Investment grade (*1)	12,582,060	22,726,361	29,193,205	6,519,456	2,753,250	38,465,911	77,943,441	151,717,773
Non-investment grade (*2)	—	1,042	12,382,274	18,177,967	1,551,548	32,111,789	6,711,136	38,823,967

	12,582,060	22,727,403	41,575,479	24,697,423	4,304,798	70,577,700	84,654,577	190,541,740

Value of collateral	—	638,899	15,555,404	18,842,616	1,424,050	35,822,070	66,020,524	102,481,493

(*1)	Classified from AAA to BBB for corporates, from level 1 to level 6 for consumers by the internal credit rating
(*2)	Classified from BBB- to C for corporates, from level 7 to level 10 for consumers by the internal credit rating

The Bank recognized provisions for credit losses of loans and receivables neither overdue nor impaired, amounting to ￦1,180,050 million and ￦986,962 million as of December 31, 2013 and December 31, 2012, respectively, which is deducted from the loans and receivables neither overdue nor impaired.

b) Aging analysis of loans and receivables

Aging analysis of loans and receivables that are overdue but not impaired are as follows:

The value of collateral held is the collateral-allocated amount used when calculating the respective provisions for credit losses (Unit: Korean Won in millions).

	December 31, 2013
Overdue	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Less than 30 days	—	—	59,301	151,278	—	210,579	1,046,000	1,256,579
30~60 days	—	—	1,712	12,268	—	13,980	65,875	79,855
60~90 days	—	—	138	1,534	—	1,672	47,739	49,411

Total	—	—	61,151	165,080	—	226,231	1,159,614	1,385,845

Value of collateral	—	—	54,689	144,242	—	198,931	958,046	1,156,977

	December 31, 2012
Overdue	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Less than 30 days	—	—	77,597	111,169	2	188,768	896,297	1,085,065
30~60 days	—	—	3,075	27,520	—	30,595	128,539	159,134
60~90 days	—	—	493	5,401	—	5,894	62,098	67,992

Total	—	—	81,165	144,090	2	225,257	1,086,934	1,312,191

Value of collateral	—	—	2,232	118,775	—	121,007	853,553	974,560

The Bank recognized provisions for credit losses of loans and receivables that are overdue but not impaired, amounting to ￦63,804 million and ￦84,784 million as of December 31, 2013 and December 31, 2012, respectively, which is deducted from the loans and receivables that are overdue but not impaired.

c) Individually impaired loans and receivables

Impaired loans and receivables are as follows (Unit: Korean Won in millions):

The collateral value held is the collateral-allocated amount used when calculating the respective provision for loan loss.

	December 31, 2013
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Impaired loans	—	—	1,772,863	397,229	425,278	2,595,370	492,922	3,088,292
Value of collateral	—	—	1,271,765	458,426	91,000	1,821,191	491,369	2,312,560

	December 31, 2012
	Korean treasury and government agencies	Banks	Corporates				Consumers	Total
			General business	Small and medium sized enterprise	Project financing	Sub-total
Impaired loans	—	—	1,786,071	377,901	689,735	2,853,707	368,347	3,222,054
Value of collateral	—	—	1,313,949	396,632	75,613	1,786,194	341,908	2,128,102

The Bank recognized provision for credit losses of impaired loans and receivables amounting to ￦2,226,250 million and ￦2,136,807 million as of December 31, 2013 and December 31, 2012, respectively, which is deducted from the impaired loans and receivables.

6) Credit quality of debt securities

The Bank manages debt securities based on the external credit rating. Credit soundness of debt securities on the basis of External Credit Assessment Institution (“ECAI”)’s rating is as follows (Unit: Korean Won in millions):

	December 31, 2013
	Held for trading	AFS securities	HTM securities	Total
AAA	922,369	9,333,413	12,005,952	22,261,734
AA- ~ AA+	—	552,538	10,918	563,456
BBB- ~ A+	—	199,967	—	199,967

Total	922,369	10,085,918	12,016,870	23,025,157

	December 31, 2012
	Held for trading	AFS securities	HTM securities	Total
AAA	2,044,283	7,152,292	13,729,062	22,925,637
AA- ~ AA+	4,211,416	1,126,703	577,704	5,915,823
BBB- ~ A+	311,383	11,555	—	322,938

Total	6,567,082	8,290,550	14,306,766	29,164,398

Financial assets at FVTPL and AFS financial assets only represent credit quality of debt securities amount, but excluding equity securities and gold banking assets (Notes 7 and 8).

7) Geographical and industrial distribution of credit risk

a) Geographical distribution of credit risk

The geographical distribution of credit risk of financial asset is as follows (Unit: Korean Won in millions):

		December 31, 2013
		Korea	USA	UK	Japan	Others	Total
Loans and receivables	Korean treasury and government agencies	14,703,496	—	—	—	—	14,703,496
	Banks	19,364,045	123,219	114,534	156,286	661,231	20,419,315
	Corporates	77,343,485	689,965	432,587	284,337	1,833,964	80,584,338
	Consumers	86,096,611	113	4	16,195	16,617	86,129,540

		197,507,637	813,297	547,125	456,818	2,511,812	201,836,689

Financial assets at FVTPL	Short-term debt securities	922,369	—	—	—	—	922,369
	Gold banking assets	—	—	9,299	—	—	9,299

		922,369	—	9,299	—	—	931,668

AFS financial assets	AFS debt securities	10,063,786	—	—	—	22,132	10,085,918
HTM financial assets	HTM debt securities	12,016,036	—	—	—	834	12,016,870
Off-balance	Guarantees	17,593,250	39,942	9,408	23,632	1,277,335	18,943,567
	Loan commitments	64,396,841	—	—	—	145,112	64,541,953

		81,990,091	39,942	9,408	23,632	1,422,447	83,485,520

		302,499,919	853,239	565,832	480,450	3,957,225	308,356,665

		December 31, 2012
		Korea	USA	UK	Japan	Others	Total
Loans and receivables	Korean treasury and government agencies	12,582,060	—	—	—	—	12,582,060
	Banks	21,958,293	37,223	165,178	5,147	561,562	22,727,403
	Corporates	70,726,570	526,362	346,344	405,192	1,652,196	73,656,664
	Consumers	86,056,924	6,347	8	23,056	23,523	86,109,858

		191,323,847	569,932	511,530	433,395	2,237,281	195,075,985

Financial assets at FVTPL	Short-term debt securities	6,567,082	—	—	—	—	6,567,082
	Gold banking assets	—	—	5,582	—	—	5,582

		6,567,082	—	5,582	—	—	6,572,664

AFS financial assets	AFS debt securities	8,278,995	—	—	—	11,555	8,290,550
HTM financial assets	HTM debt securities	14,305,013	—	—	—	1,753	14,306,766
Off-balance	Guarantees	18,251,264	174,312	82,999	37,089	1,624,160	20,169,824
	Loan commitments	85,606,447	—	—	27,850	24,432	85,658,729

		103,857,711	174,312	82,999	64,939	1,648,592	105,828,553

		324,332,648	744,244	600,111	498,334	3,899,181	330,074,518

b) Industrial distribution of credit risk

The industrial distribution of credit risk of financial asset is as follows (Unit: Korean Won in millions):

		December 31, 2013
		Service	Manufacturing	Bank and insurance	Construction	Consumers	Others	Total
Loans and receivables	Korean treasury and government agencies	2,453,465	—	11,793,303	26,945	—	429,783	14,703,496
	Banks	—	—	20,419,314	—	—	1	20,419,315
	Corporates	34,995,481	34,022,483	2,338,336	5,035,838	—	4,192,200	80,584,338
	Consumers	4,756,546	859,411	6,884	62,098	80,170,925	273,676	86,129,540

		42,205,492	34,881,894	34,557,837	5,124,881	80,170,925	4,895,660	201,836,689

Financial assets at FVTPL	Short-term debt securities	—	—	510,337	—	—	412,032	922,369
	Gold banking assets	—	—	9,299	—	—	—	9,299

		—	—	519,636	—	—	412,032	931,668

AFS financial assets	AFS debt securities	702,346	10,000	6,975,091	51,389	—	2,347,092	10,085,918
HTM financial assets	HTM debt securities	1,217,386	—	5,175,848	498,025	—	5,125,611	12,016,870
Off-balance	Guarantees	4,300,742	10,067,263	2,835,721	1,607,548	15,175	117,118	18,943,567
	Loan commitments	12,313,178	27,653,356	7,783,682	3,915,429	7,642,402	5,233,906	64,541,953

		16,613,920	37,720,619	10,619,403	5,522,977	7,657,577	5,351,024	83,485,520

		60,739,144	72,612,513	57,847,815	11,197,272	87,828,502	18,131,419	308,356,665

		December 31, 2012
		Service	Manufacturing	Bank and insurance	Construction	Consumers	Others	Total
Loans and receivables	Korean treasury and government agencies	6,941	—	12,372,352	—	—	202,767	12,582,060
	Banks	345,485	731	22,309,175	48,670	—	23,342	22,727,403
	Corporates	31,763,117	29,475,610	2,730,181	4,772,158	40	4,915,558	73,656,664
	Consumers	7,158,524	1,488,703	6,424	131,876	76,947,352	376,979	86,109,858

		39,274,067	30,965,044	37,418,132	4,952,704	76,947,392	5,518,646	195,075,985

Financial assets at FVTPL	Short-term debt securities	578,199	569,592	4,961,822	—	—	457,469	6,567,082
	Gold banking assets	—	—	—	—	—	5,582	5,582

		578,199	569,592	4,961,822	—	—	463,051	6,572,664

AFS financial assets	AFS debt securities	359,988	9,986	5,629,597	51,886	—	2,239,093	8,290,550
HTM financial assets	HTM debt securities	1,421,406	—	6,558,216	376,816	—	5,950,328	14,306,766
Off-balance	Guarantees	3,698,016	7,817,188	4,942,224	2,172,375	23,065	1,516,956	20,169,824
	Loan commitments	13,264,780	21,245,959	15,320,981	3,876,902	25,172,671	6,777,436	85,658,729

		16,962,796	29,063,147	20,263,205	6,049,277	25,195,736	8,294,392	105,828,553

		58,596,456	60,607,769	74,830,972	11,430,683	102,143,128	22,465,510	330,074,518

(2)	Market risk

Market risk is the possible risk of loss arising from trading activities in the volatility of market factors such as interest rates, stock prices, and foreign exchange rates. Market risk occurs as a result of changes in the interest rates and foreign exchange rates for financial instruments that are not yet settled, and all contracts are exposed to a certain level of volatility according to the interest rates, credit spreads, foreign exchange rates and the price of equity securities.

1)	Market risk management

For trading activities, the Bank avoids, bears or mitigates risks by identifying the underlying source of risks, measuring parameters and evaluating their appropriateness.

2)	Market risk measurement

The Bank uses both standard-based and internal model-based approach to measure market risk. A standard risk measurement model is used to calculate individual market risk of owned capital while internal risk measurement model is used to calculate general capital market risk and it is used to measure internal risk management measure. The Risk Management Committee allocates owned capital to market risk. The Risk Management department measures the Value at Risk (“VaR”, maximum losses) limit by department and risk factor and loss limit on a daily basis and reports regularly to the Risk Management committee.

3)	Risk Control

At the beginning of each year, the Risk Management Committee establishes the VaR limit, loss limit and risk capital limit for its management purposes. Limit by investment desk/dealer is independently managed to the extent of the limit given to each departments of the Bank and the limit by investment and loss cut is managed by risk management personnel with the department.

4)	Sensitivity analysis of market risk

The Bank performs sensitivity analysis for both trading and non-trading activities. For trading activities, the Bank uses a VaR model which uses certain assumptions of possible fluctuations in market condition and, by conducting simulations of gains and losses, under which the model estimates the maximum losses that may occur. A VaR model predicts based on statistics of possible losses on the portfolio at a certain period currently or in the future. It indicates the maximum expected loss with at least 99% credibility. In short, there exists a one percent possibility that the actual loss might exceed the predicted loss generated from the VaR’s calculation. The actual results are periodically monitored to examine the validity of the assumptions and variables and factors that are used in VaR’s calculations. However, this approach cannot prevent the loss when the market fluctuation exceeds expectation.

For non-trading activities, the Bank uses Net Interest Income (“NII”) and Net Present Value (“NPV”) calculated using the simulation method. NII is a profit based indicator for displaying the profit changes in short term due to the short term interest change. It will be estimated as subtracting the interest expenses of liabilities from the interest income of the assets. NPV is an indicator for displaying the risk in economical view according to the unfavorable changes related to the interest rate. It will be estimated as subtracting the present value of liabilities from the present value of the asset.

a) Trading activities

The minimum, maximum and average VaR for December 31, 2013 and December 31, 2012, respectively, and the VaR as of December 31, 2013 and December 31, 2012, respectively, are as follows (Unit: Korean Won in millions):

	As of December 31, 2013	For the year ended December 31, 2013			As of December 31, 2012	For the year ended December 31, 2012
Risk factor		Average	Maximum	Minimum		Average	Maximum	Minimum
Interest rate	2,707	3,472	5,937	2,391	3,695	4,200	6,382	2,712
Stock price	431	1,049	2,434	420	1,608	2,380	3,734	1,180
Foreign currencies	1,414	1,549	2,775	1,033	2,677	2,250	3,585	1,507
Commodity	46	30	169	3	13	37	227	3
Portfolio effect	(2,564)	(3,407)	(6,085)	(1,920)	(5,353)	(5,147)	(8,738)	(3,030)
Total	2,034	2,693	5,230	1,927	2,640	3,720	5,190	2,372

b) Non-trading activities

The NII and NPV calculated using the simulation method for the Bank and scenarios responding to the interest rate (“IR”) changes are as follows (Korean Won in millions):

Name of scenario	December 31, 2013		December 31, 2012
	NII	NPV	NII	NPV
Base case	4,308,053	19,493,252	4,345,085	15,465,852
Base case (Prepay)	4,315,687	19,399,026	4,353,298	14,810,678
IR 100bp up	4,626,761	19,069,064	4,548,763	15,059,345
IR 100bp down	4,000,075	19,944,973	4,145,243	15,906,611
IR 200bp up	4,945,467	18,671,149	4,752,467	14,685,009
IR 200bp down	3,669,544	20,426,729	3,930,832	16,385,774
IR 300bp up	5,264,172	18,297,597	4,956,169	14,339,933
IR 300bp down	3,094,330	20,940,171	3,610,303	16,908,679

5) Other market risk

a) Interest rate risk

The Bank estimates and manages risks related to changes in interest rate due to the difference in the sensitivity of interest-yielding assets and the sensitivity of liabilities. Cash flows of principal amounts and interests from interest bearing assets and liabilities by re-pricing date are as follows (Unit: Korean Won in millions):

		December 31, 2013
		Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Asset	Loans and receivables	115,957,679	29,272,802	5,826,443	6,026,505	38,148,339	24,051,865	219,283,633
	AFS financial assets	3,761,651	2,329,171	1,984,890	1,749,714	5,158,235	562,517	15,546,178
	HTM financial assets	1,517,385	819,001	890,399	651,094	8,867,128	113,039	12,858,046

		121,236,715	32,420,974	8,701,732	8,427,313	52,173,702	24,727,421	247,687,857

Liability	Deposits due to customers	84,489,764	23,147,546	18,429,060	20,454,101	25,102,729	6,973	171,630,173
	Borrowings	11,181,863	1,220,502	444,972	739,707	2,769,855	627,926	16,984,825
	Debentures	2,561,877	1,853,986	1,865,663	1,105,041	6,961,213	3,198,388	17,546,168

		98,233,504	26,222,034	20,739,695	22,298,849	34,833,797	3,833,287	206,161,166

		December 31, 2012
		Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Asset	Loans and receivables	117,152,336	25,106,319	5,759,198	6,260,788	27,197,782	19,436,462	200,912,885
	AFS financial assets	1,742,106	1,522,263	1,819,975	3,303,496	4,169,879	660,009	13,217,728
	HTM financial assets	2,469,902	1,385,865	1,539,585	564,820	9,243,989	177,320	15,381,481

		121,364,344	28,014,447	9,118,758	10,129,104	40,611,650	20,273,791	229,512,094

Liability	Deposits due to customers	88,141,707	23,798,368	16,162,930	16,218,895	21,889,938	6,349	166,218,187
	Borrowings	11,494,211	1,336,319	272,021	1,195,653	2,107,103	618,703	17,024,010
	Debentures	3,375,287	1,800,826	1,395,289	1,270,543	9,362,373	2,259,225	19,463,543

		103,011,205	26,935,513	17,830,240	18,685,091	33,359,414	2,884,277	202,705,740

Re-pricing date is defined as the date which interest rates of operational funds and procuring funds can be re-adjusted before the expiration date. Analysis based on interest expirations is used to analyze assets and liabilities that cause interest margins and interest costs. However, loans and receivables that are not expected to have interest cash flow due to impairment and other circumstances are excluded from the analysis.

b)	Currency risk

Currency risk occurs from the financial instrument denominated in a foreign currency other than the functional currency. Therefore, no currency risk arises from non-monetary items or financial instruments denominated in the functional currency.

Financial instruments in foreign currencies exposed to currency risk are as follows (Unit: USD in millions, JPY in millions, CNY in millions, EUR in millions and Korean Won in millions):

		December 31, 2013
		USD		JPY		CNY		EUR		Others	Total
		Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Asset	Loans and receivables	19,973	21,077,839	171,340	1,721,386	217	37,755	924	1,344,505	1,556,699	25,738,184
	Financial assets at FVTPL	232	244,928	203	2,039	—	—	—	721	13	247,701
	AFS financial assets	49	51,537	359	3,604	—	—	10	14,546	44,058	113,745
	HTM financial assets	—	—	—	—	—	—	—	—	834	834

		20,254	21,374,304	171,902	1,727,029	217	37,755	934	1,359,772	1,601,604	26,100,464

Liability	Financial liabilities at FVTPL	232	244,697	1,136	11,409	—	—	1	1,318	781	258,205
	Deposits	5,898	6,223,946	92,927	933,611	50	8,660	213	310,572	685,170	8,161,959
	Borrowings	6,284	6,631,401	52,168	524,112	128	22,254	192	279,205	174,785	7,631,757
	Debentures	3,855	4,068,688	49,977	502,095	—	—	—	—	649,383	5,220,166
	Other financial liabilities	3,792	4,001,203	10,301	103,488	24	4,227	180	262,895	101,769	4,473,582

		20,061	21,169,935	206,509	2,074,715	202	35,141	586	853,990	1,611,888	25,745,669

	Off-balance	10,716	11,308,869	53,313	535,616	2,404	418,429	808	1,176,553	636,686	14,076,153

		December 31, 2012
		USD		JPY		CNY		EUR		Others	Total
		Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Asset	Loans and receivables	18,835	20,174,304	211,698	2,640,930	195	33,513	799	1,131,873	934,332	24,914,952
	Financial assets at FVTPL	334	357,340	256	3,198	—	—	1	851	—	361,389
	AFS financial assets	56	59,873	507	6,320	—	—	12	17,386	36,929	120,508
	HTM financial assets	—	—	—	—	—	—	—	—	1,753	1,753

		19,225	20,591,517	212,461	2,650,448	195	33,513	812	1,150,110	973,014	25,398,602

Liability	Financial liabilities at FVTPL	359	384,030	1,600	19,960	—	—	2	2,558	1,976	408,524
	Deposits	5,498	5,888,770	70,582	880,512	107	18,376	264	373,687	343,281	7,504,626
	Borrowings	5,681	6,084,443	84,204	1,050,443	60	10,313	521	738,420	132,432	8,016,051
	Debentures	3,691	3,953,731	46,533	580,495	—	—	—	—	613,500	5,147,726
	Other financial liabilities	4,954	5,306,451	13,920	173,646	—	—	193	272,729	143,909	5,896,735

		20,183	21,617,425	216,839	2,705,056	167	28,689	980	1,387,394	1,235,098	26,973,662

	Off-balance	11,390	12,199,346	39,429	491,879	91	15,667	893	1,264,138	623,895	14,594,925

(3)	Liquidity risk

Liquidity risk refers to the risk that the Bank may encounter difficulties in meeting obligations from its financial liabilities.

1)	Liquidity risk management

Liquidity risk management is to prevent potential cash shortage as a result of mismatching the use of funds (assets) and sources of funds (liabilities) or unexpected cash outflows.

Assets and liabilities are grouped by account under Asset Liability Management (“ALM”) in accordance with the characteristics of the account. The Bank manages liquidity risk by identifying maturity gap and such gap ratio through various cash flows analysis (i.e. based on remaining maturity and contract period, etc.); while maintaining the gap ratio at or below the target limit.

2)	Maturity analysis of non-derivative financial liabilities

a)	The Bank’s maturity analysis of non-derivative financial liabilities, cash flows of principals and interests, by remaining contractual maturities are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	345,676	3,340	3,340	3,035	205,120	19,490	580,001
Deposits due to customers	101,589,361	19,216,200	15,796,597	29,381,974	6,245,522	1,173,144	173,402,798
Borrowings	9,768,121	2,275,047	612,797	793,257	2,976,007	626,580	17,051,809
Debentures	2,037,223	1,966,844	1,872,243	1,227,546	7,278,372	3,229,174	17,611,402
Other financial liabilities	11,774,123	—	—	—	—	3,048,166	14,822,289

	125,514,504	23,461,431	18,284,977	31,405,812	16,705,021	8,096,554	223,468,299

	December 31, 2012
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	335,100	6,224	86,712	4,351	119,008	192,927	744,322
Deposits due to customers	99,409,155	20,069,786	14,758,778	28,726,669	4,580,032	877,036	168,421,456
Borrowings	10,129,335	1,900,268	535,206	1,350,409	2,564,776	617,591	17,097,585
Debentures	2,181,687	1,717,644	1,780,063	1,285,204	10,130,908	2,596,296	19,691,802
Other financial liabilities	12,174,984	—	—	—	—	3,924,929	16,099,913

	124,230,261	23,693,922	17,160,759	31,366,633	17,394,724	8,208,779	222,055,078

Above maturity analysis includes both principal and interest cash flows by contractual maturities.

b)	Cash flows of principals and interests by expected maturities of non-derivative financial liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	345,676	3,340	3,340	3,035	205,120	19,490	580,001
Deposits due to customers	113,937,301	22,022,094	14,868,544	16,553,599	4,745,490	570,293	172,697,321
Borrowings	9,768,122	2,275,045	612,797	793,257	2,976,007	626,580	17,051,808
Debentures	2,037,223	1,966,844	1,872,242	1,227,546	7,278,372	3,229,174	17,611,401
Other financial liabilities	11,774,123	—	—	—	—	3,048,166	14,822,289

	137,862,445	26,267,323	17,356,923	18,577,437	15,204,989	7,493,703	222,762,820

	December 31, 2012
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
Financial liabilities at FVTPL	335,100	6,224	86,712	4,351	119,008	192,927	744,322
Deposits due to customers	112,341,499	23,162,946	13,389,032	14,898,501	3,566,428	334,429	167,692,835
Borrowings	10,129,435	1,900,181	535,192	1,350,409	2,564,776	617,591	17,097,584
Debentures	2,181,687	1,717,644	1,780,063	1,285,204	10,130,908	2,596,296	19,691,802
Other financial liabilities	12,174,984	—	—	—	—	3,924,929	16,099,913

	137,162,705	26,786,995	15,790,999	17,538,465	16,381,120	7,666,172	221,326,456

Above maturity analysis includes both interest and principal cash flows by expected maturities.

c)	Maturity analysis of derivative financial liabilities is as follows (Unit: Korean Won in millions):

	Remaining maturity
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	5 years ~	Total
December 31, 2013	2,095,589	—	—	—	—	—	2,095,589
December 31, 2012	2,833,902	—	—	—	—	—	2,833,902

Derivatives held for trading are not managed by contractual maturity as they are held for trading or redemption before maturity. Therefore, they are included in the ‘within 3 months’. Cash flows from derivatives instrument held for fair value hedging or cash flow hedging are estimated net cash flows.

d)	Maturity analysis of off-balance sheet accounts is as follows (Unit: Korean Won in millions):

Guarantees and loan commitments like guarantees for debenture issuance and guarantees for loans which are financial guarantee provided by the Bank has expiration dates. However, in case of request of transaction counterparty, the Bank will carry out a payment immediately. Details of off-balance sheet accounts are as follows (Unit: Korea Won in millions):

	December 31, 2013	December 31, 2012
Guarantees	18,943,567	20,169,824
Loan commitments	64,541,953	85,658,729

(4)	Operational risk

The Bank defines operational risk as the risk that could cause a negative effect on capital resulting from inadequate internal process, labor work and systematic problem or external factors.

1)	Operational risk management

The Bank has been running the operational risk management system under Basel II . The Bank developed advanced measurement approached to quantify required capital for operational risk. This system is used for reinforcement in foreign competitions, reducing the amount of risk capitals, managing the risk, and precaution for any unexpected occasions. This system has been tested by the independent third party, and this system approved by the Financial Supervisory Service.

2)	Operational risk measurement

To quantify required capital for operational risk, the Bank applies advanced measurement approach using of internal loss data, business environment and internal control factors and scenario analysis. For the risk management over subsidiaries of the Bank, the Bank uses the basic indicator approach.

(5)	Capital management

The Bank complies with the capital adequacy standard established by the Financial Services Commission. The capital adequacy standard is based on Basel III published by Basel Committee on Banking Supervision in Bank of International Settlements in 2010, and was implemented in Korea in December 2013. The Bank is required to maintain a minimum Common Equity Tier 1 ratio of at least 4.5%, a minimum Tier 1 ratio of 6.0% and a minimum Total Regulatory Capital of 8.0% in December 2013.

The Bank’s equity capital is classified into three categories in accordance with the Supervisory Regulations and Detailed Supervisory Regulations on Banking Business.

-	Common Equity Tier 1 Capital (CET 1): CET 1 includes common shares issued, capital surplus, retained earnings, non-controlling interests of consolidated subsidiaries, accumulated other comprehensive income and others.

-	Additional Tier 1 Capital (Additional Tier 1): Additional Tier 1 includes equity securities issued by the Bank that meet the criteria for inclusion in Additional Tier 1 capital, and stock surplus resulting from the issue of instruments included in Additional Tier 1 capital and others.

-	Tier 2 Capital (Tier 2): Tier 2 includes equity that meet the criteria for inclusion in Tier 2 Capital, and the allowance for loan losses in accordance with Regulation on Supervision of Banking Business and others.

Risk-weighted assets are the Bank’s assets weighted according to credit risk; errors caused by internal process problems, external occasions and danger of the change in market. The Bank calculates risk weighted assets to comply with the Supervisory Regulations and Detailed Supervisory Regulations on Banking Business and uses it for BIS ratio calculation comparing the capital total that is the sum of CET 1, Additional Tier 1 and Tier 2.

The Bank makes measures to cope with certain level of loss caused by accumulating the equity capital that is exposed to the risk. The Bank is testing and using not only the BIS percentage, which is the minimum regulation standard, but also it is using internal standards. An evaluation on capital adequacy is performed to calculate the gap between available capital and economic capital. In addition, analysis on emergent incidents and additional capital requirements are added and applied. The capital adequacy is evaluated for both supervisory and internal management purpose in accordance with the comparison of unexpected loss and the available capital. If the test result from internal capital adequacy shows lack of available capital, the Bank is committed to expanding the equity capital and reinforcement of the risk management.

Details of the Bank’s capital adequacy ratio as of December 31, 2013 and December 31, 2012 are as follows (Unit: Korean Won in millions):

December 31, 2013
Common Capital Tier 1 Capital	14,507,679
Additional Tier 1 Capital	2,147,481
Tier 2 Capital	3,727,782

20,382,942

Risk weighted assets	131,313,279

Capital adequacy ratio	15.52%

December 31, 2012
Basic capital	15,839,763
Supplement capital	4,664,732

20,504,495

Risk weighted assets	139,532,913

Capital adequacy ratio	14.70%

The Bank calculated capital adequacy ratio according to BASEL II as of December 31, 2012.

5.	OPERATING SEGMENTS

The Bank’s reporting segments comprise the following customers: consumer banking, corporate banking, investment banking, capital market, and headquarters and others. The reportable segments are classified based on the target customers for whom the service is being provided:

Details of products and services
Consumer banking	Loans/deposits and financial services for consumer
Corporate banking	Loans/deposits and export/import, financial services for corporations
Investment banking	Domestic/foreign investment, structured finance, M&A, Equity & fund investment related business, venture advisory related tasks, real estate SOC development practices, etc.
Capital market	Fund management, investment securities and derivatives business
Headquarter and others	Sector does not correspond to the above operating segments

Segments operating income, which differs from financial operating income, is evaluated by the Bank in deciding how to allocate resources and in assessing performance. Income tax of the Bank is allocated to each segment proportionally by ratio of income before tax of each segment because this is not directly attributable to the operating segments.

The details of assets and liabilities by each segment are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter-segment transactions	Total
Assets	74,305,224	89,900,968	7,038,975	10,778,521	60,976,232	242,999,920	686,246	243,686,166
Liabilities	45,336,744	135,083,652	105,146	10,006,252	32,445,113	222,976,907	2,455,214	225,432,121

	December 31, 2012
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter-segment transactions	Total
Assets	71,919,601	84,989,581	8,016,568	20,548,977	56,513,168	241,987,895	679,913	242,667,808
Liabilities	41,262,437	129,294,513	111,792	18,346,591	33,038,513	222,053,846	2,119,914	224,173,760

The details of operating income by each segment are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Consumer banking	Corporate banking	Investment banking	Capital Market	Headquarters and others	Sub-total	Inter-segment transaction	Total
Net interest income
Interest income	3,233,552	3,832,238	256,860	82,649	1,278,879	8,684,178	99,171	8,783,349
Interest expense	(1,653,013)	(2,282,673)	(717)	(29,121)	(895,771)	(4,861,295)	268,422	(4,592,873)
Inter-segment	(75,167)	397,485	(236,489)	6,618	(92,447)	—	—	—

	1,505,372	1,947,050	19,654	60,146	290,661	3,822,883	367,593	4,190,476

Non-interest income
Non-interest income	645,404	518,355	401,904	4,849,598	2,064,444	8,479,705	180,912	8,660,617
Non-interest expense	(244,085)	(100,033)	(334,021)	(4,856,921)	(1,827,245)	(7,362,305)	(554,199)	(7,916,504)
Inter-segment	14,346	25,445	—	—	(39,791)	—	—	—

	415,665	443,767	67,883	(7,323)	197,408	1,117,400	(373,287)	744,113

Other expense
Administrative expense	(1,643,064)	(831,660)	(17,458)	(21,744)	(56,232)	(2,570,158)	18,536	(2,551,622)
Impairment losses on credit loss and others	(118,827)	(1,582,714)	(138,548)	(17,812)	(93,770)	(1,951,671)	(86,373)	(2,038,044)

	(1,761,891)	(2,414,374)	(156,006)	(39,556)	(150,002)	(4,521,829)	(67,837)	(4,589,666)

Operating income (loss)	159,146	(23,557)	(68,469)	13,267	338,067	418,454	(73,531)	344,923
Non-operating income (loss)	(14,340)	(10,787)	38,464	34,367	87,205	134,909	(41,282)	93,627

Net income before income tax expense	144,806	(34,344)	(30,005)	47,634	425,272	553,363	(114,813)	438,550
Income tax expense	(35,043)	8,312	7,261	(11,527)	(102,917)	(133,914)	60,221	(73,693)

Profit from continuing operations	109,763	(26,032)	(22,744)	36,107	322,355	419,449	(54,592)	364,857
Profit from discontinued operations	—	—	—	—	29,476	29,476	—	29,476

Net income	109,763	(26,032)	(22,744)	36,107	351,831	419,449	(54,592)	394,333

	For the year ended December 31, 2012
	Consumer banking	Corporate banking	Investment banking	Capital market	Headquarters and others	Sub-total	Inter-segment transaction	Total
Net interest income
Interest income	4,090,920	4,688,083	337,363	288,608	1,425,072	10,830,046	292,437	11,122,483
Interest expense	(1,855,733)	(2,820,879)	(72)	(167,983)	(1,121,974)	(5,966,641)	241,101	(5,725,540)
Inter-segment	(134,749)	534,034	(331,460)	(32,769)	(35,055)	1	(1)	—

	2,100,438	2,401,238	5,831	87,856	268,043	4,863,406	533,537	5,396,943

Non-interest income
Non-interest income	687,246	972,849	340,024	5,759,911	2,075,048	9,835,078	(2,720)	9,832,358
Non-interest expense	(472,581)	(525,046)	(250,453)	(5,777,549)	(1,605,355)	(8,630,984)	(528,224)	(9,159,208)
Inter-segment	13,573	20,515	—	—	(34,088)	—	—	—

	228,238	468,318	89,571	(17,638)	435,605	1,204,094	(530,944)	673,150

Other expense
Administrative expense	(1,673,720)	(811,068)	(18,278)	(23,521)	(15,585)	(2,542,172)	3,434	(2,538,738)
Impairment losses on credit loss and others	(118,449)	(1,484,228)	(77,748)	(64,678)	(111,406)	(1,856,509)	40	(1,856,469)

	(1,792,169)	(2,295,296)	(96,026)	(88,199)	(126,991)	(4,398,681)	3,474	(4,395,207)

Operating income (loss)	536,507	574,260	(624)	(17,981)	576,657	1,668,819	6,067	1,674,886
Non-operating income (loss)	(18,788)	(2,849)	24,355	—	55,537	58,255	(5,985)	52,270

Net income before income tax expense	517,719	571,411	23,731	(17,981)	632,194	1,727,074	82	1,727,156

Income tax expense	(125,288)	(138,281)	(5,743)	4,352	(152,990)	(417,950)	82,568	(335,382)

Net income (loss)	392,431	433,130	17,988	(13,629)	479,204	1,309,124	82,650	1,391,774

Information on financial products and services

The financial products of the Bank are classified as interest, non-interest and other goods; however, since this classification has already been reflected in the component of the operating segments above. Therefore, revenue from external customers is not separately disclosed.

Information on geographical areas

Details of the geographical revenue from external customers and non-current assets are as follows (Unit: Korean Won in millions):

	Revenue from external customers		Non-current assets
	For the year ended December 31, 2013	For the year ended December 31, 2012	December 31, 2013	December 31, 2012
Domestic	17,232,492	20,715,722	4,858,109	4,740,342
Overseas	211,474	239,119	8,862	9,501

Total	17,443,966	20,954,841	4,866,971	4,749,843

(*)	Revenue classified as profit from discontinued operations are included.

Revenue from external customers consists of interest income and non-interest income. Non-current assets consist of investments in subsidiaries and associates, investment properties, premises and equipment, and intangible assets.

6.	CASH AND CASH EQUIVALENTS

(1)	Details of cash and cash equivalents are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Cash and checks	2,227,813	2,551,529
Foreign currencies	488,861	501,098
Demand deposits	1,923,344	1,054,975
Fixed deposits	54,183	27,751

	4,694,201	4,135,353

(2)	Material transactions not involving cash inflows and outflows are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Changes in other comprehensive income (loss) due to valuation of AFS financial assets	29,837	(346,677)
Changes in other comprehensive income (loss) of overseas business translation	(10,136)	(20,966)
Changes in other comprehensive income (loss) due to re-measurement	6,451	(48,826)
Decrease in net assets due to the credit card division spin-off	674,825	—
Changes in investments in subsidiaries and associates due to equity swap	54,534	75,290
Changes in accrued dividends of hybrid equity securities	5,050	(9,176)

7.	FINANCIAL ASSETS AT FVTPL

(1)	Details of financial assets at trading securities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Securities in local currency:
Korean treasury and government agencies	412,031	457,470
Financial institutions	510,338	1,586,814
Equity securities	182,571	276,280
Beneficiary certificates	29,821	112,315
CP	—	2,876,291
Loaned securities	33,084	26,165

	1,167,845	5,335,335

Derivatives instruments assets:
Interest rate derivatives	1,007,732	1,573,332
Currency derivatives	1,111,547	1,296,928
Equity derivatives	54,749	57,918
Commodity derivatives	2,764	5,028

	2,176,792	2,933,206

Other financial assets (CMA CP)	—	1,646,507
Gold banking assets	9,299	5,582

	3,353,936	9,920,630

(2)	Structured notes of financial assets at FVTPL are as follows (Unit: Korean Won in millions):

December 31, 2013
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Synthetic CDO	—	—	Credit risk of underlying assets

December 31, 2012
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Synthetic CDO	32,133	—	Credit risk of underlying assets

8.	AFS FINANCIAL ASSETS

(1)	Details of AFS financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,256,116	2,135,680
Financial institutions	5,594,407	4,467,902
Corporates	1,973,229	1,655,000

	9,823,752	8,258,582

Equity securities:
Listed stock	478,198	444,653
Unlisted stock	628,983	693,287
Capital contributions	255,216	238,057
Beneficiary certificates	4,954,164	4,228,034

	6,316,561	5,604,031

Other securities	5,083	—

	16,145,396	13,862,613

AFS financial assets in foreign currencies:
Debt securities	22,132	11,555
Equity securities	91,613	108,954

	113,745	120,509

Loaned securities	240,034	20,413

	16,499,175	14,003,535

(2)	Details of unrealized profit and loss in AFS financial assets are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Amortized cost	Unrealized gain	Unrealized loss	Fair value
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,265,063	6,158	(15,105)	2,256,116
Financial institutions	5,591,359	4,345	(1,297)	5,594,407
Corporates	1,956,820	18,230	(1,821)	1,973,229

	9,813,242	28,733	(18,223)	9,823,752

Equity securities:
Listed stock	418,904	64,440	(5,146)	478,198
Unlisted stock	496,871	136,809	(4,697)	628,983
Capital contributions	257,471	13,572	(15,827)	255,216
Beneficiary certificates	4,873,824	82,538	(2,198)	4,954,164

	6,047,070	297,359	(27,868)	6,316,561

Other securities	4,985	98	—	5,083

	15,865,297	326,190	(46,091)	16,145,396

AFS financial assets in foreign currencies:
Debt securities	22,114	25	(7)	22,132
Equity securities	72,423	27,231	(8,041)	91,613

	94,537	27,256	(8,048)	113,745

Loaned securities	239,899	313	(178)	240,034

	16,199,733	353,759	(54,317)	16,499,175

	For the year ended December 31, 2012
	Amortized cost	Unrealized gain	Unrealized loss	Fair value
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,115,604	21,543	(1,467)	2,135,680
Financial institutions	4,453,113	16,147	(1,358)	4,467,902
Corporates	1,626,191	29,009	(200)	1,655,000

	8,194,908	66,699	(3,025)	8,258,582

Equity securities:
Listed stock	412,834	32,255	(436)	444,653
Unlisted stock	518,150	184,430	(9,293)	693,287
Capital contributions	255,450	2,416	(19,809)	238,057
Beneficiary certificates	4,225,789	15,977	(13,732)	4,228,034

	5,412,223	235,078	(43,270)	5,604,031

	13,607,131	301,777	(46,295)	13,862,613

AFS financial assets in foreign currencies:
Debt securities	11,563	8	(16)	11,555
Equity securities	85,308	30,725	(7,079)	108,954

	96,871	30,733	(7,095)	120,509

Loaned securities	19,930	483	—	20,413

	13,723,932	332,993	(53,390)	14,003,535

(3)	Structured notes of AFS financial assets are as follows (Unit: Korean Won in millions):

December 31, 2013
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Cash CDO	138,045	—	Credit risk of underlying assets
Synthetic CDO	—	—	Credit risk of underlying assets

	138,045	—

	December 31, 2012
	Face value	Carrying value	Potential Risk
Structured notes relating to credit risk:
Cash CDO	140,112	—	Credit risk of underlying assets
Synthetic CDO	21,422	—	Credit risk of underlying assets

	161,534	—

9.	HTM FINANCIAL ASSETS

(1)	Details of HTM financial assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
In local currency:
Korean treasury and government agencies	4,728,909	5,527,699
Financial institutions	2,155,965	3,242,394
Corporates	5,131,162	5,534,920

	12,016,036	14,305,013

In foreign currencies:
Debt securities	834	1,753

	12,016,870	14,306,766

(2)	Details of unrealized profit and loss in HTM financial assets are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Amortized cost	Unrealized gain	Unrealized loss	Fair value
In local currency:
Korean treasury and government agencies	4,728,909	58,237	(16,900)	4,770,246
Financial institutions	2,155,965	8,012	(593)	2,163,384
Corporates	5,131,162	65,107	(6,361)	5,189,908

	12,016,036	131,356	(23,854)	12,123,538

In foreign currencies:
Debt securities	834	—	—	834

	12,016,870	131,356	(23,854)	12,124,372

	For the year ended December 31, 2012
	Amortized cost	Unrealized gain	Unrealized loss	Fair value
In local currency:
Korean treasury and government agencies	5,527,699	99,011	(5,691)	5,621,019
Financial institutions	3,242,394	14,190	(300)	3,256,284
Corporates	5,534,920	96,855	(3,139)	5,628,636

	14,305,013	210,056	(9,130)	14,505,939

In foreign currencies:
Debt securities	1,753	—	—	1,753

	14,306,766	210,056	(9,130)	14,507,692

10.	LOANS AND RECEIVABLES

(1)	Details of loans and receivables are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Due from banks	9,302,685	9,225,933
Loans	182,076,759	171,951,411
Other loan and receivables	10,457,245	13,898,641

	201,836,689	195,075,985

(2)	Details of due from banks are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Due from banks in local currency:
Due from the BOK	8,304,869	8,624,062
Others	7,945	8,355
Provisions for credit losses	(1,978)	(1,943)

	8,310,836	8,630,474

Due from banks in foreign currencies:
Due from banks on demand	851,487	495,506
Due from banks on time	52,602	38,056
Others	88,083	62,226
Provisions for credit losses	(323)	(329)

	991,849	595,459

	9,302,685	9,225,933

(3)	Details of restricted due from banks are as follows (Unit: Korean Won in millions):

Financial institution	December 31, 2013	December 31, 2012	Reason of restriction
Due from banks in local currency:
BOK	8,304,869	8,624,062	Reserve deposits on BOK Act
Korea Exchange	250	250	Joint compensation fund for loss incurred
Korea Exchange Bank and others	7,695	8,105	Litigation reserves

	8,312,814	8,632,417

Due from banks in foreign currencies:
BOK	701,238	458,990	Reserve deposits on BOK Act
Bank of Japan and others	158,058	44,442	Reserve deposits in foreign branches and others
Central Bank of Bangladesh and others	60,042	62,762	Installation deposits of financial institution and others
Korea Investment & Securities Co., Ltd. and others	2,925	—	Collateral for overseas future trading

	922,263	566,194

	9,235,077	9,198,611

(4)	Details of loans are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Loans in local currency	155,413,224	144,240,928
Loans in foreign currencies	6,939,573	6,984,594
Domestic banker’s usance	4,958,522	4,892,884
Credit card accounts	—	4,113,083
Bills bought in foreign currencies	4,190,391	4,082,184
Bills bought in local currency	85,953	245,378
Factoring receivables	175,447	155,312
Advances for customers	54,645	125,841
Privately placed bonds	477,241	768,557
Loans for debt-equity swap	498	498
Call loans	7,850,947	4,878,549
Bonds purchased under repurchase agreements	4,729,100	4,130,000
Other loans	50,728	42,147
Deferred loan origination fees and costs	296,832	230,939
Present value discount	(21,496)	(19,660)
Fair value hedging adjustment	142	248
Provisions for credit losses	(3,124,988)	(2,920,071)

	182,076,759	171,951,411

(5)	Details of other loans and receivables are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Accounts receivables	8,100,879	11,259,227
Accrued income	817,950	913,046
Guarantee deposits	1,016,055	996,778
Other assets (*)	914,062	1,068,668
Present value discount	(48,886)	(52,868)
Provisions for credit losses	(342,815)	(286,210)

	10,457,245	13,898,641

(*)	As of December 31, 2013, other assets include ￦237,229 million of receivable from other financial institutions, conforming to the agreement of financial institution council. On the other hand, as of December 31, 2013, ￦7,030 million to be paid by is accounted for as other financial liabilities and other operating income and other operating expenses were recorded respectively for the related amounts (Notes 25 and 40).

(6)	Changes in the provisions for credit losses on loans and receivables are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Consumers	Corporates	Credit cards	Others	Total
Beginning balance	(258,849)	(2,543,054)	(118,168)	(288,482)	(3,208,553)
Provisions for credit losses	(161,145)	(1,784,805)	(22,645)	(57,502)	(2,026,097)
Recoveries of written-off loans	(27,759)	(154,418)	(6,132)	—	(188,309)
Charge-off	123,809	1,373,898	39,249	445	1,537,401
Sales of loans and receivables	4,058	118,040	—	147	122,245
Unwinding effect	20,251	115,256	114	—	135,621
Others	—	49,730	250	(1)	49,979
Credit card division spin-off	—	—	107,332	277	107,609

Ending balance	(299,635)	(2,825,353)	—	(345,116)	(3,470,104)

	For the year ended December 31, 2012
	Consumers	Corporates	Credit cards	Others	Total
Beginning balance	(190,572)	(2,566,814)	(119,481)	(259,042)	(3,135,909)
Provisions for credit losses	(170,550)	(1,469,030)	(143,949)	(31,246)	(1,814,775)
Recoveries of written-off loans	(40,913)	(141,787)	(31,491)	—	(214,191)
Charge-off	120,932	1,458,353	175,964	843	1,756,092
Sales of loans and receivables	8,522	120,764	—	963	130,249
Unwinding effect	13,725	71,754	311	—	85,790
Others	7	(16,294)	478	—	(15,809)

Ending balance	(258,849)	(2,543,054)	(118,168)	(288,482)	(3,208,553)

(7)	Changes in deferred loan origination fees and costs are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Balance at January 1, 2013	Increase	Decrease	Balance at December 31, 2013
Deferred loan origination fees	(34,593)	(8,860)	19,246	(24,207)
Deferred loan origination costs	265,532	199,563	(144,056)	321,039

	230,939	190,703	(124,810)	296,832

	For the year ended December 31, 2012
	Balance at January 1, 2012	Increase	Decrease	Balance at December 31, 2012
Deferred loan origination fees	(47,135)	(21,533)	34,075	(34,593)
Deferred loan origination costs	202,694	181,998	(119,160)	265,532

	155,559	160,465	(85,085)	230,939

11.	THE FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

The Bank classified and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: fair value measurements are those derived from inputs that are observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices). Other than quoted prices included within Level 1

•	Level 3: fair value measurements are those derived from valuation technique that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

(1)	Fair value hierarchy of financial assets and liabilities measured at current fair value is as follows (Korean Won in millions):

	December 31, 2013
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Financial assets:
Financial assets at FVTPL:
Securities in local currency:
Korean treasury and government agencies	411,931	100	—	412,031
Financial institutions	—	510,338	—	510,338
Equity securities	182,571	—	—	182,571
Beneficiary certificates	—	29,821	—	29,821
Loaned securities	33,084	—	—	33,084

	627,586	540,259	—	1,167,845

Derivatives instruments assets (*1):
Interest rate derivatives	—	1,110,874	28,244	1,139,118
Currency derivatives	—	1,102,060	9,487	1,111,547
Equity derivatives	4	2,081	52,688	54,773
Other derivatives	—	2,764	—	2,764

	4	2,217,779	90,419	2,308,202

Gold banking assets	9,299	—	—	9,299

	636,889	2,758,038	90,419	3,485,346

AFS financial assets:
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,156,460	99,656	—	2,256,116
Financial institutions	—	5,594,407	—	5,594,407
Corporates	—	1,973,229	—	1,973,229

	2,156,460	7,667,292	—	9,823,752

Equity securities:
Listed stock	469,468	—	8,730	478,198
Unlisted stock	—	—	628,983	628,983
Capital contributions	—	—	255,216	255,216
Beneficiary certificates	—	4,590,919	363,245	4,954,164

	469,468	4,590,919	1,256,174	6,316,561

Other securities	—	—	5,083	5,083

	2,625,928	12,258,211	1,261,257	16,145,396

AFS financial assets in foreign currencies:
Debt securities	16,794	5,338	—	22,132
Equity securities	433	—	91,180	91,613

	17,227	5,338	91,180	113,745

Loaned securities	240,034	—	—	240,034

	2,883,189	12,263,549	1,352,437	16,499,175

	December 31, 2013
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Financial liabilities:
Financial liabilities at FVTPL:
Financial liabilities at trading securities:
Deposits due to customers
Gold banking liabilities	9,254	—	—	9,254
Derivatives instruments liabilities (*1):
Interest rate derivatives	—	1,023,834	10,098	1,033,932
Currency derivatives	—	1,031,595	—	1,031,595
Equity derivatives	460	17,264	11,221	28,945
Other derivatives	—	2,912	—	2,912

	460	2,075,605	21,319	2,097,384

	9,714	2,075,605	21,319	2,106,638

Financial liability designated at FVTPL:
Compound financial instruments	—	6,097	336,312	342,409
Debentures in local currency	—	125,529	—	125,529
Debentures in foreign currencies	—	57,630	—	57,630

	—	189,256	336,312	525,568

	9,714	2,264,861	357,631	2,632,206

(*1)	Derivatives classified as financial assets and liabilities at FVTPL are included in derivative assets and liabilities.
(*2)	There have been no transfers between Level 1 and Level 2 financial assets and liabilities measured at fair value for the year ended December 31, 2013. The Bank recognizes transfers between levels at the end of reporting period when events or conditions change.

	December 31, 2012
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
Financial assets:
Financial assets at FVTPL
Financial assets held for trading
Securities in local currency:
Korean treasury and government agencies	457,369	101	—	457,470
Financial institutions	—	1,586,814	—	1,586,814
Equity securities	276,280	—	—	276,280
Beneficiary certificate	—	112,315	—	112,315
Other securities	—	2,876,291	—	2,876,291
Loaned securities	26,165	—	—	26,165

	759,814	4,575,521	—	5,335,335

Derivatives instruments assets (*1):
Interest rate derivatives	—	1,840,802	—	1,840,802
Currency derivatives	—	1,296,928	—	1,296,928
Equity derivatives	319	8,393	49,206	57,918
Commodity derivatives	—	5,028	—	5,028

	319	3,151,151	49,206	3,200,676

Other financial assets (CMA CP)	—	1,646,507	—	1,646,507
Gold banking assets	5,582	—	—	5,582

	765,715	9,373,179	49,206	10,188,100

	December 31, 2012
	Level 1 (*2)	Level 2 (*2)	Level 3	Total
AFS financial assets:
AFS financial assets in local currency:
Debt securities:
Korean treasury and government agencies	2,135,606	74	—	2,135,680
Financial institutions	—	4,467,902	—	4,467,902
Corporates	—	1,655,000	—	1,655,000

	2,135,606	6,122,976	—	8,258,582

Equity securities:
Listed stock	347,648	—	97,005	444,653
Unlisted stock	—	—	693,287	693,287
Capital contributions	—	—	238,057	238,057
Beneficiary certificates	—	4,041,227	186,807	4,228,034

	347,648	4,041,227	1,215,156	5,604,031

	2,483,254	10,164,203	1,215,156	13,862,613

AFS financial assets in foreign currencies:
Debt securities	6,821	4,734	—	11,555
Equity securities	1,541	—	107,413	108,954

	8,362	4,734	107,413	120,509

Loaned securities	20,413	—	—	20,413

	2,512,029	10,168,937	1,322,569	14,003,535

Financial liabilities:
Financial liabilities at FVTPL:
Financial liabilities at trading securities:
Gold banking liabilities	5,582	—	—	5,582
Derivatives instruments liabilities (*1):
Interest rate derivatives	—	1,618,524	58	1,618,582
Currency derivatives	—	1,167,649	—	1,167,649
Equity derivatives	—	35,905	6,443	42,348
Commodity derivatives	—	5,323	—	5,323

	5,582	2,827,401	6,501	2,839,484

Financial liability designated at FVTPL:
Compound financial instruments	—	—	329,005	329,005
Debentures in local currency	—	227,920	—	227,920
Debentures in foreign currencies	—	87,534	—	87,534

	—	315,454	329,005	644,459

	5,582	3,142,855	335,506	3,483,943

(*1)	Derivatives classified as financial assets and liabilities at FVTPL are included in derivative assets and liabilities.
(*2)	There have been no transfers between Level 1 and Level 2 financial assets and liabilities measured at fair value for the year ended December 31, 2012. The Bank recognizes transfers between levels at the end of reporting period when events or conditions change.

The amounts of equity securities carried at cost which do not have a quoted market price in an active market and cannot be measured reliably at fair value are ￦23,487 million and ￦36,449 million as of December 31, 2013 and December 31, 2012, respectively. These securities are not actively traded or quoted equity instruments which were invested to special purposed entity such as asset securitization specialty and are classified into level 3 of unlisted stock and capital contributions. They are carried at cost because it is practically difficult to get financial information for valuation and expected cash flows of the unlisted equity securities cannot be measured reliably. The Bank has no plan to sell these financial instruments in the near future.

Financial assets’ carrying amount and related gains on disposal of financial assets carried at cost which do not have a quoted market price in an active market and cannot be measured reliably at fair value are follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Carrying amount	1,195	11,752
Gain on transaction	1,943	5,384

Financial assets and liabilities at FVTPL, AFS financial assets, held-for-trading financial assets and liabilities and derivative assets and liabilities are recognized at fair value. Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

Financial instruments are measured at fair value using a quoted market price in active markets. If there is no active market for a financial instrument, the Bank establishes the fair value using valuation techniques. Fair value measurement methods for each type of financial instruments are as follows:

	Fair value measurement technique	Input variables
Debt securities

The fair value is measured by discounting the projected cash flows of debt securities by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the issuers of the securities

Risk free market rate of return and credit spread
Equity securities

Among DCF (Discounted Cash Flow) Model, FCFE (Free Cash Flow to Equity) Model, Comparable Company Analysis, Dividend Discount Model, Risk-adjusted Rate of Return Method, and Net Asset Value Method, one or two methods are used given the characteristic of the subject of fair value measurement.

Risk free market rate of return, market risk premium, corporate beta
Derivatives

The in-house developed model which is based on the models that are used by market participants in the valuation of general OTC derivative products, such as options, interest rate swaps, and currency swap that are based on inputs observable in the market. However, for some complicated financial instruments of which valuation should be based on some assumptions since some significant or all inputs to be used in the model are not observable in the market, the in-house derived model which is developed from the general valuation models, such as Finite Difference Method (“FDM”) or Monte Carlo Simulation.

Risk-free market rate, forward rate, volatility, foreign exchange rate, stock prices, etc.
Compound financial instruments

Compound financial instrument are mostly equity linked securities. The fair value of the securities are measured by discounting the weighted average cash flow of future underlying stock price scenarios generated by Monte-Carlo simulation by a proper discount rate. To generate the scenarios, estimation of an expected rate of return of the underlying stock, a variability of the stock price, and a correlation among the stocks when the numbers of underlying stocks are more than 2 is needed. The variability of the stock price and the correlation among the stocks are estimated based on historical stock prices.

Volatility of stock price and correlation
Debentures	The fair value is measured by discounting the projected cash flows of a debenture by applying the market discount rate that is reflecting credit rating of the Bank.	Risk free market rate of return and forward rate

Measurement techniques of the financial assets and financial liabilities of level 3 that are recorded at fair value and significant, unobservable inputs are as follows:

	Fair value measurement technique	Input variable	Range
Derivative Assets	Option valuation model and others	Correlation	-1~1
		Historical variability	0%~70%
		Credit risk adjustment ratio	0%~100%
Derivative Liabilities	Option valuation model and others	Correlation	-1~1
		Historical variability	0%~70%
Compound financial instrument	Monte Carlo Simulation	Correlation	-1~1
		Historical variability	0%~70%
Equity securities	External appraisal value and others	Expected growth rate	0%~1%

Fair value of financial assets and liabilities classified into Level 3 uses external evaluation or value that is independently appraised by the Bank. Non-observable inputs used in measuring fair value are calculated from the internal system and adequacy of those inputs is reviewed at all times. Investment Valuation Committee is responsible for reviewing of external assessments, deciding of valuation methods and review of appropriateness of methodology. And the agenda of Investment Valuation Committee is reported to and approved by Risk Management Committee. Valuation methods are verified annually by focusing on large amount.

(2)	Changes in financial assets and liabilities classified into level 3 are as follows (Unit: Korean Won in millions):

	Transfer into/out of level 3 for the year ended December 31, 2013
	January 1, 2013	Net Income (loss)	Other comprehensive income (loss)	Purchases/ Issuances	Disposals/ Settlements	Transfer to or from level 3 (*6)	Dec. 31, 2013
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Derivative assets:
Interest rate derivatives (*1)	—	3,379	—	(550)	188	25,227	28,244
Currency derivatives (*2)	—	—	—	—	—	9,487	9,487
Equity derivatives	49,206	(9,759)	—	13,241	—	—	52,688

	49,206	(6,380)	—	12,691	188	34,714	90,419

AFS financial assets:
Listed stock in local currency (*3)	97,005	(34,654)	9,721	22,668	(19,173)	(66,873)	8,730
Unlisted stock in local currency	693,287	(49,757)	(23,483)	91,150	(82,214)	—	628,983
Capital contributions in local currency	238,057	8,077	14,820	48,330	(54,068)	—	255,216
Beneficiary certificates in local currency (*4)	186,807	(19,807)	18,050	83,903	(12,022)	106,314	363,245

	1,215,156	(96,141)	19,108	246,051	(167,477)	39,477	1,256,174

Others in local currency	—	—	418	4,665	—	—	5,083

	1,215,156	(96,141)	19,526	250,716	(167,477)	39,477	1,261,257

Equity securities in foreign currencies	107,413	3,082	(4,275)	3,517	(18,557)	—	91,180

	1,322,569	(93,059)	15,251	254,269	(186,034)	39,477	1,352,437

Financial liabilities:
Financial liabilities at FVTPL:
Derivative liabilities:
Interest rate derivatives (*1)	58	5,558	—	860	(1,031)	4,653	10,098
Currency derivatives (*5)	—	604	—	—	—	(604)	—
Equity derivatives (*1)	6,443	3,076	—	—	—	1,702	11,221

	6,501	9,238	—	860	(1,031)	5,751	21,319

Financial liabilities designated FVTPL:
Compound financial instruments	329,005	7,998	—	256,120	(256,811)	—	336,312

	335,506	17,236	—	256,980	(257,842)	5,751	357,631

(*1)	The derivative assets and liabilities were transferred into level 3 from level 2 upon the changes of fair value measurement method of the assets and liabilities by using the valuation techniques that include unobservable inputs from previously using valuation techniques that include inputs other than quoted prices included within Level 1 that are observable for the asset or liability.
(*2)	The derivative assets were transferred into level 3 from level 2 upon the changes of fair value measurement method of the assets by using the valuation techniques that include significant unobservable inputs.
(*3)	The AFS assets were transferred out of level 3 upon the change of the fair value measurement method of the assets by using quoted prices in the active market from previously using the external valuation specialists.
(*4)	AFS financial assets were transferred into or out of level 3 upon the changes in the degree of subjectivity and uncertainty used to measure fair values for the AFS financial assets.
(*5)	The derivative liabilities were transferred into level 2 from level 3 upon the change of the fair value measurement of the liabilities by using the valuation techniques that include inputs other than quoted prices included within Level 1 that are observable for the asset or liability from previously the valuation techniques based on unobservable inputs.
(*6)	The Bank recognizes transfers between levels at the end of reporting period when events or conditions change.

Out of the amounts recognized in net income for the year ended December 31, 2013, amounts related to assets and liabilities that the Bank currently holds are recognized as net losses of ￦119,251 million, which are included in gain or loss on financial instruments at FVTPL and gain or loss on AFS financial assets in the statements of comprehensive income.

	Transfer into/out of level 3 for the year ended December 31, 2012
	January 1, 2012	Net Income (loss)	Other comprehensive income (loss)	Purchases/ Issuances	Disposals/ Settlements	Transfer to or from level 3	Dec. 31, 2012
Financial assets:
Financial assets at FVTPL:
Financial assets held for trading:
Derivative assets:
Equity derivatives	31,191	18,015	—	—	—	—	49,206
AFS financial assets:
Listed stock in local currency (*1)	477,635	367,269	(370,282)	87,924	(466,199)	658	97,005
Unlisted stock in local currency	684,847	547	24,539	18,557	(35,203)	—	693,287
Capital contributions in local currency	252,004	(2,323)	(16,720)	31,484	(26,388)	—	238,057
Beneficiary certificates (*2)	253,308	74,947	(38,532)	14,138	(121,772)	4,718	186,807

	1,667,794	440,440	(400,995)	152,103	(649,562)	5,376	1,215,156

Equity securities in foreign currencies	136,067	(6,771)	(4,167)	5,224	(22,940)	—	107,413

	1,803,861	433,669	(405,162)	157,327	(672,502)	5,376	1,322,569

Financial liabilities:
Financial liabilities at FVTPL:
Derivative liabilities:
Interest rate derivatives	43	232	—	—	(217)	—	58
Equity derivatives	10,158	(2,813)	—	195	(1,097)	—	6,443

	10,201	(2,581)	—	195	(1,314)	—	6,501

Financial liabilities designated at FVTPL:
Compound financial instruments	273,449	29,138	—	84,353	(57,935)	—	329,005

	283,650	26,557	—	84,548	(59,249)	—	335,506

(*1)	The AFS assets were transferred into level 3 from level 1 upon the change of the fair value measurement method of the assets by using the external valuation specialists from previously using quoted prices in the active market.
(*2)	The AFS financial assets were transferred into level 3 from level 2 upon the changes of fair value measurement method of the assets by using the valuation techniques that include unobservable inputs from previously using valuation techniques that include inputs other than quoted prices included within Level 1 that are observable for the assets.

Out of the amounts recognized in net income for the year ended December 31, 2012, amounts related to assets and liabilities that the Bank currently holds are recognized as net loss of ￦61,608 million, which are included in gain or loss on financial instruments at FVTPL and gain or loss on AFS financial assets in the statements of comprehensive income.

(3)	The following table shows the sensitivity of level 3 fair values to reasonably possible alternative assumptions.

The sensitivity analysis of the financial instruments has been performed by classifying with favorable and unfavorable changes based on how changes in unobservable assumptions have effects on the fluctuations of financial instruments’ value. When the fair value of a financial instrument is affected by more than one unobservable assumption, the below table reflects the most favorable or the most unfavorable changes which result from varying the assumptions individually. There are two types of level 3 financial instruments which should be done through sensitivity analysis. Some instruments, such as equity derivatives and interest rate derivatives, that fair value changes are recognized as current income. Others, such as equity securities, debt securities, and beneficiary certificates that fair value changes are recognized as other comprehensive income. And equity securities, of which fair value level is classified level 3, measured at cost are excluded from sensitivity analysis.

The following table shows the sensitivity analysis to disclose the effect of reasonably possible alternative assumptions on the fair value of a level 3 financial instruments for as of December 31, 2013 and December 31, 2012 (Unit: Korean Won in millions):

	December 31, 2013
	Net income (loss)	Other comprehensive income (loss)
	Favorable	Unfavorable	Favorable	Unfavorable
Financial assets:
Financial assets held-for-trading:
Derivative assets (*1)	18,827	(12,342)	—	—
AFS financial assets:
Equity securities (*2)	—	—	64,129	(26,894)
Beneficiary certificates (*3)	—	—	5,851	(5,642)
Others (*3)	—	—	130	(128)

	—	—	70,110	(32,664)

	18,827	(12,342)	70,110	(32,664)

Financial liabilities:
Financial liabilities held-for-trading:
Derivative liabilities (*1)	3,975	(3,992)	—	—
Financial liabilities designated at FVTPL:
Compound financial instruments (*1)	3,024	(2,982)	—	—

	6,999	(6,974)	—	—

	December 31, 2012
	Net income (loss)		Other comprehensive income (loss)
	Favorable	Unfavorable	Favorable	Unfavorable
Financial assets:
Financial assets held for trading:
Derivative instruments assets (*1)	9,241	(9,083)	—	—
AFS financial assets:
Equity securities (*2)	—	—	116,488	(47,998)
Beneficiary certificates (*3)	—	—	2,003	(1,945)

	—	—	118,491	(49,943)

	9,241	(9,083)	118,491	(49,943)

Financial liabilities:
Financial liabilities held for trading:
Derivative liabilities (*1)	3,550	(3,662)	—	—
Financial liabilities designated FVTPL:
Compound financial instruments (*1)	5,900	(6,180)	—	—

	9,450	(9,842)	—	—

(*1)	Fair value changes of equity derivatives and financial assets designed at FVTPL are calculated by increasing or decreasing historical fluctuation of stock price and correlation by 10%. The historical fluctuation rate of stock price and correlation are major unobservable variables. Fair value changes of interest rate-linked and currency-linked derivatives are calculated by increasing or decreasing historical fluctuation of interest rate and credit risk adjustment by 10%.
(*2)	Fair value changes of equity securities are calculated by increasing or decreasing growth rate (0~1%) and discount rate or liquidation value (-1~1%) and discount rate. The growth rate, discount rate, and liquidation value are major unobservable variables.
(*3)	Fair value changes of beneficiary certificates are calculated by increasing or decreasing price fluctuation of trust property and discount rate by 1%, respectively. The price fluctuation of trust property and discount rate are major unobservable variables.

(4)	Fair value and carrying amount of financial assets and liabilities that are recorded at amortized cost are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Fair value			Carrying Value
	Level 1	Level 2	Level 3
Financial assets:
HTM financial assets
Korean treasury and government agencies	2,682,460	2,087,786	—	4,770,246
Financial institutions and others	—	7,354,126	—	7,354,126

	2,682,460	9,441,912	—	12,124,372

Loans and receivables	—	—	201,919,084	201,919,084
Financial liabilities:
Deposits due to customers	—	169,809,510	—	169,809,510
Borrowings	—	16,717,599	—	16,717,599
Debentures	—	16,910,463	—	16,910,463
Other financial liabilities	—	19,159,900	—	19,159,900

	December 31, 2012
	Fair value			Carrying Value
	Level 1	Level 2	Level 3
Financial assets:
HTM financial assets
Korean treasury and government agencies	3,691,528	1,929,491	—	5,621,019
Financial institutions and others	—	8,886,673	—	8,886,673

	3,691,528	10,816,164	—	14,507,692

Loans and receivables	—	—	196,944,325	196,944,325
Financial liabilities:
Deposits due to customers	—	164,508,125	—	164,508,125
Borrowings	—	16,840,365	—	16,840,365
Debentures	—	18,811,955	—	18,811,955
Other financial liabilities	—	20,464,219	—	20,464,219

Financial instruments are measured at fair value using a quoted market price in active markets. If there is no active market for a financial instrument, the Bank measures fair value of the financial instruments using valuation techniques. Fair value measurement techniques and input variable for each type of financial instruments that are recorded at amortized cost are as follows:

	Fair value measurement technique	Input variables
Debt securities	The fair value is measured by discounting the projected cash flows of debt securities by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the issuers of the securities	Risk free market rate of return and credit spread

Loans and receivables	The fair value is measured by discounting the projected cash flows of loan products by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the debtor.	Risk free market rate of return, credit spread and prepayment ratio

Deposits due to customers, borrowings and debentures	The fair value is measured by discounting the projected cash flows of debt products by applying the market discount rate that is reflecting credit rating of the Bank.	Risk free market rate of return and forward rate

12.	TRANSFER OF FINANCIAL INSTRUMENTS AND OFFSETTING

(1)	Transferred financial assets that do not meet condition of derecognition

1)	Bonds Sold Under Repurchase Agreements

The financial instruments that were disposed but the Bank agreed to repurchase at the fixed amounts at the same time, so that they did not meet the conditions of derecognition, are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Transfer assets	AFS financial assets	126,589	291,504
	HTM financial assets	651,582	943,694

		778,171	1,235,198

Liabilities	Bonds sold under repurchase agreements	493,642	890,367

2)	Loaned Securities

When the Bank loans its securities to outside parties, the legal ownerships of the securities are transferred, however, they should be returned at the end of lending period therefore the Bank does not derecognize them from the separate financial statements as it owns majority of risks and benefits from the securities continuously regardless of the transfer of legal ownership.

		December 31, 2013	December 31, 2012	Loaned to
Financial assets at FVTPL	Equity securities- listed stock	33,084	26,165	Samsung Securities Co., Ltd. and others
AFS financial assets	Debt securities- Korean treasury and government agencies	240,034	20,413	Korea Securities Depository

		273,118	46,578

(2)	Derecognized financial instrument through disposals, on which the Bank has continuous involvement

The book value, fair value of, and maximum exposure to loss from the financial assets that were derecognized from the separate financial statements of the Bank through disposals, but the Bank still have continuous involvements are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Type of continuous involvement	Book value of continuous participation	Fair value of continuous participation	Maximum exposure to loss
KAMCO tenth Asset Securitization Specialty (“KAMCO specialty”)	Acquisition of subordinated bonds of KAMCO specialty	1,746	1,851	1,746
Conditional disposal of loans to KAMCO (*)	Guarantee against loss on transferred assets by the Bank	—	—	709

	December 31, 2012
	Type of continuous involvement	Book value of continuous participation	Fair value of continuous participation	Maximum exposure to loss
KAMCO specialty	Acquisition of subordinated bonds of KAMCO specialty	1,746	1,930	1,746
Conditional disposal of loans to KAMCO (*)	Guarantee against loss on transferred assets by the Bank	—	—	709

(*)	The transferred assets are not settled yet. Therefore the cash flow upon the settlement is not determinable as of December 31, 2013. And the maximum exposure to loss represents the carrying amounts of the assets at the date when they were transferred to KAMCO. The Bank derecognized the transferred assets although the Bank retains and continues to retain substantially all such risks and rewards by applying the transition exemptions in K-IFRS 1101.

(3)	Financial assets and liabilities subject to offsetting, enforceable master netting agreements and similar agreements are as follows (Unit: Korean Won in millions):

The Bank has both domestic exchange receivables and domestic exchange payables which satisfy offsetting criteria of K-IFRS 1032. And the domestic exchange receivables (payables) are offset by domestic exchange payables (receivables) and recorded as loans and receivables or other financial liabilities in the statements of financial position.

Certain financial assets and liabilities of the Bank are subject to an enforceable master netting arrangement or similar agreement, under the circumstances of the counter-party’s default, insolvency or bankruptcy. These financial assets and liabilities include derivative assets, derivative liabilities, receivable spot exchange and payable spot exchange which do not satisfy the offsetting criteria of K-IFRS 1032.

In accordance with the collateral arrangements, cash collateral, which do not satisfy the offsetting criteria of K-IFRS 1032, can be offset with the net amount of derivatives assets, derivative liabilities, receivable spot exchange and payable spot exchange under the circumstances of the counter-party’s default, insolvency or bankruptcy.

The Bank has bonds sold under repurchase agreements which accounted as secured borrowings and bonds purchased under repurchase agreements which accounted as secured loans. The Bank under the repurchase agreements has offsetting right only upon the counter-party’s default, insolvency or bankruptcy, thus the repurchase agreements are applied by the TBMA/ISMA Global Master Repurchase Agreement of which do not satisfy the offsetting criteria of K-IFRS 1032. The Bank disclosed bonds sold (purchased) under repurchase agreements as borrowings (loans and receivables).

The details of the Bank’s recognized financial assets and liabilities subject to enforceable master netting arrangement or similar agreements as of December 31, 2013 and December 31, 2012, are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Gross amounts of recognized financial assets	Gross amounts of recognized financial liabilities off-set in the statement of financial position	Net amounts of financial assets presented in the statement of financial statement	Non-offsetting amounts in the statement of financial position		Net amounts
				Master netting arrangement and others	Cash collateral received
Financial assets:
Derivative assets (*1)	2,255,423	—	2,255,423	8,959,969	121,043	472,045
Receivable spot exchange (*2)	7,297,634	—	7,297,634
Bonds purchased under repurchase agreements	4,729,100	—	4,729,100	4,729,100	—	—
Domestic Exchange Settlements Debits (*3)	23,805,554	23,222,175	583,379	—	—	583,379

	38,087,711	23,222,175	14,865,536	13,689,069	121,043	1,055,424

Financial liabilities:
Derivative liabilities (*1)	2,087,852	—	2,087,852	8,970,024	—	759,041
Compound financial instruments	342,409	—	342,409
Payable spot exchange (*4)	7,298,804	—	7,298,804
Bonds sold under repurchase agreements	493,642	—	493,642	493,642	—	—
Domestic exchanges payable	25,988,995	23,222,175	2,766,820	2,746,297	—	20,523

	36,211,702	23,222,175	12,989,527	12,209,963	—	779,564

	December 31, 2012
	Gross amounts of recognized financial assets	Gross amounts of recognized financial liabilities off-set in the statement of financial position	Net amounts of financial assets presented in the statement of financial statement	Non-offsetting amounts in the statement of financial position		Net amounts
				Master netting arrangement and others	Cash collateral received
Financial assets:
Derivative assets (*1)	3,008,772	—	3,008,772	12,623,342	111,587	469,646
Receivable spot exchange (*2)	10,195,803	—	10,195,803
Bonds purchased under repurchase agreements	4,130,000	—	4,130,000	4,130,000	—	—
Domestic Exchange Settlements Debits (*3)	28,588,503	27,703,689	884,814	—	—	884,814

	45,923,078	27,703,689	18,219,389	16,753,342	111,587	1,354,460

Financial liabilities:
Derivative liabilities (*1)	2,819,655	—	2,819,655	12,587,123	—	758,227
Compound financial instruments	329,005		329,005
Payable spot exchange (*4)	10,196,690	—	10,196,690
Bonds sold under repurchase agreements	890,367	—	890,367	890,367	—	—
Domestic exchanges payable	27,763,020	27,703,689	59,331	59,331	—	—

	41,998,737	27,703,689	14,295,048	13,536,821	—	758,227

(*1)	Derivatives assets and liabilities are including derivatives held-for-trading and derivatives held-for-hedging.
(*2)	Receivable spot exchanges are included in receivables of loans and receivables.
(*3)	Domestic exchanges receivables are included in other financial assets of loans and receivables.
(*4)	Payable spot exchanges are included in accounts payable of other financial liabilities.

13.	INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES

(1)	The Bank has the following subsidiaries (Unit: Korean Won in millions, USD in thousands, RUB in 100 millions, IDR in millions, BRL in thousands):

				December 31, 2013
Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Woori Credit Information Co., Ltd.	Korea	KRW 5,000	Credit information	1,008,000	100.0	December 31
Woori America Bank	U.S.A	USD 122,500	Banking	24,500,000	100.0	December 31
PT. Bank Woori Indonesia	Indonesia	IDR 170,000	Banking	1,618	95.2	December 31
Woori Global Market Asia Limited	Hong Kong	USD 100,000	Banking	78,000,000	100.0	December 31
Woori Bank China Limited	China	USD 308,810	Banking	—	100.0	December 31
ZAO Woori Bank	Russia	RUB 14.5	Banking	57,999,999	100.0	December 31
Woori Brazil Bank	Brazil	BRL 77,090	Banking	77,094,000	100.0	December 31
Korea BTL Infrastructure Fund	Korea	KRW 644,300	Financial service	128,858,939	100.0	December 31
Woori Fund Service Co., Ltd.	Korea	KRW 3,000	Financial service	600,000	100.0	December 31

	December 31, 2012
Subsidiaries	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Woori Credit Information Co., Ltd.	1,008,000	100.0	December 31
Woori America Bank	24,500,000	100.0	December 31
PT. Bank Woori Indonesia	1,618	95.2	December 31
Woori Global Market Asia Limited	39,000,000	100.0	December 31
Woori Bank China Limited	—	100.0	December 31
ZAO Woori Bank	19,999,999	100.0	December 31
Woori Brazil Bank	39,999,999	100.0	December 31
Korea BTL Infrastructure Fund	115,332,541	100.0	December 31
Woori Fund Service Co., Ltd.	600,000	100.0	December 31

(2)	As for the structured entities in accordance with K-IFRS 1110 and K-IFRS 1112, it is determined that the Bank controls the entity after considering facts and circumstances, such as the Bank’s power over the entity’s related business activities, the Bank’s exposure to variable returns from the its involvement with the entity, and the Bank’s ability to affect the returns through its power over the entity.

Details of special purpose entities (“SPEs”) which the Bank controls are as follows:

<December 31, 2013>

Subsidiaries	Location	Main business	Percentage of ownership (%)	Financial statements as of
Structured entities for asset securitization (*1)
Kumho Trust 1st Co., Ltd.	Korea	Asset Securitization	—	December 31
Woori IB Global Bond Co., Ltd.	Korea	”	—	December 31
Asiana Saigon Inc.	Korea	”	—	December 31
An-Dong Raja 1st Co., Ltd.	Korea	”	—	December 31
KAMCO Value Recreation 1st Securitization Specialty LLC.	Korea	”	15.0	December 31
Hermes STX LLC.	Korea	”	—	December 31
BWL 1st LLC.	Korea	”	—	December 31
Consus 8th LLC.	Korea	”	—	December 31
Woori Pungsan Inc.	Korea	”	—	December 31
Pyeongtaek Ocean Sand Inc.	Korea	”	—	December 31
Deogi Dream 4th Co., Ltd.	Korea	”	—	December 31
Guam Emerald LLC.	Korea	”	—	December 31
Jeonju iwant LLC.	Korea	”	—	December 31
Wonju iwant LLC.	Korea	”	—	December 31
Height 3rd Co., Ltd.	Korea	”	—	December 31
W-synergy 1st Co., Ltd.	Korea	”	—	December 31
Money Trust by Trust Business Act (*2)
Woori Bank Principal Guaranteed Trust, Woori Bank Principal and Interest Guaranteed Trust	Korea	Trust	—	December 31
Structured entities for investing in securities
Haeoreum Short-term Bond 15th	Korea	Investment securities	100.0	December 31
G5 Pro Short-term 13th	Korea	”	100.0	December 31
G6 First Class Mid-term E-20	Korea	”	100.0	December 31
G15 First Class Mid-term C-1	Korea	”	100.0	December 31
D First Class Mid-term C-151	Korea	”	100.0	December 31
Woori Milestone Private Real Estate Fund 1st	Korea	”	94.8	December 31
Consus Sakhalin Real Estate Investment Trust 1st	Korea	”	75.0	December 31
Woori Partner Plus Private Equity Securities 4th	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-2nd	Korea	”	100.0	December 31
KTB Safe Private Equity Securities 77th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 12th	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 5th	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Equity Securities 27th	Korea	”	100.0	December 31
Yurie WB Private Equity Securities 5th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Equity Securities 25th	Korea	”	100.0	December 31
Mirae asset triumph Private Equity Securities 15th	Korea	”	100.0	December 31
Yurie WB Private Equity Securities 6th	Korea	”	100.0	December 31
Meritz Prime Private Equity Securities 93th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Equity Securities 26th	Korea	”	100.0	December 31
Mirae asset triumph Private Equity Securities 17th	Korea	”	100.0	December 31
Hanwha Private Equity Securities Investment Trust 57th	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-3rd	Korea	”	100.0	December 31
Phoenix sky private placement Investment Trust 15th	Korea	”	100.0	December 31
Samsung Plus Private Equity Securities 24th	Korea	”	100.0	December 31
HDC Private Equity Securities Investment Trust 10th	Korea	”	100.0	December 31
ING lion Private Equity Securities 47th	Korea	”	100.0	December 31
Meritz Prime Private Equity Securities 95th	Korea	”	100.0	December 31
LS leading solution Private Equity Securities 126th	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Equity Securities 32nd	Korea	”	100.0	December 31
Hyundai advantage Private Equity Securities 17th	Korea	”	100.0	December 31
Mirae asset triumph Private Equity Securities 21th	Korea	”	100.0	December 31
HDC Private Equity Securities Investment Trust 11th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 13th	Korea	”	100.0	December 31
Hi-good choice Equity Securities Investment Trust 8th	Korea	”	100.0	December 31
Samsung alpha club multi long-short Private 2nd	Korea	”	100.0	December 31
Truston Equity Securities Investment Trust 13th	Korea	”	100.0	December 31
Phoenix sky private placement Investment Trust 16th	Korea	”	100.0	December 31
Hanwha Private Equity Securities Investment Trust 65th	Korea	”	100.0	December 31
Hanwha Private Equity Securities Investment Trust 67th	Korea	”	100.0	December 31

(*1)	It is determined that the Bank controls the entity after considering all the facts and circumstances, such as the Bank’s power over the entity’s related business activities, the Bank’s exposure to variable returns from its involvement with the entity, and the Bank’s ability to affect the returns through its power over the entity, even though the Bank holds less than 50% ownership of the entity.
(*2)	The Bank controls the trust because it has power that determines the management performance over the trust and is exposed to variable returns to absorb losses through the guarantees of payment of principal and fixed rate of return.

<December 31, 2012>

Subsidiaries	Location	Main business	Percentage of ownership (%)	Financial statements as of
Structured entities for asset securitization (*1)
Kumho Trust 1st Co., Ltd.	Korea	Asset Securitization	—	December 31
Woori IB Global Bond Co., Ltd.	Korea	”	—	December 31
Asiana Saigon Inc.	Korea	”	—	December 31
An-Dong Raja 1st Co., Ltd.	Korea	”	—	December 31
KAMCO Value Recreation 1st Securitization Specialty LLC.	Korea	”	15.0	December 31
IB Global 1st LLC.	Korea	”	—	December 31
Hermes STX LLC.	Korea	”	—	December 31
BWL 1st LLC.	Korea	”	—	December 31
Consus 8th LLC.	Korea	”	—	December 31
Uri Pungsan Inc.	Korea	”	—	December 31
Pyeongtaek Ocean Sand Inc.	Korea	”	—	December 31
Deogi Dream 4th Co., Ltd.	Korea	”	—	December 31
Guam Emerald LLC.	Korea	”	—	December 31
Jeonju iwant LLC.	Korea	”	—	December 31
Wonju iwant LLC.	Korea	”	—	December 31
Height 3rd Co., Ltd.	Korea	”	—	December 31
Money Trust by Trust Business Act (*2)
Woori Bank Principal Guaranteed Trust, Woori Bank Principal and Interest Guaranteed Trust	Korea	Trust	—	December 31
Structured entities for investing in securities
Haeoreum Short-term Bond 15th	Korea	Securities investment	100.0	December 31
G5 Pro Short-term 13th	Korea	”	100.0	December 31
G6 First Class Mid-term E-20	Korea	”	100.0	December 31
G15 First Class Mid-term C-1	Korea	”	100.0	December 31
D First Class Mid-term C-151	Korea	”	100.0	December 31
Woori Milestone Private Real Estate Fund 1st	Korea	”	94.8	December 31
Consus Sakhalin Real Estate Investment Trust 1st	Korea	”	75.0	December 31
Woori Partner Plus Private Equity Securities 4th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 9th	Korea	”	100.0	December 31
Hanwha Smart Private Trust 50th	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 20th	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 3rd	Korea	”	100.0	December 31
Shinhan BNPP Corporate Private Investment Trust 17th	Korea	”	100.0	December 31
Woori Partner Plus Private Equity Securities 10th	Korea	”	100.0	December 31
Yurie WB Private Investment Trust 4th	Korea	”	100.0	December 31
Samsung Plus Private Investment Trust 21st	Korea	”	100.0	December 31
KDB Private Equity Securities Investment Trust WB 4th	Korea	”	100.0	December 31
Kyobo Axa Tomorrow Private Equity Securities 13th	Korea	”	100.0	December 31
Say Private Equity Securities Investment Trust WB 1st	Korea	”	100.0	December 31
Hanhwa Private Equity Securities Investment Trust 32nd	Korea	”	100.0	December 31
Eugene Pride Private Equity Securities Investment Trust 28th	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 15th	Korea	”	100.0	December 31
Woori Smart Investor Private Investment Trust 2nd	Korea	”	100.0	December 31
Hana UBS Power Private Equity Securities 5th	Korea	”	100.0	December 31
Mirae Asset Korea Blue Chips Private Trust 3rd	Korea	”	100.0	December 31
HDC New Star Private Equity Securities 15th	Korea	”	100.0	December 31
LS Leading Solution Private Equity Securities 118th	Korea	”	100.0	December 31
Hyundai Platinum Private Equity Securities W-1	Korea	”	100.0	December 31
Hana USB Power Private Equity Securities 15th	Korea	”	100.0	December 31
Phoenix Sky Private Equity Securities 11th	Korea	”	100.0	December 31

Subsidiaries	Location	Main business	Percentage of ownership (%)	Financial statements as of
Woori Partner Plus Private Equity Securities 11th	Korea	”	100.0	December 31
Mirae Asset Triumph Private Securities 9th		”	100.0	December 31
Kyobo Axa Tomorrow Private Trust 15th	Korea	”	100.0	December 31
Meritz Prime Private Equity Securities 79th	Korea	”	100.0	December 31
HDC New Star Private Equity Securities 17th	Korea	”	100.0	December 31
Hyundai Advantage Private Trust 16th	Korea	”	100.0	December 31
Phoenix private placement Investment Trust 13th	Korea	”	100.0	December 31
Hanwha Private Investment Trust 43rd	Korea	”	100.0	December 31

(*1)	It is determined that the Bank controls the entity after considering all the facts and circumstances, such as the Bank’s power over the entity’s related business activities, the Bank’s exposure to variable returns from its involvement with the entity, and the Bank’s ability to affect the returns through its power over the entity, even though the Bank holds less than 50% ownership of the entity.
(*2)	The Bank controls the trust because it has power that determines the management performance over the trust and is exposed to variable returns to absorb losses through the guarantees of payment of principal and fixed rate of return.

The following companies have been excluded from the consolidation scope despite being in current ownership of majority of equity on December 31, 2013 and 2012:

Subsidiaries	Location	Main business	Percentage of ownership (%)
Golden Bridge Sidus FNH Video (*)	Korea	Investment securities	58.8
Golden Bridge NHN Online Private Equity Investment (*)	Korea	Investment securities	60.0
Heungkuk High Class Private Equity Securities Investment Trust 377th	Korea	Investment securities	51.3

(*)	The Bank owns the majority of these SPEs, but has no power on the investees’ relevant activities. As results, it has been deemed that the Bank has no power or control on the SPEs.

(3)	Investments in associates are as follows (Unit: Korean Won in millions):

				December 31, 2013
Investee	Location	Capital	Main business	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Kumho Tires Co., Ltd. (*1)(*7)	Korea	739,100	Manufacturing	18,497,105	12.5	December 31
Woori Blackstone Korea Opportunity Private Equity Fund 1st	Korea	314,500	Securities investment	67,446,424,658	21.4	December 31
Woori Service Networks Co., Ltd. (*3)	Korea	500	Freight & staffing	4,704	4.9	November 31
Woori Private Equity Fund	Korea	172,600	Securities investment	49,931	28.9	December 31
Korea Credit Bureau Co., Ltd. (*2)	Korea	10,000	Credit information	144,000	7.2	December 31
Korea Finance Security Co., Ltd. (*3)	Korea	6,000	Security service	183,870	15.3	November 31
United PF 1st Corporate Financial Stability (*2)	Korea	1,081,400	Securities investment	190,650	17.7	December 31
Chin Hung International Inc. (*3)(*6)(*7)	Korea	47,300	Construction	25,010,400	26.8	November 31
Phoenix Digital Tech Co., Ltd. (*4)	Korea	2,000	Manufacturing	73,160	18.3	December 31
Poonglim Industrial Co., Ltd. (*8)	Korea	69,200	Construction	4,146,800	29.9	September 31
Ansang Tech Co., Ltd. (*5)	Korea	300	Manufacturing	21,800	23.0	—
STX Engine Co., Ltd. (*1)(*5)(*7)	Korea	123,000	Manufacturing	7,379,600	15.0	—
Samho International Co., Ltd. (*1)(*5)(*7)	Korea	75,900	Construction	1,190,000	7.8	—
Force TEC Co., Ltd. (*5)	Korea	76,700	Freight & staffing	34,144,788	22.6	—
Hana Engineering & Construction Co., Ltd. (*5)	Korea	3,900	Construction	177,874	22.2	—

	December 31, 2012
Investee	Number of shares owned	Percentage of ownership (%)	Financial statements as of
Kumho Tires Co., Ltd. (*1)(*7)	22,514,800	17.8	December 31
Woori Blackstone Korea Opportunity Private Equity Fund 1st	90,297,987,131	21.4	December 31
Woori Service Networks Co., Ltd. (*3)	4,704	4.9	November 31
Woori Private Equity Fund	53,286	28.9	December 31
Korea Credit Bureau Co., Ltd. (*2)	144,000	7.2	December 31
Korea Finance Security Co., Ltd. (*3)	183,870	15.3	November 31
United PF 1st Corporate Financial Stability (*2)	190,650	17.7	December 31
Chin Hung International Inc. (*3)(*6)(*7)	125,052,000	27.9	November 30
Phoenix Digital Tech Co., Ltd. (*4)	73,160	18.3	December 31
Poonglim Industrial Co., Ltd. (*8)	4,316,176	31.6	—

(*1)	The Bank has significant influence in the creditors’ council.
(*2)	The Bank can participate in the decision making body and exercise significant influence over Korea Credit Bureau Co., Ltd. and the United PF 1st Corporate Financial Stability through business partnerships.
(*3)	The significant business of Woori Service Network and Korea Finance Security is transacted mostly with the Bank. As the financial statements as of December 31, 2013 of Korea Finance Security are not available, the Bank applied the equity method by using the financial statements as of November 30, 2013 and adjusted for the effects of significant transactions or events that occurred between the date of those financial statements and the date of financial statements.
(*4)	The Bank’s ownership ratio in the entity based on the shares that have voting rights is 25.1%, therefore it is concluded that the Bank has significant influence over the entity.
(*5)	The Bank is holding the interest through debt for equity swap during the current period. In addition, the carrying values of investments in Ansang Tech and Hana Construction are nil as at the end of 2013.
(*6)	Due to the capital reduction of Chin Hung International Inc., which was performed during the current fiscal year, the number of shares owned by the Bank diminished to 25,010,400 from 125,052,000.
(*7)	The investments in associates that have quoted market prices are Kumho Tire Co., Ltd. (Current year: KRW 11,500, Previous year: KRW 13,000), Chin Hung International Inc. (Current year: KRW 1,610, Previous year: KRW 648), STX Engine Co., Ltd. (Current year: KRW 4,600, Previous year: Not applicable), and Samho Co., Ltd. (Current year: KRW 3,300, Previous year: Not applicable)
(*8)	As the financial statements as of December 31, 2013 are not available, the Bank applied the equity method by using the financial statements as of September 30, 2013 and adjusted for the effects of significant transactions or events that occurred between the date of those financial statements and the date of financial statements.

(4)	The entities excluded from associates, although their percentage of ownership is higher than 20% as of December 31, 2013 and 2012 are as follows:

(As of December 31, 2013)

Associate	Number of shares owned	Percentage of ownership
Vogo 2-2 Special Purpose Entity (*1)	24,548,281,071	36.4%
LIG E&C Co., Ltd. (*2)	755,946	22.8%
Orient Shipyard Co., Ltd. (*2)	465,050	23.0%
GinsengK Co., Ltd. (*2)	2,107,432	20.2%
Pi City Co., Ltd. (*2)	871,631	21.1%

(*1)	Even though the Bank’s ownership ratio in the entity is more than 20% as a limited partner, it is determined that the Bank does not have significant influence over the entity since the Bank cannot exercise significant influence in the decision making bodies, such as the investment committee, thus it has been excluded from the investment in associates.
(*2)	The entities are excluded from the associates because the Bank has no significant influence over the investee companies although their percentage of ownership on common share is higher than 20%.

(As of December 31, 2012)

Associate	Number of shares owned	Percentage of ownership
Vogo 2-2 Special Purpose Entity (*)	24,187,282,362	34.6%

(*)	Even though the Bank’s ownership ratio in the entity is more than 20% as a limited partner, it is determined that the Bank does not have significant influence over the entity since the Bank cannot exercise significant influence in the decision making bodies, such as the investment committee, thus it has been excluded from the investments in associates.

(5)	Changes in carrying value of investments in subsidiaries and associates accounted for using the equity method are as follows (Korean Won in millions). Because SPEs were classified as financial assets at FVTPL or AFS financial assets, they were excluded from the carrying value of investments in subsidiaries and associates.

	For the year ended December 31, 2013
Investee	January 1, 2013	Acquisitions	Disposals	Impairment	December 31, 2013
Woori Credit Information Co., Ltd.	24,666	—	—	—	24,666
Woori America Bank	202,371	—	—	—	202,371
P.T. Bank Woori Indonesia	123,120	—	—	—	123,120
Woori Global Markets Asia Ltd.	60,773	53,085	—	—	113,858
Woori Bank China Limited.	401,621	—	—	—	401,621
Zao Woori Bank	20,196	31,584	—	—	51,780
Woori Brazil Bank	25,996	18,049	—	—	44,045
Korea BTL Infrastructure Fund	581,322	68,400	(1,118)	—	648,604
Woori Fund Service Co., Ltd.	3,000	—	—	—	3,000
Kumho Tires Co., Ltd.	113,204	—	(20,201)	—	93,003
Woori Blackstone Korea Opportunity Private Equity Fund 1st	90,298	—	(22,852)	—	67,446
Woori Service Networks Co., Ltd.	108	—	—	—	108
Woori Private Equity Fund	19,679	—	(3,355)	(2,552)	13,772
Korea Credit Bureau Co., Ltd.	2,215	—	—	—	2,215
Korea Finance Security Co., Ltd.	3,337	—	—	—	3,337
United PF 1st Corporate Financial Stability	191,617	—	—	—	191,617
Chin Hung International Inc.	60,275	—	—	—	60,275
Phoenix Digital Tech Co., Ltd.	538	—	—	—	538
Poonglim Industrial Co., Ltd. (*)	14,477	—	(560)	(4,374)	9,543
STX Engine Co., Ltd.	—	47,008	—	—	47,008
Samho International Co., Ltd.	—	7,492	—	—	7,492
Force TEC Co., Ltd.	—	34	—	—	34

	1,938,813	225,652	(48,086)	(6,926)	2,109,453

(*)	Considering continuous operating losses which result in increasing accumulated losses of Poonglim Industrial Co., Ltd., the difference between carrying value and recoverable amount has been recognized in impairment loss.

	For the year ended December 31, 2012
Investee	January 1, 2012	Acquisitions	Disposals	Impairment	December 31, 2012
Woori Credit Information Co., Ltd.	24,666	—	—	—	24,666
Woori America Bank	202,371	—	—	—	202,371
P.T. Bank Woori Indonesia	123,120	—	—	—	123,120
Woori Global Markets Asia Ltd.	60,773	—	—	—	60,773
Woori Bank China Limited	401,621	—	—	—	401,621
Zao Woori Bank	20,196	—	—	—	20,196
Woori Brazil Bank	—	25,996	—	—	25,996
Korea BTL Infrastructure Fund	473,931	111,100	(3,709)	—	581,322
Woori Fund Service Co., Ltd.	3,000	—	—	—	3,000
Kumho Tires Co., Ltd.	113,204	—	—	—	113,204
Woori Blackstone Korea Opportunity Private Equity Fund 1st	75,400	16,301	(1,403)	—	90,298
Woori Service Networks Co., Ltd.	108	—	—	—	108
Woori Private Equity Fund (*)	34,423	—	(11,222)	(3,522)	19,679
Korea Credit Bureau Co., Ltd.	2,215	—	—	—	2,215
Korea Finance Security Co., Ltd.	3,337	—	—	—	3,337
United PF 1st Corporate Financial Stability	148,000	43,617	—	—	191,617
Chin Hung International Inc.	—	60,275	—	—	60,275
Phoenix Digital Tech Co., Ltd.	—	538	—	—	538
Poonglim Industrial Co., Ltd.	—	14,477	—	—	14,477

	1,686,365	272,304	(16,334)	(3,522)	1,938,813

(*)	Considering continuous operating losses which result in increasing accumulated losses of Woori Private Equity Fund, the difference between carrying value and recoverable amount has been recognized in impairment loss.

14.	INVESTMENT PROPERTIES

(1)	Investment properties are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Acquisition cost	348,122	351,987
Accumulated depreciation	(14,429)	(11,162)

Net carrying value	333,693	340,825

(2)	Changes in investment properties are as follows (Unit: Korean Won in millions):

	For the year ended December 31
	2013	2012
Beginning balance of net carrying amount	340,825	344,325
Depreciation	(3,411)	(3,434)
Impairment loss	(117)	—
Transfers to assets held-for-sale	(3,594)	—
Foreign currencies translation adjustments	(10)	(66)

Ending balance of net carrying value	333,693	340,825

(3)	Fair value of investment properties as of December 31, 2013 are as follows (Unit: Korean Won in millions):

The fair value of investment property independently assessed by outside appraisal agencies on December 31, 2013, is classified as level 3 in the fair value hierarchy.

Classification	The latest revaluation date	Land	Building	Total
Woori Finance Sangam Center and other	March 31, 2013	270,613	69,978	340,591

(4)	For the year ended December 31, 2013 and 2012, revenue occurred from investment properties is ￦14,808 million and ￦13,826 million, and the operating expenses directly related to the investment properties that generate rented fee amount to ￦1,223 million and ￦1,426 million, respectively.

15.	PREMISES AND EQUIPMENT

(1)	Details of premises and equipment are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Acquisition cost	1,511,325	791,057	370,464	319,875	31	2,992,752
Accumulated depreciation	—	(90,030)	(282,514)	(266,377)	—	(638,921)

Net carrying value	1,511,325	701,027	87,950	53,498	31	2,353,831

	December 31, 2012
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Acquisition cost	1,516,964	769,022	367,439	298,078	3680	2,955,183
Accumulated depreciation	—	(66,226)	(274,581)	(246,290)	—	(587,097)

Net carrying value	1,516,964	702,796	92,858	51,788	3,680	2,368,086

(2)	Details of changes in premises and equipment are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Beginning balance	1,516,964	702,796	92,858	51,788	3,680	2,368,086
Foreign currencies translation adjustments	(6)	(33)	242	341	(4)	540
Acquisitions	618	18,549	30,421	18,914	3,276	71,778
Disposals	(2,809)	(353)	(1,806)	(981)	(1)	(5,950)
Depreciation (*1)	—	(24,176)	(32,274)	(25,810)	—	(82,260)
Classified to assets held-for-sale	(955)	(1,834)	—	—	—	(2,789)
Transfers	—	6,920	—	—	(6,920)	—
Others	—	—	—	9,568	—	9,568
Credit card division spin-off	(2,487)	(842)	(1,491)	(322)	—	(5,142)

Ending balance	1,511,325	701,027	87,950	53,498	31	2,353,831

	For the year ended December 31, 2012
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Total
Beginning balance	1,519,124	690,152	78,417	36,398	2,832	2,326,923
Foreign currencies translation adjustments	(39)	(65)	(121)	(127)	(37)	(389)
Acquisitions	2,741	30,619	49,263	33,596	8,835	125,054
Disposals	(3,925)	(838)	(315)	(1,530)	—	(6,608)
Depreciation (*1)	—	(23,890)	(34,656)	(19,961)	—	(78,507)
Classified to assets held-for-sale	(937)	290	—	—	—	(647)
Transfers	—	6,528	270	—	(7,950)	(1,152)
Others	—	—	—	3,412	—	3,412

Ending balance	1,516,964	702,796	92,858	51,788	3,680	2,368,086

(*1)	￦279 million and ￦1,030 million are included in depreciation classified into profit and loss from discontinued operations for the years ended December 31, 2013 and 2012, respectively.

16.	INTANGIBLE ASSETS

(1)	Details of intangible assets are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Development cost	Industrial property rights	Others	Membership deposits (*)	Total
Cost of purchases or appraised value	17,601	397	340,968	10,990	369,956
Accumulated depreciation	(12,374)	(164)	(286,056)	—	(298,594)
Accumulated impairment losses	—	—	—	(1,368)	(1,368)

Net carrying value	5,227	233	54,912	9,622	69,994

	December 31, 2012
	Development cost	Industrial property rights	Others	Membership deposits	Total
Cost of purchases or appraised value	13,758	287	340,980	9,783	364,808
Accumulated depreciation	(11,839)	(121)	(249,385)	—	(261,345)
Accumulated impairment losses	—	—	—	(1,344)	(1,344)

Net carrying value	1,919	166	91,595	8,439	102,119

(*)	Membership deposits include golf clubs and condominium membership deposits and for this intangible asset, the exact period of useful life cannot be measured. Therefore, the Bank has recognized impairment loss for the membership deposits since the recoverable amount is lower than the carrying amount.

(2)	Details of changes in intangible assets are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Development cost	Industrial property rights	Others	Membership deposit	Total
Beginning balance	1,919	166	91,595	8,439	102,119
Foreign currencies translation adjustments	(1)	(1)	(6)	(16)	(24)
Acquisitions	5,263	121	9,189	3,380	17,953
Amortization (*1)	(973)	(50)	(41,682)	—	(42,705)
Impairment loss (*2)	—	—	—	(780)	(780)
Disposals	(981)	—	(754)	(617)	(2,352)
Credit card division spin-off	—	(3)	(3,430)	(784)	(4,217)

Ending balance	5,227	233	54,912	9,622	69,994

	For the year ended December 31, 2012
	Development cost	Industrial property rights	Others	Membership deposit	Total
Beginning balance	3,151	150	128,271	9,244	140,816
Foreign currencies translation adjustment	(2)	—	(19)	(28)	(49)
Acquisitions	76	48	5,981	817	6,922
Amortization (*1)	(1,306)	(32)	(43,778)	—	(45,116)
Impairment loss (*2)	—	—	—	(1,430)	(1,430)
Disposals	—	—	(12)	(164)	(176)
Transfers	—	—	1,152	—	1,152

Ending balance	1,919	166	91,595	8,439	102,119

(*1)	Depreciation of ￦521 million and ￦2,012 million are included in profit and loss from discontinued operations for the years ended December 31, 2013 and 2012, respectively.
(*2)	Impairment loss of ￦6 million and ￦620 million are included in profit and loss from discontinued operations for the years ended December 31, 2013 and 2012, respectively.

17.	OTHER ASSETS

Details of other assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Advance payments	—	407
Prepaid expenses:
Prepaid expenses in local currency	146,200	157,681
Prepaid expenses in foreign currencies	1,985	1,728
Unearned interest of prepaid expenses	—	153

	148,185	159,562

Others:
Supplies and others	3,451	3,419

	151,636	163,388

18.	ASSETS HELD FOR SALE

In accordance with K-IFRS 1105 ‘Non-current assets held for sale and discontinued operations’, the Bank reclassified certain assets into assets held for sale. Assets held for sale of ￦587 million and ￦1,239 million, respectively, are recorded as of December 31, 2013 and December 31, 2012.

19.	ASSETS SUBJECT TO LIEN AND ASSETS ACQUIRED THROUGH A FORECLOSURE

(1)	Details of assets subject to lien are as follows (Unit: Korean Won in millions):

		December 31, 2013
		Collateral given to	Reason for collateral	Amount
Due from banks		Samsung Securities and others	Deposits for futures margin and others	8,229
Financial assets at FVTPL	Financial institutions debt securities and others	Hanhwa Securities and others	Substitute securities and others	176,298
AFS financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	Bonds sold under repurchase agreements (*)	126,589
	Financial institutions debt securities and others	BOK and others	Limitation on total loan exposure and others	2,274,374
HTM financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	Bonds sold under repurchase agreements (*)	651,582
	Korean treasury and government agencies bonds and others	BOK and others	Limitation on total loan exposure and others	2,725,710

				5,962,782

		December 31, 2012
		Collateral given to	Reason for collateral	Amount
Due from banks		Goldman Sox and others	Deposits for futures margin and others	5,975
Financial assets at FVTPL	Financial institutions debt securities and others	Merrill Lynch and others	Substitute securities and others	353,818
AFS financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	Bonds sold under repurchase agreements (*)	291,504
	Financial institutions debt securities and others	BOK and others	Limitation on total loan exposure and others	1,317,098
HTM financial assets	Korean treasury and government agencies bonds	Nomura Securities and others	Bonds sold under repurchase agreements (*)	943,694
	Korean treasury and government agencies bonds and others	BOK and others	Limitation on total loan exposure and others	3,867,577

				6,779,666

(*)	Debt securities sold under the agreements that the seller repurchases at the agreed price or the sales price plus additional amounts at specified rate. These debt securities are not derecognized from the separate statements of financial position of the Bank. The buyers of these debt securities has right to sell and pledge without constraints. As these debt securities are not derecognized, the related transferred amounts are recorded as liabilities, which are debt securities sold under repurchase agreement.

(2)	There are no assets acquired through a foreclosure as of December 31, 2013 and December 31, 2012.

(3)	Details of loaned securities are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012	Loaned to
Financial assets at FVTPL	Korean treasury and government agencies securities	33,084	26,165	Samsung Securities
AFS financial assets	Korean treasury and government agencies bonds	240,034	20,413	Korea Securities Depository

		273,118	46,578

Loaned securities are loans of specific securities to borrowers who agree to return a like quantity of the same security. As the Bank does not derecognize these securities, there are no liabilities related to loaned securities.

(4)	Collaterals held that can be disposed and re-subject to lien regardless of defaults

Fair value of the collaterals held that can be disposed and re- subject to lien regardless of defaults are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Fair value of collateral	Fair value of the collaterals held, disposed of and re-subject to lien
Securities	4,830,746	—

	December 31, 2012
	Fair value of collateral	Fair value of the collaterals held, disposed of and re-subject to lien
Securities	4,173,360	—

20.	FINANCIAL LIABILITIES AT FVTPL

(1)	Financial liabilities at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Financial liabilities held for trading	2,104,853	2,823,986
Financial liabilities designated at FVTPL	525,568	644,459

	2,630,421	3,468,445

(2)	Details of financial liabilities held-for-trading are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Derivative liabilities:
Interest rate derivatives	1,033,919	1,612,424
Currency derivatives	1,031,595	1,167,649
Equity derivatives	27,173	33,008
Commodity derivatives	2,912	5,323

	2,095,599	2,818,404

Deposits:
Gold banking liabilities	9,254	5,582

	2,104,853	2,823,986

(3)	Details of financial liabilities designated at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Compound financial instruments:
Equity	342,409	329,005
Debentures:
Debentures in local currency	125,529	227,920
Debentures in foreign currencies	57,630	87,534

	525,568	644,459

Compound financial instruments are designated as at FVTPL as the instruments contain one or more embedded derivatives and be permitted the entire compound financial instruments to be designated as at FVTPL in accordance with K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement.’

A portion of liabilities which do not meet the definition of financial liabilities held-for-trading is designated as FVTPL in order to eliminate or significantly reduce a measurement or recognition inconsistency that would otherwise arise from recognizing assets and liabilities on a different basis.

(4)	Credit risk adjustments to financial liabilities designated at FVTPL are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Financial liabilities designated at FVTPL	525,568	644,459
Changes in fair value for credit risk adjustments	(2,850)	(23,142)
Accumulated changes in credit risk adjustments	(43,531)	(49,612)

(5)	Differences of financial liabilities at FVTPL’s carrying amount and face amount at maturity are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Carrying amount	525,568	644,459
Face amount at maturity	644,271	771,776

	(118,703)	(127,317)

21.	DEPOSITS DUE TO CUSTOMERS (“DEPOSITS”)

(1)	Details of deposits by interest type are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Deposits in local currency:
Deposits on demand:
Interest bearing	3,166,059	2,534,985
Non-interest bearing	8,547,448	8,155,070

	11,713,507	10,690,055

Deposits at termination	146,686,297	140,615,109
Mutual installment	53,189	64,959

	158,452,993	151,370,123

Certificate of deposits	3,297,551	1,144,569
Other deposits:
Deposits on notes payable	—	2,940,580
Deposits on CMA	—	1,518,282

	—	4,458,862

Deposits in foreign currencies:
Interest bearing	7,440,078	7,076,370
Non-interest bearing	721,881	428,257

	8,161,959	7,504,627

Present value discount	(42,309)	(9,877)

	169,870,194	164,468,304

(2)	Details of deposits by customers are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Individuals	61,392,865	54,391,219
Corporation	55,421,948	53,134,737
Banks	17,279,035	21,517,495
Government agencies	15,821,865	14,139,256
Other financial institution	8,525,978	8,122,896
Government	1,193,199	3,047,875
Non-profit corporation	4,190,185	4,275,092
Educational organization	2,525,956	2,642,535
Foreign corporation	208,213	559,530
Others	3,353,259	2,647,546
Present value discount	(42,309)	(9,877)

	169,870,194	164,468,304

22.	BORROWINGS AND DEBENTURES

(1)	Details of borrowings as are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Lender	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from the BOK	BOK	0.5 ~ 1	513,841
Borrowing from government funds	Small & medium Business Corporation and others	0.0 ~ 3.5	1,790,146
Others	Seoul Metropolitan Government and others	0.0 ~ 3.8	2,767,614

			5,071,601

Borrowings in foreign currencies	Bank of Communications and others	0.0 ~ 12.0	6,189,500
Offshore borrowings in foreign currencies	Toronto Dominion Bank SG	0.8	21,106
Call-money	Banks and others	0.0 ~ 5.5	4,825,580
Bonds sold under repurchase agreements	Others	1.4 ~ 21.2	493,642
Bills sold	Others	0.0 ~ 2.7	111,096
Present value discount			(856)

			16,711,669

	December 31, 2012
	Lender	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from the BOK	BOK	1.3	519,965
Borrowing from government funds	Small & medium Business Corporation and others	0.0 ~ 3.5	1,843,071
Others	Seoul Metropolitan Government and others	0.0 ~ 3.8	2,143,574

			4,506,610

Borrowings in foreign currencies	Commerz Bank AG and others	0.0 ~ 10.5	6,967,422
Call-money	Banks and others	0.2 ~ 3.3	4,361,874
Bonds sold under repurchase agreements	Others	1.5 ~ 21.2	890,367
Bills sold	Others	0.0 ~ 3.5	82,624
Present value discount			(1,186)

			16,807,711

(2)	Details of other monetary organizations’ borrowings are as follows (Unit: Korean Won in millions):

	December 31, 2013
	BOK	General bank	Others	Total
Borrowings in local currency	513,841	—	—	513,841
Borrowings in foreign currencies	—	6,201,320	—	6,201,320
Call-money	963	1,758,116	3,066,501	4,825,580
Bonds sold under repurchase agreements	—	31,659	459,512	491,171

	514,804	7,991,095	3,526,013	12,031,912

	December 31, 2012
	BOK	General bank	Others	Total
Borrowings in local currency	519,965	—	—	519,965
Borrowings in foreign currencies	—	6,962,860	—	6,962,860
Call-money	—	428,874	3,933,000	4,361,874
Bonds sold under repurchase agreements	—	32,133	856,009	888,142

	519,965	7,423,867	4,789,009	12,732,841

(3)	Details of debentures are as follows (Unit: Korean Won in millions):

	December 31, 2013		December 31, 2012
	Interest rate (%)	Amount	Interest rate (%)	Amount
Carrying value of bond:
Ordinary bonds	0.8 ~ 10.5	9,926,206	1.3 ~ 10.5	12,433,634
Subordinated bonds	3.4 ~ 10.3	6,160,786	3.4 ~ 10.3	5,380,317

		16,086,992		17,813,951

Discount on bonds		(51,025)		(35,779)

		16,035,967		17,778,172

23.	PROVISIONS

(1)	Details of provisions are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Provisions for guarantees (*)	526,768	433,454
Provisions for unused commitments	67,269	138,324
Provision for credit card point	—	6,416
Other provision	25,663	13,531
Asset retirement obligation	21,759	13,427

	641,459	605,152

(*)	Provisions for guarantee include provision for financial guarantee of ￦149,352 million and ￦123,869 million as of December 31, 2013 and December 31, 2012, respectively.

(2)	Changes in provision except asset retirement obligation and retirement benefit obligation are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Provision for guarantees	Provision for unused commitments	Provision for credit card point	Other provisions	Total
Beginning balance	433,454	138,324	6,416	13,531	591,725
Provisions provided (*)	92,618	191	6,173	24,629	123,611
Provisions used	(42,151)	(54)	(5,157)	(2,233)	(49,595)
Others	43,224	—	—	—	43,224
Reversal of unused amount	—	(7,726)	—	—	(7,726)
Credit card division spin-off	(377)	(63,466)	(7,432)	(10,264)	(81,539)

Ending balance	526,768	67,269	—	25,663	619,700

	For the year ended December 31, 2012
	Provision for guarantees	Provision for unused commitments	Provision for credit card point	Other provisions	Total
Beginning balance	460,221	114,980	701	19,502	595,404
Provisions provided (*)	61,186	24,203	27,078	—	112,467
Provisions used	(48,747)	(149)	(21,363)	(3,300)	(73,559)
Others	34,172	—	—	—	34,172
Reversal of unused amount	(73,378)	(710)	—	(2,671)	(76,759)

Ending balance	433,454	138,324	6,416	13,531	591,725

(*)	For the years ended December 31, 2013 and 2012, ￦10,343 million and ￦32,227 million, which are classified as profit from discontinued operations, are included in provisions provided account, respectively.

(3)	Changes in asset retirement obligation are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Beginning balance	13,427	11,080
Provisions provided	909	1,561
Provisions used	(397)	(847)
Discount rate adjustment	8,659	1,605
Amortization	38	28
Credit card division spin-off	(877)	—

Ending balance	21,759	13,427

24.	RETIREMENT BENEFIT OBLIGATION

(1)	The Bank’s defined benefit plans characteristics are as follows:

Employees and directors with one or more years of service are entitled to receive a payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. The assets of the plans are measured at their fair value at the end of reporting date. Plan liabilities are measured using the projected unit method, which takes account of projected earnings increases, using actuarial assumptions that give the best estimate of the future cash flows that will arise under the plan liabilities.

(2)	The Bank exposed to various risks through Defined Benefit Retirement Pension Plan, and the most significant risks are as follows:

Volatility of asset

The defined benefit obligation was estimated with an interest rate calculated based on blue chip corporate bonds earnings. A deficit may occur if the rate of return of plan assets falls short of the interest rate. The plan assets include equity instruments and are exposed to volatility and risks.

Decrease in profitability of blue chip bonds

A decrease in profitability of blue chip bonds will be offset by some increase in the value of debt securities that the employee benefit plan owns but will bring an increase in the defined benefit liabilities.

Risk of inflation

Most defined benefit obligations are related to inflation rate; the higher the inflation rate is, the higher the level of liabilities. Therefore, deficit occurs in the system if an inflation rate increases. However, some plan assets are not influenced by (fixed rate obligation instruments) or slightly influenced by (equity instruments) an inflation rate.

(3)	Details of defined benefit obligation are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Present value of defined benefit obligation	468,359	381,277
Fair value of plan assets	(431,782)	(318,153)

Net defined benefit liabilities	36,577	63,124

(4)	Changes in the present value of defined benefits obligation for the year periods ended December 31, 2013 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	381,277	232,138
Current service cost (*1)	108,479	88,616
Interest cost	14,189	10,734
Actuarial losses (gains) (*2)	(9,801)	62,301
Adjustment due to foreign currencies translation	2,877	80
Retirement benefit paid	(24,677)	(10,728)
Past service cost	—	232
Settlement	(3,985)	(2,096)

	468,359	381,277

(*1)	Current service cost included in profit from discontinued operations are recorded for ￦1,274 million and ￦1,614 million for the years ended December 31, 2013 and 2012, respectively.
(*2)	All the changes about actuarial gains and losses are resulted from the effects of changes in actuarial assumptions about financial variables.

(5)	Changes in plan assets for the years ended December 31, 2013 and 2012 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	318,153	212,427
Interest income	13,796	11,793
Return on plan assets (excluding amounts included in interest, above)	(1,291)	(2,113)
Employer’s contributions	124,300	105,000
Retirement benefit paid	(18,485)	(6,899)
Settlement	(3,725)	(2,055)
Others	(966)	—

Ending balance	431,782	318,153

The Bank’s plan assets are deposited to other financial institutions by investing financial products such as retirement pension. For the next fiscal period, the expected contributions by the Bank are ￦103,548 million.

(6)	The significant actuarial assumptions used in defined benefit obligation assessment are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Discount rate	4.28%	3.82%
Future wage growth rate	5.72%	5.66%

(7)	Details of plan assets are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Time deposits	394,499	300,180
Others	37,283	17,973

	431,782	318,153

(8)	The sensitivity of actuarial assumptions used in assessment of defined benefit obligation is as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Discount rate	Increase by 1% point	(43,196)	(37,442)
	Decrease by 1% point	50,652	44,120
Future wage growth rate	Increase by 1% point	51,133	44,367
	Decrease by 1% point	(44,336)	(38,301)

The sensitivity analysis indicates the change in the amounts of defined benefit obligation when each assumption changes without change in the remaining assumptions are constant. The sensitivity of defined benefit obligations is determined by the same methods as the projected unit credit method used in calculating net defined benefit liability recognized in the statements of financial position.

(9)	Details of maturity analysis of retirement benefit paid, which is not discounted are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Less than 1 year	3,295	1,014
1~2 years	14,742	10,421
2~5 years	77,327	55,095
5~10 years	98,156	81,817
More than 10 years	273,380	231,325

(10)	Retirement benefit measured cost with respect to the defined contribution are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Severance benefits-defined contribution (*)	2,495	2,043

(*)	For the years ended December 31, 2013 and 2012, ￦3 million and ￦14 million, respectively, which are classified as profit and loss from discontinued operations, are included in the severance benefits-defined contribution.

25.	OTHER FINANCIAL LIABILITIES AND OTHER LIABILITIES

Other financial liabilities and other liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Other financial liabilities:
Accounts payable	7,720,181	10,963,374
Accrued expenses	2,161,595	2,506,896
Other financial liabilities (*)	30,446	112,008
Present value discount	(2,651)	(1,428)
Borrowing from trust accounts	3,499,384	3,551,345
Deposits received	293,712	273,345
Agency business revenue	406,576	341,430
Domestic exchanges payable	2,869,720	161,620
Foreign exchanges remittances	612,438	869,835
Others on credit cards	323	112,394
Agency and others	1,570,770	1,573,212

	19,162,494	20,464,031

Other liabilities:
Unearned income	57,165	141,452
Other miscellaneous liabilities	240,730	225,918

	297,895	367,370

	19,460,389	20,831,401

(*)	In accordance with the creditor financial institutions committee agreement, the Bank is to carry out a payment of ￦7,030 million to other creditor financial institutions, that is included here (Notes 10 and 40).

26.	DERIVATIVES

(1)	Derivative assets and derivative liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013
	Notional amount	Assets		Liabilities
		For fair value hedge	For trading	For fair value hedge	For trading
Interest rate:
Futures	—	—	—	—	—
Swaps	122,063,159	131,386	996,377	13	1,025,349
Long options	737,963	—	11,355	—	—
Short options	2,722,963	—	—	—	8,570

Currency:
Futures	1,404,267	—	—	—	—
Forwards	27,888,608	—	346,076	—	368,070
Swaps	19,642,395	—	713,975	—	655,134
Long options	642,132	—	51,496	—	—
Short options	644,770	—	—	—	8,391

Equity:
Futures	54,126	—	—	—	—
Long options	464,827	24	54,749	—	—
Short options	1,065,422	—	—	1,772	27,173

Others:
Futures	660	—	—	—	—
Forwards	12,607	—	268	—	507
Swaps	160,429	—	2,496	—	2,356
Short options	8,346	—	—	—	49

	177,512,674	131,410	2,176,792	1,785	2,095,599

	December 31, 2012
	Notional amount	Assets		Liabilities
		For fair value hedge	For trading	For fair value hedge	For trading
Interest rate:
Futures	152,098	—	—	—	—
Swaps	144,343,001	267,470	1,547,622	6,158	1,591,188
Long options	1,755,000	—	25,710	—	—
Short options	1,532,297	—	—	—	21,236

Currency:
Futures	1,459,974	—	—	—	—
Forwards	42,779,297	—	450,760	—	461,228
Swaps	20,834,992	—	674,963	—	686,458
Long options	1,146,439	—	171,205	—	—
Short options	1,144,362	—	—	—	19,963

Equity:
Futures	34,593	—	—	—	—
Long options	637,892	—	57,918	—	—
Short options	824,431	—	—	9,340	33,008

Others:
Forwards	14,897	—	139	—	285
Swaps	56,388	—	3,042	—	2,964
Long options	164,638	—	1,847	—	—
Short options	180,594	—	—	—	2,074

	217,060,893	267,470	2,933,206	15,498	2,818,404

The above disclosure includes all derivatives regardless of the financial instrument categories. Derivatives held-for-trading purpose classified into financial assets or liabilities at FVTPL (Notes 7 and 20) and derivatives for hedging are stated in a separate line item of the separate statements of financial position.

The amounts of value adjustment for the derivative assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Fair value of derivative assets:
Derivative assets before adjustment	2,388,580	3,395,696
Credit value adjustment	(80,378)	(195,020)

	2,308,202	3,200,676

Fair value of derivative liabilities:
Derivative liabilities before adjustment	2,098,312	2,833,902
Debt value adjustment	(928)	—

	2,097,384	2,833,902

(2)	Gains or losses on valuation of derivatives are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Purpose of fair value hedge
Hedged items:
Gain on fair value hedges	127,558	43,879
Loss on fair value hedges	(13,505)	(43,817)

	114,053	62

Hedging instruments:
Gain on derivatives	11,487	39,232
Loss on derivatives	(119,776)	(49,956)

	(108,289)	(10,724)

27.	DAY 1 PROFITS AND LOSSES

Changes in deferred day 1 profits and losses are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	3,178	4,570
New transactions	6,999	1,817
Amounts recognized in profits and losses	(3,921)	(3,209)

Ending balance	6,256	3,178

Although no observable elements were available in active market to determine fair value of the financial instruments, valuation techniques were utilized to determine fair value of such instruments. These financial instruments are recorded at their fair values at the time of purchase even though there were differences noted on the transaction price and fair value obtained from valuation techniques. The table above shows the differences yet to be recognized in net income.

28.	CAPITAL STOCK, HYBRID EQUITY SECURITIES AND CAPITAL SURPLUS

(1)	Capital stock, hybrid securities and capital surplus are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Capital stock:
Common stock	2,983,452	3,479,783
Preferred stock	—	350,000
Hybrid equity securities	2,380,797	1,681,807
Capital surplus:
Capital in excess of par value	269,535	346,880
Other capital surplus	463,003	463,003

	6,096,787	6,321,473

(2)	The number of authorized shares is as follows (Unit: Korean Won in millions):

		December 31, 2013		December 31, 2012
Authorized shares of capital stock			3,000,000,000 shares		3,000,000,000 shares
Par value		￦	5,000	￦	5,000
Issued shares of	Common stock		596,690,380 shares		695,956,580 shares
	Preferred stock		—		70,000,000 shares

(3)	Changes in the number of issued shares are as follows (Unit: Number of stock):

	For the year ended December 31, 2013
	Common stock	Preferred stock
Beginning	695,956,580	70,000,000
Credit card division spin-off	(153,797,130)	(15,469,070)
Convertible preferred stock	54,530,930	(54,530,930)

Ending	596,690,380	—

(4)	Hybrid equity securities classified as equity are as follows (Unit: Korean Won in millions):

	Issue date	Maturity	Interest rates (%)	December 31, 2013	December 31, 2012
Local currency	2008. 6. 20.	2038. 6. 20.	7.7	254,632	254,632
	2009. 3. 31.	2039. 3. 31.	6.7	499,999	499,999
	2013. 4. 25.	2043. 4. 25.	4.4	499,288	—
	2013.11.13.	2043.11.13.	5.7	199,702	—
Foreign currency	2007. 5. 2.	2037. 5. 2.	6.2	927,176	927,176

				2,380,797	1,681,807

The Bank can exercise its right to early repayment after five or ten years after issuing hybrid equity securities, and at the date of maturity, the contractual agreements allow the Bank to indefinitely extend the maturity date with the same contractual terms. If the Bank makes a resolution not to pay the dividends of common share at general meeting of shareholder, the Bank is exonerated from interest payment on the hybrid equity securities.

(5)	Details of capital surplus are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Capital in excess of par value	Increase by issuance of preferred stock and common stock issue cost	269,535	346,880
Other capital surplus	Increase by acquisition of banking segment of formerly Peace Bank	31,903	31,903
	Gain on disposal of subsidiary stock (formerly Woori Investment Trust Management Co., Ltd.)	17,392	17,392
	Loss on disposal of subsidiary stock (formerly Woori Investment Securities Co., Ltd.)	(55,369)	(55,369)
	Increase by merger with formerly Woori Investment Bank Co., Ltd.	138,682	138,682
	Increase by merger with formerly Woori Card	330,395	330,395

		463,003	463,003

		732,538	809,883

29.	OTHER EQUITY

Changes in other equity are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Beginning balance	Increase (decrease) on valuation (*)	Adjustments (*)	Income tax effect	Ending balance
Gain (loss) on valuation of AFS securities	211,938	59,617	(39,776)	(4,801)	226,978
Gain (loss) on overseas business translation and others	(17,442)	(13,371)	—	3,235	(27,578)
Re-measurement elements of net defined benefit liability	(62,246)	8,801	—	(2,130)	(55,575)

	132,250	55,047	(39,776)	(3,696)	143,825

	For the year ended December 31, 2012
	Beginning balance	Increase (decrease) on valuation (*)	Adjustments (*)	Income tax effect	Ending balance
Gain (loss) on valuation of AFS securities	558,615	77,537	(534,894)	110,680	211,938
Gain (loss) on overseas business translation and other	3,524	(27,660)	—	6,694	(17,442)
Re-measurement elements of net defined benefit liability	(13,420)	(64,414)	—	15,588	(62,246)

	548,719	(14,537)	(534,894)	132,962	132,250

(*)	For the change in gain (loss) on valuation of AFS financial assets, increase (decrease) on valuation represent the change from the valuation for the period, and reclassification adjustments show disposal or recognition of impairment losses on AFS financial assets.

30.	RETAINED EARNINGS

(1)	Changes in retained earnings are as follows (Unit: Korean Won in millions):

		December 31, 2013	December 31, 2012
Legal reserve	Legal reserve	1,423,754	1,396,500
	Other legal reserve	40,123	38,678

		1,463,877	1,435,178

Voluntary reserve	Business rationalization reserve	8,000	8,000
	Reserve for financial structure improvement	235,400	235,400
	Additional reserve	7,914,544	7,176,544
	Regulatory reserve for credit loss	1,297,123	1,127,236
	Revaluation reserve	761,650	761,650
	Other voluntary reserve	11,700	9,800

		10,228,417	9,318,630

Retained earnings before appropriation		321,139	1,286,517

		12,013,433	12,040,325

i.	Legal reserve

In accordance with the Act of Banking Law, legal reserve are appropriated at least one tenth of the earnings after tax on every dividend declaration, not exceeding the paid in capital. This reserve may not be used other than for offsetting a deficit or transferring to capital.

ii.	Other legal reserve

Other legal reserves were appropriated in the branches located in Japan, Vietnam and Bangladesh according to the banking laws of Japan, Vietnam and Bangladesh, and may be used to offset any deficit incurred in those branches.

iii.	Business rationalization reserve

Pursuant to the Tax Exemption and Reduction Control Law, the Bank was previously required to appropriate, as a reserve for business rationalization, amounts equal to tax reductions arising from tax exemptions and tax credits up to December 31, 2001. The requirement was no longer effective from 2002.

iv.	Reserve for financial structure improvement

In 2002, the Finance Supervisory Services recommended banks in Korea to appropriate at least ten percent of net income after accumulated deficit for financial structure improvement, until simple capital ratio equals 5.5 percent. This reserve is not available for payment of cash dividends; however, it can be used to reduce a deficit or be transferred to capital.

v.	Additional reserve and other voluntary reserve

Additional reserve and other voluntary reserve were appropriated for capital adequacy and other management purpose.

vi.	Regulatory reserve for credit loss

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if provisions for credit loss under K-IFRS for the accounting purpose are lower than provisions under RSBB, the Bank discloses such short fall amount as regulatory reserve for credit loss.

vii.	Revaluation reserve

Revaluation reserve is the amount of limited dividends set by the board of directors to be the recognized as complementary capital when the gain or loss occurred in the property revaluation by adopting K-IFRS.

(2)	Statements of appropriations of retained earnings (plan) are as follows(Unit: Korean Won in millions):

	2013	2012
Unappropriated retained earnings:
Beginning of year	62,978	166
Transition effect of K-IFRS	—	2,179
Effect of accounting change	—	13,420
Dividend on hybrid equity securities	(136,172)	(121,022)
Net income	394,333	1,391,774

	321,139	1,286,517

Transfer from retained earnings:
Provision of revaluation excess (*2)	1,194	—
Regulatory reserve for credit loss	103,730	—

	104,924	—

Appropriation of retained earnings:
Legal reserve (*1)	40,000	139,000
Reserve for Research and Manpower Development	—	1,900
Other reserve	1,349	1,446
Regulatory reserve for credit loss	—	169,887
Cash dividend (Dividend per share (%)) (2013: Common stock ￦275 (5.5%), 2012: Common stock ￦169 (3.4%), Preferred stock ￦800 (16%))	164,000	173,306
Unconditional reserve	220,000	738,000

	425,349	1,223,539

Unappropriated retained earnings to be carried forward to next year	714	62,978

(*1)	Legal reserve as of December 31, 2012 is appropriated as ten percentage of net income before the effect of accounting change.
(*2)	Revaluation reserve as of K-IFRS transition date limited on dividend by the approval of board of director to be recognized as supplement capital under the Regulation on Supervision of Banking Business.

a)	Reserve for Research and Manpower Development

Reserve for Research and Manpower Development is reserve under the Restriction of Special Taxation Act Article 9 of the deduction for research and development reserve personnel to cover the cost of research and development personnel. And reversal amount under the Restriction of Special Taxation Act can be used as dividend.

b)	Revaluation reserve

Revaluation reserve is the amount of limited dividends set by the board of directors to be the recognized as complementary capital when the gain or loss occurred in the property revaluation by adopting K-IFRS.

c)	Regulatory reserve for credit loss

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if provisions for credit loss under K-IFRS for the accounting purpose are lower than provisions under RSBB, the Bank discloses such short fall amount as regulatory reserve for credit loss.

(3)	The changes in retained earnings as of December 31, 2013 and 2012 are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Beginning balance	12,040,325	11,246,448
Net income	394,333	1,391,774
Dividend	(309,478)	(600,075)
Others	—	2,178
Credit card division spin-off	(111,747)	—

Ending balance	12,013,433	12,040,325

31.	REGULATORY RESERVE FOR CREDIT LOSS

In accordance with Article 29 of the RSBB, if the estimated provisions for credit loss under K-IFRS for the accounting purpose are lower than those in accordance with the provisions under RSBB, the Bank shall disclose the difference as the planned regulatory reserve for credit loss.

(1)	Balance of the planned regulatory reserve for credit loss is as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Beginning	1,297,123	1,127,236
Planned reversal of regulatory reserve (reverse) for credit loss	(103,730)	169,887

Ending	1,193,393	1,297,123

(2)	Planned reserves provided, adjusted net income after the planned reserves provided and adjusted earnings per share after the planned reserves provided are as follows (Unit: Korean Won in millions, except for earnings per share amount):

	For the years ended December 31
	2013	2012
Net income	394,333	1,391,774
Provision (reversal) of regulatory reserve for credit loss	(103,730)	169,887
Adjusted net income after the provision (reversal) of regulatory reserve	498,063	1,221,887
Adjusted EPS after the provision (reversal) of regulatory reserve	592	1,501

32.	DIVIDENDS

Details of dividends and propensity to dividend are as follows (Unit: Korean Won in millions except for per share amount):

	December 31, 2013	December 31, 2012
	Common stock	Common stock	Preferred stock (*)
Shares outstanding (million)	597	696	70
Par value (Won)	5,000	5,000	5,000
Capital stock	2,983,452	3,479,783	350,000
Number of shares issued (million)	597	696	70
Dividend per share (Won)	275	169	800
Total dividend	164,000	117,306	56,000
Dividend ratio per share	5.5%	3.4%	16.0%
Net income	394,333	1,391,774	1,391,774
Dividend ratio by net income (*)	41.6%	8.4%	4.0%

(*)	Payout ratio of common stock after reflecting planned regulatory reserve for credit loss for the year ended December 31, 2013 is 32.9%. And payout ratio of common stock and preferred stock after reflecting planned regulatory reserve for credit loss for the year ended December 31, 2012 are 9.6% and 4.6%, respectively.

33.	NET INTEREST INCOME

Net interest income is the amount of interest expenses deducted from the amount of interest income, which details are as follows:

(1)	Interest income recognized is as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Financial asset at FVTPL:
Interest of securities:
Securities in local currency	59,560	198,041
Interest of other assets	11,548	76,601

	71,108	274,642

AFS financial assets:
Interest of securities
Interest of government bonds	85,594	95,376
Interest of finance debentures	164,376	140,775
Interest of debentures	66,384	69,981
Interest on securities in foreign currencies	1,832	850

	318,186	306,982

HTM financial assets:
Interest of securities
Interest of government bonds	208,472	237,565
Interest of finance debentures	72,413	135,326
Interest of debentures	200,817	232,188
Interest of securities in foreign currencies	2	28

	481,704	605,107

Loans and receivables:
Interest on due from banks:
Interest on due from banks in local currency	75,331	53,926
Interest on due from banks in foreign currencies	4,815	7,841

	80,146	61,767

Interest of loans:
Interest on loans in local currency	7,211,821	8,088,468
Interest on loans in foreign currencies	203,109	279,883
Interest on domestic usance bills	51,683	55,711
Interest on off-shore loans	606	615
Interest on inter-bank loans	8,735	21,929
Interest on call loans	66,137	56,040
Interest on bills bought	2,361	5,194
Interest on foreign currencies	85,995	129,146
Interest on payment for acceptances and guarantees	4,309	2,277
Interest on bonds purchased under repurchase agreements	95,228	125,368
Interest on privately placed bonds	47,618	66,752
Interest on other loans	7,425	(4,344)

	7,785,027	8,827,039

Interest of other assets	47,178	70,020

	7,912,351	8,958,826

	8,783,349	10,145,557

Interest income accrued from impaired loan is ￦135,621 million and ￦85,790 million for the years ended December 31, 2013 and 2012, respectively.

(2)	Interest expenses recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Interest of deposits:
Interest on demand deposits in local currency	38,230	26,894
Interest on saving deposits in local currency	3,390,940	4,162,433
Interest on mutual installment	2,217	2,762
Interest on certificate of deposits	64,789	24,275
Interest on other deposits	25,355	149,259
Interest on deposits in foreign currencies	35,996	45,305

	3,557,527	4,410,928

Interest of borrowings:
Interest on borrowings in local currency	107,296	105,584
Interest on borrowings in foreign currencies	49,678	93,124
Interest on call money	34,341	57,462
Interest on bonds sold under repurchase agreements	17,156	24,480
Interest on bills sold	2,328	2,429

	210,799	283,079

Interest of debentures:
Interest on debentures in local currency	476,647	583,521
Interest on debentures in foreign currencies	210,443	223,266

	687,090	806,787

Others	137,457	107,866

	4,592,873	5,608,660

34.	NET FEES AND COMMISSIONS INCOME

Net fees and commissions income is the amount of fees and commissions expenses deducted from the amount of fees and commissions income, which details are as follows:

(1)	Details of fees and commissions income occurred are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Commission received:
Commission received in local currency	564,953	539,220
Commission received in foreign currencies	152,642	169,905

	717,595	709,125

Commission fees	97,363	123,428
Commission received on project financing	12,697	23,510
Commission received on debit card	34	—
CMA management charges	789	4,451
Commission received on securities	62,776	62,976
Other commission received	1,841	454
Commission received on trust business	42,798	46,991

	935,893	970,935

(2)	Details of fees and commissions expenses occurred are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Commission expenses:
Commission expenses in local currency	72,218	60,204
Commission expenses in foreign currencies	25,126	25,690

	97,344	85,894

Commission expenses on debit card	64	—
Commission expenses on other	48,571	53,885
Commission expenses on trust business	33	36

	146,012	139,815

35.	DIVIDEND INCOME

Details of dividend income recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Financial assets at FVTPL:
Dividend in local currency	7,062	5,956
AFS financial assets:
Dividend in local currency	63,883	135,245
Dividend in foreign currencies	12,257	3,668

	76,140	138,913

	83,202	144,869

36.	GAINS OR LOSSES RELATED TO FINANCIAL ASSETS AT FVTPL

(1)	Details of gains or losses related to financial assets at FVTPL are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Gains (losses) on financial assets held for trading	153,892	(320,277)
Gains (losses) of financial assets designated at FVTPL	(5,416)	(35,064)

	148,476	(355,341)

(2)	Details of gains or losses on financial assets held for trading are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Gain (loss) on securities:
Gain on disposals of securities in local currency	40,466	67,235
Loss on disposals of securities in local currency	(51,730)	(36,633)

	(11,264)	30,602

Gain on valuation of securities in local currency	5,816	15,276
Loss on valuation of securities in local currency	(11,883)	(9,517)

	(6,067)	5,759

	(17,331)	36,361

Gain (loss) on derivatives (for trading):
Gain (loss) on transactions and valuation of derivatives:
Gain on interest rates derivatives	1,287,169	1,123,851
Loss on interest rates derivatives	(1,285,761)	(1,152,532)

	1,408	(28,681)

Gain on currencies derivatives	3,569,968	4,172,605
Loss on currencies derivatives	(3,389,345)	(4,523,525)

	180,623	(350,920)

Gain on equity derivatives	59,173	88,315
Loss on equity derivatives	(70,642)	(66,399)

	(11,469)	21,916

Gain on other derivatives	10,701	45,216
Loss on other derivatives	(10,199)	(44,785)

	502	431

	171,064	(357,254)

Gain (loss) on other financial instruments:
Gain on transactions of other financial instruments	825	1,193
Loss on transactions of other financial instruments	(350)	(619)

	475	574

Gain (loss) on valuation of other financial instruments:
Gain on valuation of other financial instruments	6,296	1,304
Gain on valuation of other financial instruments	(6,612)	(1,262)

	(316)	42

	159	616

	153,892	(320,277)

(3)	Details of gains or losses of financial instrument at FVTPL are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Gain (loss) on compound financial instruments:
Loss on disposals of compound financial instruments	(7,842)	(12,665)
Loss on valuation of compound financial instruments	(625)	(22,326)

	(8,467)	(34,991)

Gain (loss) on other financial instruments:
Gain on disposals of other financial instruments	—	—
Gain (loss) on valuation of other financial instruments	3,051	(73)

	3,051	(73)

	(5,416)	(35,064)

37.	GAINS OR LOSSES ON AFS FINANCIAL ASSETS

Details of gains or losses on AFS financial assets recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Gain on transactions of securities:
Gain on transactions of securities in local currency	52,111	656,204
Gain on transactions of securities in foreign currencies	15,315	320

	67,426	656,524

Impairment loss on credit loss:
Securities in local currency	(126,646)	(92,017)
Securities in foreign currencies	(2,305)	(6,066)

	(128,951)	(98,083)

	(61,525)	558,441

38.	GAIN (LOSS) ON HTM FINANCIAL ASSETS

There is no gain or loss on HTM financial assets for the years ended December 31, 2013 and December 31, 2012, respectively. In addition, details of interest income of HTM financial assets are stated in Note 33.

39.	IMPAIRMENT LOSS FOR LOANS, OTHER RECEIVABLES, GUARANTEES AND UNUSED COMMITMENTS

Impairment losses for loans, other receivables, guarantees and unused commitments are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Loans:
Bad debt expense	(2,005,545)	(1,675,500)
Reversal of provision for credit loss	2,093	4,622

	(2,003,452)	(1,670,878)

Guarantees and commitments:
Provision for guarantees:
Provision for loss on guarantees	(92,618)	(61,186)
Reversal of provision for guarantees	—	73,378

	(92,618)	12,192

Provision for unused commitments:
Provision for unused commitments	—	(19,055)
Reversal of provision for unused commitments	11,705	710

	11,705	(18,345)

	(2,084,365)	(1,677,031)

40.	GENERAL AND ADMINISTRATIVE EXPENSES AND NET OTHER OPERATING INCOME (EXPENSE)

(1)	Details of general and administrative expenses are as follows (Unit: Korean Won in millions):

		For the years ended December 31
		2013	2012
Salaries	Short-term salaries	1,024,644	973,133
	Employee benefits	313,252	310,713
	Severance benefits-defined benefit	107,338	86,135
	Severance benefits-defined contribution	2,492	2,029
	Termination	53,016	54,897

		1,500,742	1,426,907

Depreciation		124,165	120,582
Other general and administrative expenses	Reimburse	14,249	15,486
	Travel	5,221	5,933
	Operating promotion expenses	40,057	46,109
	Rent	189,217	182,966
	Maintenance	12,440	12,857
	Advertising expenses	39,785	34,169
	Taxes and public dues	97,524	98,676
	Insurance	2,852	2,672
	Computer related expenses	235,336	235,166
	Service fees	191,111	182,213
	Communications	30,661	33,386
	Printings	8,168	9,778
	Water, light and heating	13,943	13,372
	Supplies	5,491	5,925
	Vehicle maintenance	10,075	10,179
	Others	30,585	29,924

		926,715	918,811

		2,551,622	2,466,300

(2)	Details of net other operating income (expenses) recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Other operating income	2,621,781	2,560,243
Other operating expenses	(2,791,381)	(2,770,639)

	(169,600)	(210,396)

(3)	Details of other operating income recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Gain on transactions of foreign exchange	2,121,837	2,307,773
Gain on derivatives	11,487	39,232
Gain on fair value hedging derivatives	127,558	43,879
Gain on disposals of loans	93,205	75,135
Others (*)	267,694	94,224

	2,621,781	2,560,243

(*)	Income related to ￦215,845 million the Bank is to receive from other creditor financial institutions is included in accordance with the creditor financial institutions committee agreement (Notes 10 and 25).

(4)	Details of other operating expenses recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Loss on transactions of foreign exchange	2,013,087	1,922,141
Loss on derivatives	119,776	49,956
Loss on fair value hedging derivatives	13,505	43,817
Deposit insurance premium	234,134	220,072
Contribution to miscellaneous funds	324,458	307,979
Export bond insurance fees	109	136
Loss on disposals of loans	22,255	127,656
Others (*)	64,057	98,882

	2,791,381	2,770,639

(*)	Expenses related to ￦35,085 million the Bank is to carry out a payment to other creditor financial institutions is included in accordance with the creditor financial institutions committee agreement (Notes 10 and 25).

41.	NON-OPERATING INCOME (EXPENSES)

(1)	Details of other non-operating income (expenses) recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Other non-operating income	181,077	121,977
Other non-operating expenses	(87,450)	(90,926)

	93,627	31,051

(2)	Details of other non-operating income recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Gain on disposals of investment in subsidiaries and associates	24,529	—
Dividend income of investments in subsidiaries and associates	39,111	30,459
Rental fee income	16,760	16,376
Gain on transactions of premises and equipment intangible assets and investment properties	8,319	1,408
Reversal of impairment of premises and equipment intangible assets and investment properties	46	277
Gain on restoration	100	224
Others	92,212	73,233

	181,077	121,977

(3)	Details of other non-operating expenses recognized are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Loss on valuation of investments in subsidiaries and associates	6,926	3,522
Loss on disposals of premises and equipment intangible assets and investment properties	621	338
Loss on valuation of premises and equipment intangible assets and investment properties	937	1,087
Donation	47,528	62,952
Loss on restoration	714	528
Depreciation of investment properties	3,411	3,434
Interest expenses of rent leasehold deposits	1,954	2,551
Expenses on collecting of charge-offs special bonds	4,036	3,553
Loss on prior period error corrections	5,319	700
Others	16,004	12,261

	87,450	90,926

42.	INCOME TAX EXPENSE

(1)	Details of income tax expense are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Current income tax payable	44,589	393,520
Adjustment recognized in the period for current tax of prior periods	(7,502)	(23,812)
Changes in deferred income taxes due to temporary differences	54,367	(167,799)
Changes in deferred income taxes directly in equity	(8,350)	133,473

Income tax expense	83,104	335,382

Income tax expense from continuing operations	73,693	254,591
Income tax expense from discontinued operations	9,411	80,791

(2)	Income tax expense can be reconciled to net income is as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Net income before income tax	477,437	1,727,156
Income from continuing operations before income taxes	438,550	1,393,309
Income from discontinued operations before income taxes	38,887	333,847
Tax calculated at statutory tax rate (*)	115,078	417,510
Adjustments:
Effect of non-taxable income	(35,651)	(32,356)
Effect of non-deductible expenses	11,887	21,165
Consolidated tax return	(15,969)	(40,631)
Adjustment recognized in the period for current tax of prior periods	(7,502)	(23,811)
Others	15,261	(6,495)
Income tax expense
Income tax expense from continuing operations	73,693	254,591
Income tax expense from discontinued operations	9,411	80,791

	83,104	335,382

Effective tax rate from continuing operations	16.8%	18.3%
Effective tax rate from discontinued operations	24.2%	24.2%

(*)	2013 tax rates: The corporate tax rate is 11 % up to ￦200 million, 22 % over ￦200 million to ￦20 billion and 24.2 % over ￦20 billion.

(3)	Changes in cumulative temporary differences for the years ended December 31, 2013 and 2012 are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Beginning balance	Credit card division spin-off	Recognized as income (loss)	Recognized as other comprehensive income (loss)	Ending balance
Loss (gain) on valuation of securities	219,418	9,253	4,295	—	232,966
Gain (loss) on valuation of derivatives	(72,737)	—	35,745	—	(36,992)
Gain (loss) on valuation of compound financial instruments	(1,748)	—	(1,351)	—	(3,099)
Accrued income	(67,329)	—	1,676	—	(65,653)
Depreciation of premises and equipment	(949)	(128)	681	—	(396)
Allowance for bad debts	—	—	557	—	557
Write-off of loans	8,438	—	(416)	—	8,022
Deferred loan origination costs and fees	(55,887)	—	(15,946)	—	(71,833)
Accrued expenses	39,458	—	(4,394)	—	35,064
Retirement benefit obligation	76,306	(493)	23,841	(2,130)	97,524
Plan assets	(63,853)	465	(32,461)	—	(95,849)
Provisions for guarantees	75,382	(91)	16,043	—	91,334
Other provision	37,889	(19,641)	4,242	—	22,490
Loss (gain) on valuation of debentures	70,759	—	(35,875)	—	34,884
Provision for advanced depreciation	(20,878)	—	—	—	(20,878)
Gain (loss) on valuation of AFS securities	(67,664)	4,654	—	(9,455)	(72,465)
Gain (loss) on overseas business translation	5,569	—	—	3,235	8,804
Others	(138,575)	(18,359)	(42,654)	—	(199,588)

Net deferred tax assets (liabilities)	43,599	(24,340)	(46,017)	(8,350)	(35,108)

	For the year ended December 31, 2012
	Beginning balance	Recognized as income (loss)	Recognized as other comprehensive income (loss)	Ending balance
Loss (gain) on valuation of securities	222,727	(3,309)	—	219,418
Gain (loss) on valuation of derivatives	(147,836)	75,099	—	(72,737)
Gain (loss) on valuation of compound financial instruments	(7,395)	5,647	—	(1,748)
Accrued income	(64,657)	(2,672)	—	(67,329)
Depreciation	(4,337)	3,388	—	(949)
Write-off of loans	9,092	(654)	—	8,438
Deferred loan origination costs and fees	(37,645)	(18,242)	—	(55,887)
Accrued expenses	39,998	(540)	—	39,458
Retirement benefit obligation	42,634	18,084	15,588	76,306
Plan assets	(42,634)	(21,219)	—	(63,853)
Provisions for guarantees	60,156	15,226	—	75,382
Other provision	32,715	5,174	—	37,889
Loss (gain) on valuation of debentures	75,702	(4,943)	—	70,759
Provision for advanced depreciation	(20,878)	—	—	(20,878)
Gain (loss) on valuation of AFS securities	(178,344)	—	110,680	(67,664)
Gain (loss) on overseas business translation	(1,125)	—	6,694	5,569
Other capital surplus	(511)	—	511	—
Others	(101,861)	(36,714)	—	(138,575)

Net deferred tax assets (liabilities)	(124,199)	34,325	133,473	43,599

(4)	Unrealizable temporary differences are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Temporary differences on hybrid equity securities	(2,588,862)	(1,889,873)
Others	6,365	6,365

	(2,582,497)	(1,883,508)

(5)	Details of deferred tax relating to items that are recognized directly in equity are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Gain (loss) on valuation of AFS securities	(72,465)	(67,664)
Gain (loss) on valuation of investments in associates	8,804	5,569
Gain (loss) on overseas business translation	17,743	19,873

	(45,918)	(42,222)

(6)	Current tax assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Current tax assets	134,691	—
Current tax liabilities	8,552	135,953

(7)	Deferred tax assets and liabilities are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Deferred tax assets	—	43,599
Deferred tax liabilities	(35,108)	—

Net deferred tax assets (liabilities)	(35,108)	43,599

43.	EARNINGS PER SHARE (“EPS”)

(1)	Basic EPS is calculated by dividing net income by weighted average number of common shares outstanding (Unit: Korean Won in millions, except for per share data)

	For the years ended December 31
	2013	2012
Net income attributable to common shares:
Net income attributable to the controlling equity	394,333	1,391,774
Dividend on preferred stock	—	(56,000)
Dividend on hybrid equity securities	(136,172)	(121,022)

	258,161	1,214,752

Income from continuing operations	228,685	961,696
Income from discontinued operations	29,476	253,056

Weighted average number of common shares outstanding	611	696

Basic EPS	423	1,745

Continuing operation	374	1,382
Discontinued operation	48	364

(2)	Diluted EPS is calculated by reflecting the dilution effect to net income (Unit: Korean Won in millions, except for per share amounts)

	For the years ended December 31
	2013	2012
Diluted net income:
Net income attributable to common shares	258,161	1,214,752
Dilution effect of convertible preferred stock	—	56,000

	258,161	1,270,752

Income from continuing operations	228,685	1,017,696
Income from discontinued operations	29,476	253,056

Weighted average number of share for diluted EPS:	638	766
Weighted average number of common shares outstanding	611	696
Convertible preferred stock	27	70

Diluted EPS	405	1,659
Continuing operation	358	1,329
Discontinued operation	46	330

Diluted EPS is calculated by adjusting the assumption that all of dilutive potential common shares are converted to common shares, used for the weighted average number of share calculation. The dilutive potential common shares are convertible preferred stock, and to calculate diluted EPS, it is assumed that convertible preferred stocks convert to common shares and the relate dividend is added to net income on common shares. In addition, it is assumed that convertible preferred stocks are converted to common shares during the year ended December 31, 2013. There was no dividend on preferred stock as of December 31, 2013.

44.	CONTINGENT LIABILITIES AND COMMITMENTS

(1)	Details of guarantees which the Bank has provided to others are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Confirmed guarantees:
Guarantees for loans	144,967	89,725
Acceptances	704,831	518,435
Guarantees in acceptances of imported goods	151,327	110,171
Other confirmed guarantees	8,520,571	8,398,853

	9,521,696	9,117,184

Unconfirmed guarantees:
Local letters of credit	661,612	773,385
Letters of credit	4,622,538	5,390,746
Other unconfirmed guarantees	1,763,945	2,359,662

	7,048,095	8,523,793

Commercial paper purchase commitments and others	2,373,776	2,528,847

	18,943,567	20,169,824

(2)	Details of loan commitments and the other commitments which the Bank provided for others are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Loan commitments in local currency	41,849,042	64,368,276
Loan commitments in foreign currencies	22,692,911	21,290,453
Securities purchase contract	1,983,573	2,029,637
Non-recourse endorsement notes	—	4,812,500

	66,525,526	92,500,866

(3)	Details of guarantees and the related provisions for guarantees are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Confirmed guarantees	9,521,696	9,117,184
Unconfirmed guarantees	7,048,095	8,523,793
Commercial paper purchase commitments and others	2,373,776	2,528,847

	18,943,567	20,169,824

Provisions for guarantees	526,768	433,454
Ratio of provisions to total guarantees	2.78%	2.15%

(4)	Both the Bank and Woori Card Co., Ltd., which is the newly established credit card company by spin-off from the Bank during the current fiscal year, are responsible for the remaining liabilities that arose from the conditions existing before the spin-off date (as of March 31, 2013).

(5)	Litigation case

The Bank has filed and faced lawsuits as follows (Unit: Korean Won in millions):

	December 31, 2013
	As plaintiff (*)	As defendant
Number of cases	83 case	305 case
Amount of litigation	1,183,148	439,050
Provisions for litigations		19,910

	December 31, 2012
	As plaintiff (*)	As defendant
Number of cases	397 case	330 case
Amount of litigation	1,374,529	538,064
Provisions for litigations		9,954

(*)	The minor lawsuits in relation the collection or management of loans to are excluded from the number of cases.

The domestic banks refused to refund the cost to put up collateral security to the customers which were determined and mediated by Korean Consumer Agency. In this regard, the Bank was filed 68 lawsuits as of December 31, 2013 and further more lawsuits are expected. The expected outflow of resources of the Bank is not likely to be high therefore the Bank has not set up any provision for these litigations.

(6)	For the year ended December 31, 2013, the Supreme Court ruled about ‘Ordinary wages’. The Bank reviewed the impact of the rule on the separate financial statement of the Bank as of December 31, 2013. The Bank believed that the rule has no impact on the separate financial statements of the Bank, therefore it has not set up any provision related to ‘ordinary wage.’

45.	RELATED PARTY TRANSACTIONS

Related parties of the Bank and assets and liabilities recognized and major transactions with related parties during the current and prior period are as follows:

(1)	The related parties of the Bank as of December 31, 2013 are as follows:

Related parties
Ultimate controlling party (Government related entity)	KDIC

Parent	WFH

Subsidiaries	Woori Credit Information Co., Ltd., Woori America Bank, Woori Bank China Limited, P.T. Bank Woori Indonesia, Woori Global Market Asia Ltd., Zao Woori Bank, Woori Brazil Bank, Woori Fund Service Co., Ltd., Korea BTL Infrastructure Fund, Woori Bank Principal Guaranteed Trust, Woori Bank Principal and Interest Guaranteed Trust, Haeoreum Short-term Bond 15th and 38 Beneficiary Certificates, Kumho Trust 1st Co., Ltd. and 15 SPCs

Associates	Kumho Tires Co., Ltd., Korea Credit Bureau Co., Ltd., Woori Private Equity Fund, Korea Finance Security Co., Ltd., Woori Service Networks Co., Ltd., United PF 1st Corporate financial stability, Woori Blackstone Korea Opportunity Private Equity Fund 1, Chin Hung International Inc., Phoenix Digital Tech Co., Ltd., Poonglim Industrial Co., Ltd., Ansang Tech Co., Ltd., Samho International Co., Ltd., Force TEC Co., Ltd., Hana Engineering & Construction Co., Ltd., STX Engine Co., Ltd.

Others	Kyongnam Bank, Kyongnam Bank Principal Guaranteed Trust, Kyongnam Bank Principal and Interest Guaranteed Trust, Kwangju Bank, Kwangju Bank Principal Guaranteed Trust, Kwangju Bank Principal and Interest Guaranteed Trust, Woori Investment Bank Co., Ltd., WR Co., Ltd., DKT Co., Ltd., MARS Second Private Equity Fund, Woori Investment Advisory Co., Ltd., (Beijing), Seoul Lakeside CC Inc., Woori Finance Research Institute, WFG Savings Bank, Woori FIS Co., Ltd., Woori New Alpha Fund, Woori Renaissance Holdings Co., Ltd., Woori Futures, Woori Aviva Life Insurance Co., Ltd., Woori Asset Management Co., Ltd., Woori F&I Co., Ltd., Woori EL Co., Ltd., Woori Asset Management Co., Ltd., Woori Giant 1st Co., Ltd., Woori Card, Woori Columbus 1st Special Purpose Entity, Woori Investment & Securities Principal Guaranteed Trust, Woori Investment & Securities Co., Ltd., Woori Financial Co., Ltd., Woori Private Equity, UP Chemical Co., Ltd., Chungdo Woori Century Security Co., Ltd., KoFC Woori Growth Champ Private Equity Fund, LG Investment Holding B.V.(Amsterdam) GG, Sahn Eagles LLC., Two Eagles LLC., Woori Absolute Asia Global Opportunity Fund, Woori Absolute Partners PTE LTD., Woori Absolute Return Investment Strategies Fund, Woori CBV Securities Corporation, Woori Investment Asia PTE LTD., Woori Investment Securities (H.K.) LTD., Woori Investment Securities America INC., Woori Investment Securities Int’l LTD., Woori Korindo Securities Indonesia, Woori Heritage Long-short PEF 1st and 19 beneficiary certificates, Hybrid 1st Specialty Inc. and 68 SPEs.

(2)	Assets and liabilities from transactions with related parties are as follows (Unit: Korean Won in millions):

Related party		A title of account	December 31, 2013	December 31, 2012
Ultimate controlling party (Government related entity)	KDIC	Other assets	790,701	610,872
		Deposits	807,163	344,653
		Other liabilities	3,898	2,182

Parent	WFH	Loans	—	241
		Other assets	134,827	20,828
		Deposits	72,670	206,137
		Other liabilities	25,593	167,317

Subsidiaries	SPEs	Loans	282,125	302,025
		Provision for credit loss	(37,629)	(2,939)
		Other assets	—	15
		Deposits	3,077	4,576
		Other liabilities	—	1

	Woori Bank China Limited	Due from banks	18,106	12,175
		Loans	193,809	191,817
		Provision for credit loss	(369)	(427)
		Other assets	4,559	637
		Other liabilities	4,227	13
		Deposits due to customers	266	—
		Borrowings	—	2,902

	Zao Woori Bank	Due from banks	20,882	71,013
		Loans	76,129	56,733
		Provision for credit loss	(161)	(151)
		Other assets	101	76

	Woori Global Market Asia Ltd.	Loans	79,622	128,318
		Provision for credit loss	(154)	(314)
		Other assets	—	244
		Deposits	578	663

	P.T. Bank Woori Indonesia	Due from banks	25,793	1,451
		Loans	21,106	42,844
		Provision for credit loss	(45)	(114)
		Deposits	—	117

	Woori Credit Information Co., Ltd.	Loans	—	254
		Provision for credit loss	—	(3)
		Deposits	15,642	16,203
		Other liabilities	10,748	10,632

	Beneficiary certificates	Other assets	—	39

	Woori America Bank	Due from banks	—	14,263
		Deposits	9,834	—

	Principal and Interest Guaranteed Trust	Other assets	4,674	5,698
		Other liabilities	137,906	1,570

	Woori Fund Service Co., Ltd.	Loans	—	36
		Provision for credit loss	—	(1)
		Deposits	933	1,153
		Other liabilities	1	23

	Korea BTL Infrastructure Fund	Other assets	7	6

Related party		A title of account	December 31, 2013	December 31, 2012
Associates	Kumho Tires Co., Ltd.	Loans	356,764	399,282
		Provision for credit loss	(35,944)	(33,510)
		Other assets	45,669	49,397
		Deposits	57,855	58,298
		Other liabilities	90	61

	Korea Credit Bureau Co., Ltd.	Loans	—	2
		Deposits	4,029	2,003
		Other liabilities	101	22

	Woori Private Equity Fund	Other assets	5	9
		Deposits	5,559	1,678
		Other liabilities	2	3

	Korea Finance Security Co., Ltd.	Loans	—	60
		Deposits	4,070	4,225
		Other liabilities	15	20

	Woori Service Networks Co., Ltd.	Loans	—	19
		Provision for credit loss	—	(1)
		Deposits	2,642	1,645
		Other liabilities	50	207

	United PF 1st Corporate financial stability	Deposits	38	9,003
		Other liabilities	—	72

	Chin Hung International Inc.	Loans	45,994	37,788
		Provision for credit loss	(39,639)	(30,315)
		Deposits	1,073	988
		Other liabilities	1	4

	Poonglim Industrial Co., Ltd.	Loans	36,874	43,394
		Provision for credit loss	(266)	(416)
		Deposits	15,508	4,558
		Other liabilities	39	70

	Phoenix Digital Tech Co., Ltd.	Loans	1,209	1,502
		Provision for credit loss	(72)	(296)
		Deposits	495	8
		Other liabilities	11	—

	Ansang Tech Co., Ltd.	Loans	223	—
		Provision for credit loss	(142)	—
		Other assets	10	—

	Samho International Co., Ltd.	Loans	51,896	—
		Provision for credit loss	(33,024)	—
		Deposits	149,685	—
		Other liabilities	89	—

	Force TEC Co., Ltd.	Loans	46,421	—
		Provision for credit loss	(27,035)	—
		Other liabilities	297	—

	Hana Engineering & Construction Co., Ltd.	Loans	169	—
		Provision for credit loss	(169)	—
		Other liabilities	903	—

	STX Engine Co., Ltd.	Loans	104,557	—
		Provision for credit loss	(10,935)	—
		Deposits	6,023	—
		Other liabilities	99	—

Related party		A title of account	December 31, 2013	December 31, 2012
Others	Woori Investment & Securities Co., Ltd. and subsidiaries	Loans	—	1,523
		Provision for credit loss	—	(472)
		Other assets	—	5,976
		Deposits	328,207	1,401,715
		Borrowings	8,162	7,555
		Other liabilities	142,701	131,162

	Kyongnam Bank and subsidiaries	Other assets	135,843	105,691
		Deposits	8,029	6,286
		Borrowings	—	167
		Other liabilities	131,127	171,415

	Kwangju Bank and subsidiaries	Loans	229	229
		Other assets	12,693	11,967
		Deposits	24,566	8,801
		Borrowings	27,851	26,021
		Other liabilities	5,681	4,155

	Woori F&I Co., Ltd. and subsidiaries	Loans	—	73
		Provision for credit loss	—	(1)
		Other assets	5	5
		Deposits	41,758	50,444
		Other liabilities	277	340

	Woori Private Equity and subsidiaries	Loans	—	20,050
		Provision for credit loss	—	(1,443)
		Other assets	—	16,527
		Deposits	8,103	19,187
		Borrowings	—	1,000
		Other liabilities	30	10,748

	Other subsidiaries of WFH	Loans	50,000	50,682
		Provision for credit loss	(367)	(286)
		Other assets	16,326	24
		Deposits	85,121	33,292
		Borrowings	1,000	—
		Other liabilities	38,738	49,341

	Associates of Woori F&I Co., Ltd.	Deposits	846	23,459
		Other liabilities	—	16

	Associates of Woori Private Equity	Loans	—	11,696
		Provision for credit loss	—	(149)
		Deposits	26,014	14,505
		Other liabilities	275	187

	Woori Aviva Life Insurance Co., Ltd.	Loans	—	399
		Provision for credit loss	—	(5)
		Deposits	6,807	132
		Other liabilities	241	280

(3)	Details of money transactions with related parties are as follows (Unit: Korean Won in millions):

	For the year ended December 31, 2013
	Loan (*1)		Borrowing (*2)		Capital contribution in cash (*3)
	Increase	Decrease	Increase	Decrease
Subsidiaries	132,350	(206,734)	—	—	102,718
Associates	92,136	(158,050)	—	—	—
Others	213	(20,213)	5,869	(5,090)	—

	For the year ended December 31, 2012
	Loan (*1)		Borrowing (*2)		Capital contribution in cash (*3)
	Increase	Decrease	Increase	Decrease
Subsidiaries	439,500	(482,718)	—	—	25,996
Associates	128,375	(512,729)	—	—	—
Others	1,498	(1,498)	—	(8,036)	—

(*1)	The amounts do not include short-term financial instruments transaction (call loans and others).
(*2)	The amounts do not include deposits due to customers and short-term financial instruments transaction (call money and others).
(*3)	The amounts do not include the acquisitions of beneficiary certificates which the Bank controls.

(4)	Gain or loss from transactions with related parties are as follows (Unit: Korean Won in millions):

			For the years ended December 31
Related party		A title of account	2013	2012
Ultimate controlling party (Government related entity)	KDIC	Interest income	26,000	30,544
		Interest expenses	7,967	4,301
		Reversal of provision for credit loss	(65)	(281)

Parent	WFH	Fees income	25	—
		Other income	1,627	2,273
		Interest expenses	5,844	10,983
		Fees expenses	44,074	48,913
		Other expenses	264	183

Subsidiaries	SPEs	Interest income	7	378
		Fees income	6,694	13,959
		Interest expenses	27	74
		Bad debt expenses (Reversal of provision for credit loss)	34,690	(15,745)

	Woori Credit Information Co., Ltd.	Dividends	2,520	2,520
		Other income	405	385
		Interest expenses	428	511
		Fees expenses	12,683	21,389
		Reversal of provision for credit loss	(3)	—

	Beneficiary certificates	Fees income	—	34

	Korea BTL Infrastructure Fund	Dividends	30,169	28,818
		Fees income	60	50

	Woori Bank China Limited	Interest income	2,488	3,747
		Other income	—	95
		Interest expenses	—	13
		Reversal of provision for credit loss	(58)	(93)
		Other expenses	—	196

			For the years ended December 31
Related party		A title of account	2013	2012
Subsidiaries	P.T. Bank Woori Indonesia	Interest income	6	29
		Fees income	—	1
		Fees expenses	13	14
		Reversal of provision for credit loss	(70)	(440)

	Trust	Other income	7,102	1,328
		Interest expenses	2,877	66
		Other expenses	9	—

	Zao Woori Bank	Interest income	828	958
		Bad debt expenses	10	74

	Woori Global Markets Asia Limited	Interest income	803	1,359
		Bad debt expenses (Reversal of provision for credit loss)	(161)	38

	Woori Fund Service Co., Ltd.	Fees income	4	—
		Other income	—	198
		Interest expenses	30	40
		Reversal of provision for credit loss	(1)	(1)

Associates	Kumho Tires Co., Ltd.	Interest income	1,008	1,011
		Fees income	6	7
		Other income	3,488	22,661
		Interest expenses	408	114
		Bad debt expenses (Reversal of provision for credit loss)	2,433	(17,957)

	Korea Finance Security Co., Ltd.	Dividends	55	55
		Interest expenses	99	110
		Reversal of provision for credit loss	—	(1)

	Korea Credit Bureau Co., Ltd.	Interest expenses	112	70

	Woori Service Networks Co., Ltd.	Dividends	7	7
		Other income	22	15
		Interest expenses	69	60
		Reversal of provision for credit loss	(1)	—

	United PF 1st Corporate Financial Stability	Interest expenses	34	73

	Woori Private Equity Fund	Fees income	11	21
		Interest expenses	44	49

	Chin Hung International Inc.	Fees income	1	1
		Interest expenses	98	44
		Bad debt expenses	9,324	30,315

	Woori Blackstone Korea Opportunity Private Equity Fund 1st	Dividends	6,360	2,484

			For the years ended December 31
Related party		A title of account	2013	2012
Associates	Poonglim Industrial Co., Ltd.	Interest expenses	75	137
		Bad debt expenses
		(Reversal of provision for credit loss)	(150)	416

	Phoenix Digital Tech Co., Ltd.	Interest expenses	11	—
		Reversal of provision for credit loss	(224)	(3,307)

	Ansang Tech Co., Ltd.	Bad debt expenses	142	—

	Samho International Co., Ltd.	Interest expenses	747	—
		Reversal of provision for credit loss	(10,268)	—

	Force TEC Co., Ltd.	Interest expenses	2	—
		Bad debt expenses	26,273	—

	Hana Engineering & Construction Co., Ltd.	Reversal of provision for credit loss	(158)	—

	STX Engine Co., Ltd.	Interest expenses	49	—
		Bad debt expenses	9,946	—

Others	Other subsidiaries of WFH	Interest income	2,739	2,413
		Fees income	73,717	215
		Other income	8,331	7,600
		Interest expenses	1,258	849
		Fees expenses	—	75
		Bad debt expenses	(1,361)	57
		Other expenses	208,620	223,072

	Kyongnam Bank and subsidiaries	Other income	6,550	22,341
		Interest expenses	—	13
		Other expenses	4,500	23,081

	Woori Investment & Securities Co., Ltd. and subsidiaries	Fees income	657	305
		Other income	8,919	4,948
		Interest expenses	15,116	30,788
		Bad debt expenses
		(Reversal of provision for credit loss)	(326)	131
		Other expenses	15,665	13,306

	Woori Private Equity and subsidiaries	Interest income	—	110
		Fees income	—	1
		Other income	—	1,873
		Interest expenses	117	626
		Bad debt expenses
		(Reversal of provision for credit loss)	(1)	1,279
		Other expenses	—	4,799

	Kwangju Bank and subsidiaries	Interest income	7	7
		Other income	257	207
		Interest expenses	1,309	1,030
		Other expenses	32	282

			For the years ended December 31
Related party		A title of account	2013	2012
Others	Woori F&I Co., Ltd. and subsidiaries	Fees income	56	54
		Interest expenses	404	1,146
		Reversal of provision for credit loss	(1)	(1)
		Other expenses	—	31

	Associates of Woori F&I Co., Ltd.	Fees income	1	—
		Interest expenses	—	377

	Associates of Woori Private Equity	Interest expenses	540	286
		Bad debt expenses (Reversal of provision for credit loss)	(149)	36

	Associates of Woori Investment & Securities Co., Ltd.	Reversal of provision for credit loss	—	(10)

	Woori Aviva Life Insurance Co., Ltd.	Fees income	38	15,590
		Other income	77	148
		Interest expenses	43	—
		Bad debt expenses (Reversal of provision for credit loss)	(5)	2

(5)	Guarantees provided to the related parties are as follows (Unit: Korean Won in millions):

	Warranty	December 31, 2013	December 31, 2012
KDIC	Loan commitment	2,000,000	2,000,000
Woori America Bank	Confirmed guarantees in foreign currencies	9,608	14,004
P.T. Bank Woori Indonesia	Confirmed guarantees in foreign currencies	115,538	72,715
Woori Global Market Asia Ltd.	Confirmed guarantees in foreign currencies	21,106	21,422
Woori Bank China Limited	Confirmed guarantees in foreign currencies	478,183	83,763
Zao Woori Bank	Confirmed guarantees in foreign currencies	61,204	57,968
Korea BTL Infrastructure Fund	Securities purchase contract	540,970	635,472
Special purpose entities	Loan commitment in local currency	449,600	572,400
Kumho Tires Co., Ltd.	Loan commitment in foreign currency	208	2,777
	Import credit in foreign currencies	12,832	13,922
	Loan commitment	113,453	71,890
ChinHung International Inc.	Import credit in foreign currencies	—	85
	Loan commitment	40,620	40,825
Phoenix Digital Tech Co., Ltd.	Loan commitment	3,771	4,994
Woori Investment & Securities Co., Ltd.	Loan commitment	280,000	289,279
Woori Card Co., Ltd.	Loan commitment	500,000	—
STX Engine Co., Ltd.	Loan commitment	38,147	—

(*)	For the guarantee provided to the related parties, the Bank recognized provisions for guarantees amounting to ￦31,140 million and ￦33,146 million, respectively, as of December 31, 2013 and December 31, 2012.

(6)	Some subsidiaries are regulated on money transfers and deposits by its foreign regulator and a pre-approval from the foreign regulator is needed for subsidiaries to transfer money between the countries.

(7)	Details of compensation to key management are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Salaries	3,351	2,370
Severance and retirement benefits	59	97

The key management represents non-executive directors and executive director. As of December 31, 2013 and December 31, 2012, loans from transactions with key management amount to ￦269 million and ￦519 million, respectively. And allowance for these loans and bad debt expenses is nil. In addition, as of December 31, 2013 and December 31, 2012, the liability recognized from transactions with key management amounts to ￦1,346 million and ￦1,639 million, respectively.

46.	CREDIT CARD DIVISION SPIN-OFF

(1)	As of September 16, 2011, the board of directors of WFH and the Bank decided to spin-off the Bank’s credit card division and established a new credit card company to be a subsidiary of WFH to enhance the competiveness in credit card business. The Bank had acquired authorization about the spin-off and the operation of credit card business from Financial Services Commission on February 22, 2013.

The shareholder of the Bank will receive 100% of the newly issued shares of the credit card company in proportion to its ownership in the Bank as of the spin-off date. The business segments of the Bank, other than credit card operation segment, will continue to exist after the spin-off. Both the Bank and the newly established credit card company are responsible for the liabilities that arose from the conditions existing before the spin-off date.

In addition, assets and liabilities that were directly or indirectly owned by the credit card company before the spin-off will be transferred to the new company as a separate entity. Particularly, the non-identifiable assets and liabilities subject to transfer will be decided based on the reasonable basis of the spin-off policy.

Details of such spin-off are summarized as follows:

Transaction structure:	Equity spin-off
Spin-off company:	Woori Bank (the surviving company)
Woori Card (the new company)
Spin-off schedule:	Date of the general meeting of shareholder for approval of the spin-off	January 25, 2013
	Date of spin-off	March 31, 2013
	Date of registration for spin-off	April 1, 2013

(2)	Details of assets and liabilities transferred from the bank to Woori Card are as follows (Unit: Korean Won in millions):

	March 31, 2013	December 31, 2012
Cash and cash equivalents	375,175	—
AFS financial assets	62,177	62,203
Loans and receivables	3,750,221	4,329,138
Investment in associates	521	521
Premises and equipment	5,142	5,245
Intangible assets	4,217	4,745
Deferred tax assets	24,340	22,571
Other assets	2,781	90

	4,224,574	4,424,513

Debentures	2,699,537	2,699,369
Provisions	83,053	77,185
Current tax liabilities	—	80,201
Other financial liabilities	320,050	478,573
Other liabilities	71,934	68,850

	3,174,574	3,404,178

Accumulated other comprehensive income	14,578	14,157

(3)	For the years ended December 31, 2013 and 2012, the summarized financial information of the credit card operating segment are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
OPERATING INCOME:	31,035	312,628
Net interest income
Interest income	222,010	976,926
Interest expenses	(30,652)	(116,880)

	191,358	860,046

Net fee and commission income
Fee and commission income	11,708	42,164
Fee and commission expenses	(130,664)	(394,758)

	(118,956)	(352,594)

Dividend income	4,236	3,334
Gain on AFS financial assets	1,027	4,114
Impairment losses for loans, other receivables, guarantees and unused commitments	(26,815)	(149,045)
General and administrative expenses	(18,536)	(72,438)
Other operating income	(1,279)	19,211
Net other non-operating income	7,852	21,219

NET INCOME BEFORE INCOME TAX EXPENSE	38,887	333,847

INCOME TAX EXPENSE	(9,411)	(80,791)

Profit from discontinued operations	29,476	253,056

(4)	Cash flows related to discontinued operations are as follows (Unit: Korean Won in millions):

	For the years ended December 31
	2013	2012
Cash Flows from operating activities	374,127	(843,146)
Cash Flows from investing activities	1,048	3,146
Cash Flows from financing activities	—	840,000

47.	EVENTS AFTER THE REPORTING PERIOD

The Bank acquired 33 percent of the shares of P.T. Bank Himpunan Saudara, a local bank in Indonesia. The Bank has a plan to merge P.T. Bank Himpunan Saudara and P.T. Bank Woori Indonesia, a subsidiary of the Bank.

48.	TRUST ACCOUNTS

The financial information of the trust accounts have been prepared in accordance with K-IFRS 5004 ‘trust agent’s trust account’ and enforce regulations for the financial investment industry, which are based on capital market and financial investment business.

(1)	Trust accounts of the Bank are as follows (Unit: Korean Won in millions):

1)	Total assets

December 31, 2013	December 31, 2012
29,413,864	25,906,917

2)	Operating

For the years ended December 31
2013	2012
763,020	679,009

(2)	Significant transactions between the Bank and trust accounts are as follows (Unit: Korean Won in millions):

1)	Receivables/Payables

	December 31, 2013	December 31, 2012
Receivables
Trust fees receivables	17,077	15,655
Payables
Borrowings from trust accounts	3,130,738	2,984,379
Accrued interest expenses on borrowings from trust accounts	—	8,575

	3,130,738	2,992,954

2)	Revenue/Expense

	For the years ended December 31
	2013	2012
Revenue:
Trust fees	36,199	40,217
Intermediate termination fees	1	12

	36,200	40,229

Expense:
Interest expenses on borrowings from trust accounts	93,628	80,185

(3)	Trust accounts guaranteeing the repayment of principal and Trust accounts guaranteeing a fixed rate of return on, and the repayment of principal

1)	The carrying value of trust accounts with agreement to guarantee the principal amount or the fixed dividend and the amount that should be covered by the inherent account were as follows (Unit: Korean Won in millions):

	Monetary trusts	December 31, 2013	December 31, 2012
Principal Guaranteed Trust	Old-age Pension Trusts	6,369	7,052
	Personal Pension Trusts	540,912	564,723
	Pension Trusts	572,095	507,573
	Retirement Trusts	82,417	90,963
	New Personal Pension Trusts	9,373	10,093
	New Old-age Pension Trusts	5,360	6,184

		1,216,526	1,186,588

Principal and Interest Guaranteed Trust	Development Trusts	19	24
	Unspecified Money Trusts	857	874

		876	898

		1,217,402	1,187,486

2)	As of December 31, 2013 and December 31, 2012, the amounts that the Bank has to pay by the capital guaranteed contract or the consequences of management for the principal guaranteed agreements are as follows (Unit: Korean Won in millions):

	December 31, 2013	December 31, 2012
Liabilities for the account (subsidy for trust account adjustment)	10	4

Review Report on Internal Accounting Control System (“IACS”)

English Translation of a Report Originally Issued in Korean

To the Chief Executive Officer of

Woori Bank

We have reviewed the accompanying Report on the Management’s Assessment of IACS (the “Management’s Report”) of Woori Bank (the “Bank”) as of December 31, 2013. The Management’s Report, and the design and operation of IACS are the responsibility of the Bank’s management. Our responsibility is to review the Management’s Report and issue a review report based on our procedures. The Bank’s management stated in the accompanying Management’s Report that “based on the assessment of the IACS as of December 31, 2013, the Bank’s IACS has been appropriately designed and is operating effectively as of December 31, 2013, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.”

We conducted our review in accordance with the IACS Review Standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform a review, objective of which is to obtain a lower level of assurance than an audit, of the Management’s Report in all material respects. A review includes obtaining an understanding of a Bank’s IACS and making inquiries regarding the Management’s Report and, when deemed necessary, performing a limited inspection of underlying documents and other limited procedures.

The Bank’s IACS represents internal accounting policies and a system to manage and operate such policies to provide reasonable assurance regarding the reliability of financial statements prepared, in accordance with K-IFRS, for the purpose of preparing and disclosing reliable accounting information. Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the financial statements. In addition, projections of any evaluation of effectiveness of IACS to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that the Management’s Report referred to above is not fairly stated, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.

Our review is based on the Bank’s IACS as of December 31, 2013, and we did not review its IACS subsequent to December 31, 2013. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in the Republic of Korea and may not be appropriate for other purposes or for other users.

March 3, 2014

Report on the Operations of

the Internal Accounting Control System

English Translation of a Report Originally Issued in Korean

To the Board of Directors and Auditor (Audit Committee) of

Woori Bank

I, as the Internal Accounting Control Officer (“IACO”) of Woori Bank (“the Bank”), assessed the status of the design and operations of the Bank’s internal accounting control system (“IACS”) for the year ended December 31, 2013.

The Bank’s management including IACO is responsible for designing and operating IACS. I, as the IACO, assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud, which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the IACS standard for the assessment of design and operations of the IACS.

Based on our assessment on the IACS as of December 31, 2013, the Bank’s IACS has been appropriately designed and is operating effectively as of December 31, 2013, in all material respects, in accordance with the IACS Framework established by the Korean Listed Companies Association.

January 28, 2014

Internal Accounting Control System Officer

Kim, Yang Jin

Chief Executive Officer

Lee, Soon Woo